UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Empire Resorts, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

EMPIRE RESORTS, INC.
701 N. Green Valley Parkway, Suite 200
Henderson, NV 89074

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the annual meeting (the “Meeting”) of the stockholders of Empire Resorts, Inc. (the “Company”), to be held at Monticello Raceway, on [__] [__], 2008, at [____] [__].m. local time.

On February 8, 2008, the Company entered into an Agreement to Form Limited Liability Company and Contribution Agreement with Concord Associates, L.P. (“Concord”) (the “Contribution Agreement”), pursuant to which the Company and Concord will form a limited liability company and enter into an Operating Agreement in connection therewith.  Pursuant to the Contribution Agreement, the Company, together with its subsidiaries, will contribute its gaming and racing licenses and operations at Monticello Gaming and Raceway and Concord will contribute 160 acres of land located in Kiamesha Lake, New York (the “Concord Property”).  Together, the Company and Concord will develop a hotel, convention center, gaming facility and harness horseracing track on the Concord Property.  The Contribution Agreement is included as Annex A to the proxy statement that accompanies this letter.

After careful consideration, our Board of Directors has unanimously determined that the joint venture is in the best interest of the Company and our stockholders.  THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT.

In addition, we are asking for you elect three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

We are also asking you to approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

Please review in detail the attached proxy statement for a more complete statement regarding the proposal to approve the joint venture and the Contribution Agreement (Proposal 1 in the proxy statement).  The attached proxy statement includes a description of the Contribution Agreement, the background of the decision to enter into the Contribution Agreement, and the reasons that our Board of Directors has decided to recommend that you approve the joint venture and the Contribution Agreement. In addition, please review in detail the attached proxy statement for a more complete statement regarding the proposal for the election of three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011 (Proposal 2 in the proxy statement) and the proposal for the approval of the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards (Proposal 3 in the proxy statement).

Your vote is very important to us regardless of the number of shares you own.  Whether or not you are able to attend the Meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible.  Granting a proxy by mail will not limit your right to vote in person if you wish to attend the Meeting and vote in person.

The notice and proxy statement are first being mailed to our stockholders on or about [__] [__], 2008.

On behalf of our Board of Directors, we thank you for your support and urge you to vote “FOR” each of the proposals described in this proxy statement.

By Order of the Board of Directors,

John Sharpe	Robert H. Friedman
Chairman of the Board	Secretary

[__] [__], 2008

EMPIRE RESORTS, INC.
701 N. Green Valley Parkway, Suite 200
Henderson, NV 89074

NOTICE OF MEETING OF STOCKHOLDERS
TO BE HELD ON [__] [__], 2008

To the Stockholders of Empire Resorts, Inc.:

The annual meeting (the “Meeting”) of the stockholders of Empire Resorts, Inc. (the “Company”), will be held at Monticello Raceway, on [__] [__], 2008, at [____] [__].m. local time, for the following purposes:

1.           To consider and to vote on a proposal to approve the contribution of our gaming and racing licenses and operations at Monticello Gaming and Raceway to a limited liability company to be formed with Concord Associates, L.P. (“Concord”) pursuant to the Agreement to Form Limited Liability Company and Contribution Agreement, dated as of February 8, 2008, between the Company and Concord (the “Contribution Agreement”), which Contribution Agreement is attached as Annex A to the accompanying proxy statement;

2.           To elect three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011;

3.           To approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units;

4.           To approve adjournment of the Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the preceding proposals; and

5.           To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

After careful consideration, our Board of Directors has unanimously determined that the joint venture is in the best interest of the Company and our stockholders.  THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT.  THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

Holders of record of our Common Stock, Series B Preferred Stock and Series E Preferred Stock at the close of business on [__] [__], 2008, will be entitled to notice of and to vote at the Meeting or any adjournment thereof.  Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty five hundredths (.25) of a vote.

Your vote is important, regardless of the number of shares you own.  A majority of the votes of our Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to be cast at the Meeting is sufficient to ratify the joint venture and the Contribution Agreement.  A plurality of the votes cast will be sufficient to elect the three (3) Class II director nominees.  A majority of the votes cast is necessary to approve the amendment of the Company’s 2005 equity incentive plan and the adjournment of the Meeting, if necessary.

Even if you plan to attend the Meeting in person, we request that you complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the Meeting if you are unable to attend.  Your prompt cooperation will be greatly appreciated.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

The notice and proxy statement are first being mailed to stockholders on or about [__] [__], 2008.

Please follow the voting instructions on the enclosed proxy card to vote by mail.

By Order of the Board of Directors,

John Sharpe	Robert H. Friedman
Chairman of the Board	Secretary

[__] [__], 2008

i

(continued)

ii

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that item.  In this proxy statement, the terms “Empire,” “Company,” “we,” “our,” “ours,” and “us” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.

Parties to the Joint Venture and the Contribution Agreement

Empire Resorts, Inc.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada 89074
Telephone No.: (845) 807-0001

Empire operates the Monticello Gaming and Raceway and is involved in the development of other gaming and non-gaming resort projects in the Catskills.  Detailed descriptions about our business and financial results are contained in our Form 10-K for the fiscal year ended December 31, 2007 and our Form 10-Q for the fiscal quarter ended March 31, 2008, which are incorporated in this proxy statement by reference. See “Where You Can Obtain Additional Information,” beginning on page [__] of this proxy statement.

Concord Associates, L.P.
c/o Cappelli Enterprises, Inc.
115 Stevens Avenue
Valhalla, New York 10595
Telephone No.: (914) 769-6500

The principal activity of Concord is to hold ownership interests in real property.

The Annual Meeting

Date, Time, Place and Purpose (Page [__])

The annual meeting (the “Meeting”) of the stockholders of Empire, will be held at Monticello Raceway, on [__] [__], 2008, at [____] [__].m. local time.

You will be asked to consider and vote upon (i) the approval of the contribution of (a) certain licenses owned by us and our wholly-owned subsidiary, Monticello Raceway Management, Inc., pursuant to certain license agreements and pertaining to our ownership and operating of a harness racing facility and a video gaming machine facility at the Monticello Gaming and Raceway facility (the “Empire Licenses”) and (b) the business of operating our video gaming machine and racing business at the Monticello Gaming and Raceway facility, including, but not limited to, the Empire Licenses, the employees currently employed by us, and customer lists and marketing materials used by us, in connection with our ownership and operation of such business, but exclusive of the 232 acres of land located in Monticello, New York, and all building, structures and improvements thereon (the “Empire Operations”), to a limited liability company (the “LLC”) to be formed with Concord Associates, L.P. (“Concord”) pursuant to the Agreement to Form Limited Liability Company and Contribution Agreement, dated as of February 8, 2008, between Concord and us (the “Contribution Agreement”), which Contribution Agreement is attached as Annex A to this proxy statement; (ii) the election of three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011; and (iii) the approval of the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units.  In addition, you will be asked to approve the adjournment of the Meeting, if necessary, in order to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the foregoing proposals.  The persons named in the accompanying proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the Meeting and any adjournment of the Meeting.

Record Date, Voting and Quorum (Page [__])

The close of business on [__] [__], 2008 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting.  As of the record date, there were [30,524,381] shares of Common Stock, 44,258 shares of Series B Preferred Stock, and 1,730,697 shares of Series E Preferred Stock issued and outstanding and entitled to vote.

Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty five hundredths (.25) of a vote.  Accordingly, a total of [30,992,461] votes may be cast at the Meeting.

The holders of shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, present in person or represented by proxy at the Meeting, constitutes a quorum.

A broker who holds shares in “street name” will not be entitled to vote without instructions from the beneficial owner of such shares.  This inability to vote is referred to as a broker non-vote.  Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Meeting.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters (Page [__])

As of the record date, the directors and current executive officers of Empire collectively beneficially owned in the aggregate [4,764,610] shares, representing approximately [14.64]% of the shares of our Common Stock entitled to vote at the Meeting.

Revocability of Proxies (Page [__])

All shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Meeting by properly executed proxies, unless received after the vote at the Meeting or previously revoked as described below, will be voted in accordance with the instructions thereon, or where a properly signed proxy is returned and no instructions are given, (1) FOR the approval of the joint venture and the Contribution Agreement, (2) FOR the election of the Class II director nominees, (3) FOR the approval of the amendment of the 2005 Equity Incentive Plan, and (4) FOR the adjournment of the Meeting, if necessary, in order to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the foregoing proposals.  If any other matter should come before the Meeting, or any nominee is not available for election, the person(s) named as a proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.  At this time, we do not know of any matters that may properly come before the Meeting other than the proposals described in this proxy statement.

Any proxy may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by filing with our Secretary (Monticello Raceway, Route 17B, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

The Joint Venture and the Contribution Agreement

The Joint Venture and the Contribution Agreement (Page [__])

We entered into the Contribution Agreement with Concord, pursuant to which we and Concord will form the LLC and enter into the Limited Liability Company Agreement of Concord Empire LLC (the “Operating Agreement”) in connection therewith.

Pursuant to the Contribution Agreement, Concord is contributing the Concord Property to the LLC and we are contributing the Empire Operations to the LLC, each in exchange for a 50% membership interest in the LLC.  In addition, at closing, we will deliver the Empire Licenses to the escrow agent in accordance with the Contribution Agreement, and will instruct the escrow agent to automatically release the Empire Licenses to the LLC upon the issuance of a temporary certificate of occupancy in connection with a Class II gaming facility and harness racetrack to be constructed on the Concord Property.  To the extent that there is cash available for distribution, we will receive a preference on the first $8 million of annual distributions by the LLC.  Furthermore, as a condition to the closing of the transaction, we will receive a distribution of $50 million at closing (less amounts due under our credit facility provided by the Bank of Scotland).

If the joint venture is approved and the Contribution Agreement is adopted by our stockholders and the other conditions to closing are satisfied, subject to the terms of the Contribution Agreement and the Operating Agreement, the Empire Operations will be moved from our Monticello Gaming and Raceway facility to the Concord Property and together, we and Concord will develop a hotel, convention center, gaming facility and harness horseracing track on the Concord Property (the “Project”).  Following the closing, we will continue to operate the Empire Operations at Monticello Gaming and Raceway until such time as the Project is operational.

Reasons for the Joint Venture and the Contribution Agreement (Page [__])

In evaluating the joint venture and the Contribution Agreement, our Board of Directors considered its consultations with our management and legal advisors and various factors.  For the material factors considered by our Board of Directors in reaching its decision to approve the joint venture and adopt the Contribution Agreement, see “The Joint Venture and the Contribution Agreement — Reasons for the Joint Venture and the Contribution Agreement,” beginning on page [__].

Recommendation of Our Board of Directors (Page [__])

After careful consideration, our Board of Directors has unanimously:

•	determined that the joint venture, the Contribution Agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of the Company and our stockholders; and

•	approved the joint venture and adopted the Contribution Agreement.

Proceeds from the Joint Venture and the Contribution Agreement (Page [__])

Any proceeds that we receive as distributions from the LLC will be retained by us and will be used primarily to service our outstanding debt, and also to pay professional fees for legal and accounting services and for general working capital purposes.  Our stockholders will retain their stock and our Common Stock will continue to trade on the Nasdaq Global Market.

Effects of the Joint Venture and the Contribution Agreement (Page [__])

If the joint venture is approved and the Contribution Agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, the Empire Operations will be moved to the Concord Property.  We will remain an independent company and our Common Stock will continue to trade on the Nasdaq Global Market.

Other Agreements and Transactions Related to the Joint Venture (Page [__])

In addition to the Contribution Agreement, the following related agreements and transactions are to be entered into in connection with the joint venture:

•	the Operating Agreement

•	a construction management agreement;

•	a development management agreement;

•	a gaming management agreement;

•	a hotel management agreement; and

•	a casino development agreement.

Interests of Empire’s Directors and Executive Officers in the Joint Venture (Page [__])

All of our directors and executive officers own shares of our Common Stock and/or options to purchase shares of our Common Stock, and to that extent, their interests in the joint venture and the Contribution Agreement are the same as that of other holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock.  See “Security Ownership of Certain Beneficial Owners, Directors and Management,” beginning on page [___].

Dissenters Rights (Page [__])

You will not experience any change in your rights as a stockholder as a result of the joint venture and the Contribution Agreement.  None of Delaware law, our certificate of incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the joint venture.  Accordingly, you will have no right to dissent and obtain payment for your shares.

Material U.S. Federal and State Income Tax Consequences (Page [__])

The transfer of the Empire Licenses and the Empire Operations to the joint venture is not expected to result in any adverse U.S. federal income tax consequence to the Company or its stockholders.  To the extent that there is any taxable gain attributed to the Company as a result of distributions from the LLC at closing, it is anticipated that any such gain will be offset by the Company’s loss carryforwards resulting in no tax payments being required by the Company.

Regulatory Matters (Page [__])

Certain consents, approvals, filings, registrations and notices may be required to be obtained or made by us under applicable racing and gaming laws in connection with the Contribution Agreement and the transfer of the Empire Licenses to the LLC, including, without limitation, from the New York State Racing and Wagering Board and the Division of Lottery of the State of New York. We are currently working with the New York State Racing and Wagering Board and the Division of Lottery of the State of New York to obtain the necessary approvals.

Contribution Agreement (Page [__])

Conditions to Completion of the Joint Venture (Page [__])

Before we can complete the joint venture, a number of conditions must be satisfied.  These include, among other things:

•	the absence of any governmental or court order that restrains or enjoins the transactions contemplated by the Contribution Agreement or the Operating Agreement;

•	the accuracy of the parties’ representations and warranties, subject to specified materiality qualifications;

•	the performance by each party of its obligations under the Contribution Agreement in all material respects;

•	the execution and delivery of specified agreements;

•	our receipt from our financial advisors, of a written opinion addressed to us, our Board of Directors and stockholders to the effect that the transaction is fair from a financial point of view;

•
our repurchase of the $65 million of 5 ½% Convertible Senior Notes, due in the year 2014 and callable in July of 2009, issued by us or our receipt of the consent of the holders of the Notes to the transactions contemplated pursuant to the terms of the Contribution Agreement;

•
our receipt of the consent of the Bank of Scotland, if required, to assign the credit facility to the LLC and for the assumption by the LLC of the credit facility, in the event that all payments required by the Bank of Scotland in connection with the full repayment of all amounts outstanding under the credit facility provided by the Bank of Scotland in the maximum principal amount of $10 million, due in January 2009 (subsequently extended to May 2009), and the termination thereof, is not signed at or prior to closing;

•
the reflection in the pro forma financial statements of the LLC that we are expected to receive annual distributions of cash flow in an amount that equals or exceeds the $8 million reimbursement amount after the closing date (or, in the case of a partial year, the applicable percentage of the $8 million reimbursement amount);

•
the authorization in the financing secured by the LLC at closing in connection with the development of the Concord Property for the LLC to distribute $50 million to us at closing and the LLC’s distribution of $50 million to us at closing (less amounts due under our credit facility provided by the Bank of Scotland);

•	the delivery of specified third-party consents, including, without limitation, from the New York State Racing and Wagering Board and the Division of the Lottery of the State of New York; and

•
our satisfaction, in our sole good faith discretion, that Concord has received and continues to possess all necessary governmental approvals for the development and construction of a project on the Concord Property consisting of all of the following improvements consistent with the scope of the development plan: (i) a hotel, (ii) a convention center, (iii) a casino and (iv) harness racetrack.

Termination (Page [__])

The Contribution Agreement may be terminated in the following circumstances:

•
by either Concord or us, by written notice, with a copy of such written notice to be sent to Louis R. Cappelli, if, on or before May 1, 2008, Concord had neither (i) received from its management committee written notice approving the transaction and otherwise satisfied the conditions that it receive from its management committee a determination that the transaction is fair to Concord, and that all other consents, approvals, filings, registrations and notices required to be obtained or made by Concord in connection with the Contribution Agreement were obtained or made and were in full force and effect; nor (ii) waived the above conditions.  If Concord failed to either satisfy or waive the conditions set forth above on or before May 1, 2008 and either Concord or we exercise the termination rights granted under this paragraph, then Louis R. Cappelli is to pay to us the sum of $1 million, plus all costs and expenses (including but not limited to reasonable attorneys fees), if any, incurred by us in the event that such payment is not made within 10 days of the date of receipt of the termination notice.  As of the date hereof, Concord has received from its management committee written notice approving the transaction, including without limitation, a determination that the transaction is fair to Concord;

•
by either Concord or us, by written notice, unless, on or before June 30, 2008, (i) either the State of New York has provided for an appropriation or some other form of assistance in its annual budget that will enable State supported financing for the LLC’s proposed development of the Concord Property consistent with the scope of such proposed development pursuant to the development plan or Concord has secured a signed financing commitment from any third-party lender for the LLC’s proposed development of the Concord Property, which by itself or together with such State supported financing, is consistent with the scope of such proposed development pursuant to the development plan, and (ii) pro forma financial statements of the LLC evidencing cash flow after debt service of at least $10 million and a 1.3 times debt service coverage ratio (assuming customary definitions for debt service and debt service coverage ratio) are available that reflect the terms of such financing; provided, that if at any time between the effective date of the Contribution Agreement and June 30, 2008 the conditions provided for in (i) and (ii) above have occurred and an injunction, moratorium, or other legal impediment of general application is imposed (whether by action of public authority or pursuant to private action) that either (a) precludes either Concord or us from proceeding with the transactions set forth pursuant to the terms of the Contribution Agreement, (b) precludes Concord from proceeding with the approvals process and/or (c) would preclude Concord from developing the Concord Property pursuant to the development plan at closing, then the time period provided for above is to be extended by one day for each day that such moratorium remains in effect so long as the parties continue to diligently work toward the resolution and/or removal of any such moratorium; provided, further, that if either Concord and/or we directly causes or suffers there to exist any such moratorium, then the other party is to have the right to terminate the Contribution Agreement if the conditions set forth this paragraph have not been satisfied on or before June 30, 2008 regardless of the existence of such moratorium;

•
in the event that the closing date has not occurred on or before August 31, 2008, the Contribution Agreement may be terminated by us, by written notice, if on or before August 31, 2008 the terms and conditions of the Indenture pursuant to which the 5 ½% Convertible Senior Notes have been issued have not been amended, waived, modified or extended, or a sufficient amount of the Notes have not been redeemed, in each case to our satisfaction in our sole discretion (the existence of any moratorium shall not affect our rights pursuant to this paragraph);

•
in the event that the closing date has not occurred on or before October 31, 2008, the Contribution Agreement may be terminated by us, by written notice, if on or before October 31, 2008, either (i) the Bank of Scotland has not agreed to extend the term of the credit facility provided by the Bank of Scotland in the maximum principal amount of $10 million, due in January 2009 (subsequently extended to May 2009), for a period of one year or such longer period of time as a moratorium may exist, or (ii) Concord and/or its affiliates have not assumed our obligations under the credit facility. The existence of any moratorium is not to affect our rights pursuant to this paragraph; and

•
in the event that the closing date has not occurred on or before December 31, 2008, the Contribution Agreement may be terminated by either Concord or us, by written notice; provided, that if a moratorium has been imposed, then the closing date is to be extended for so long as the parties continue to diligently work toward the resolution and/or removal of any such moratorium, but no later than December 31, 2010; provided, further, that if either Concord and/or we directly causes there to exist any such moratorium, then such other party is to have the right to terminate the Contribution Agreement if the closing has not occurred on or before December 31, 2008 regardless of the existence of such moratorium.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The Annual Meeting

Q:	Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card because you owned shares of our Common Stock, Series B Preferred Stock or Series E Preferred Stock as of the record date.  This proxy statement and proxy card relate to our annual meeting of stockholders (and any adjournment thereof) and describes the matters on which we would like you, as a stockholder, to vote.

Q:	Who is soliciting my proxy?

A:	Our Board of Directors is soliciting your proxy for use at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	You will be asked to consider and vote on the following proposals:

1.	To consider and to vote on a proposal to approve the contribution of the Empire Operations, including the Empire Licenses, to an LLC to be formed with Concord pursuant to the Contribution Agreement;

2.	To elect three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011;

3.
To approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units; and

4.
To approve adjournment of the Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the preceding proposals.

Q:	How does our Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that you vote:

•	“FOR” the proposal to approve the joint venture and adopt the Contribution Agreement;

•	“FOR” the proposal to elect three (3) Class II directors;

•
“FOR” the proposal to approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units; and

•
“FOR” the adjournment of the Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the preceding proposals.

Q:	What vote of our stockholders is required to approve the joint venture and adopt the Contribution Agreement?

A:
A majority of the votes of our Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to be cast at the Meeting as of the close of business on the record date must be cast “FOR” the resolution approving the joint venture and adopting the Contribution Agreement.

Q:	Will our stockholders receive any of the proceeds from the joint venture and the Contribution Agreement?

A:
No.  The proceeds that we receive as distributions from the LLC will be retained by us and will be used primarily to service our outstanding debt, and also to pay professional fees for legal and accounting services and for general working capital purposes.  Our stockholders will retain their stock and our Common Stock will continue to trade on the Nasdaq Global Market.

Q:	What vote of our stockholders is required for the election of directors?

A:	A plurality of the votes cast will be sufficient to elect the three (3) Class II director nominees.

Q:
What vote of our stockholders is required to approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units?

A:
The proposal to approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units, requires a majority of the votes cast on the matter.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the Meeting, if necessary, to solicit additional proxies?

A:	The proposal to adjourn the Meeting, if necessary, to solicit additional proxies, requires a majority of the votes cast on the matter.

Q:	Am I entitled to appraisal or dissenters’ rights in connection with the joint venture?

A:
No.  Holders of shares of our outstanding Common Stock, Series B Preferred Stock and Series E Preferred Stock will not have appraisal or dissenters’ rights in connection with the joint venture and the Contribution Agreement, the amendment of the Company’s 2005 Equity Incentive Plan or the election of Class II directors.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares by completing, signing, dating and returning the enclosed proxy card in the enclosed return envelope.  You can also attend the Meeting and vote in person.  The Meeting will take place on [__] [__], 2008.  Our Board of Directors unanimously recommends that you vote “FOR” the joint venture and the Contribution Agreement, “FOR” the election of the Class II director nominees and “FOR” the amendment of the Company’s 2005 Equity Incentive Plan.

Q:	Can I change my vote after I have mailed in my signed proxy card?

A:
Yes.  Any proxy may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by filing with our Secretary (Monticello Raceway, Route 17B, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Your broker or other nominee will vote your shares only if you provide instructions on how to vote to such broker or other nominee.  Following the directions provided by your broker or other nominee, you should instruct your broker or other nominee to vote your shares.  Without your instructions, your shares will not be voted, which will have the same effect as a vote against the joint venture and the Contribution Agreement.

Q:	How will we solicit proxies?

A:
Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by our directors, officers and employees without additional compensation.  Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock held of record by them, and we will reimburse such custodians for their reasonable expenses.

Q:
Who can help answer further questions about the joint venture and the Contribution Agreement, the election of the Class II director nominees, the amendment of the Company’s 2005 Equity Incentive Plan, the Meeting or this proxy statement?

A:
If you have more questions about the joint venture and the Contribution Agreement, the election of the Class II director nominees, the amendment of the Company’s 2005 Equity Incentive Plan, the Meeting or this proxy statement, you should contact Empire’s Secretary at Monticello Raceway, Route 17B, Monticello, New York 12701.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions.  Forward-looking statements include information concerning our possible or assumed future results of operations, the expected completion and timing of the joint venture and the Contribution Agreement and other information relating to the joint venture and the Contribution Agreement.  There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “Effects of the Joint Venture and the Contribution Agreement,” and in statements containing the words “believes,” “expects,” “estimates,” “forecasts,” “seeks”, “may”, “will,” and “continues” or other similar words or expressions.  You should read statements that contain these words carefully.  They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•	the inability to complete the joint venture due to the failure to satisfy the conditions to consummation of the joint venture;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Contribution Agreement;

•	the failure of the joint venture to close for any other reason;

•	the ability to recognize the benefits of the joint venture;

•	the outcome of legal proceedings that may be instituted against us and others in connection with the Contribution Agreement;

•	the amount of the costs, fees, expenses and charges related to the joint venture and the Contribution Agreement; and

•	the effect of the announcement of the joint venture and Contribution Agreement on our business relationships, operating results and business generally, including the ability to retain key employees.

The foregoing sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the Securities and Exchange Commission (the “SEC”)  available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Stockholders also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire, as part of the solicitation of proxies by our Board of Directors for use at the Meeting of stockholders.  In this proxy statement, the terms “Empire,” “Company,” “we,” “our,” “ours,” and “us” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.  The term “Contribution Agreement” refers to the Agreement to Form Limited Liability Company and Contribution Agreement, dated as of February 8, 2008, between Empire Resorts, Inc. and Concord Associates, L.P., and as it may be amended from time to time.  The term “LLC” refers to the limited liability company to be formed by Concord and us pursuant to the Contribution Agreement.  The term “Operating Agreement” refers to the Limited Liability Company Agreement of Concord Empire LLC to be entered into between Concord and us at closing.

The term “Empire Licenses” refers to certain licenses owned by us and our wholly-owned subsidiary, Monticello Raceway Management, Inc., pursuant to certain license agreements and pertaining to our ownership and operating of a harness racing facility and a video gaming machine facility at the Monticello Gaming and Raceway facility.

The term “Empire Operations” refers to the business of operating our video gaming machine and racing business at the Monticello Gaming and Raceway facility, including, but not limited to, the Empire Licenses, the employees currently employed by us, and customer lists and marketing materials used by us, in connection with our ownership and operation of such business, but exclusive of the 232 acres of land located in Monticello, New York, and all building, structures and improvements thereon.

The term “Concord” refers to Concord Associates, L.P.

Date, Time, Place and Purpose of the Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at that annual meeting to be held at Monticello Raceway, on [__] [__], 2008, at [____] [__].m. local time (the “Meeting”).  The purpose of the Meeting is:

•
To consider and to vote on a proposal to approve the contribution of the Empire Operations, including the Empire Licenses, to an LLC to be formed with Concord pursuant to the Contribution Agreement, which Contribution Agreement is attached as Annex A to this proxy statement;

•	To elect three (3) Class II directors to serve on our Board of Directors until the stockholders’ annual meeting in 2011;

•
To approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units;

•
To approve adjournment of the Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to establish a quorum or to approve the preceding proposals; and

•	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Our Board of Directors has unanimously determined that the approval of the joint venture and the Contribution Agreement is advisable and that the joint venture and the Contribution Agreement is fair and in the best interest of our stockholders.  Accordingly, our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval and adoption of the joint venture and the Contribution Agreement.

In addition, our Board of Directors recommends that our stockholders vote “FOR” the election of the Class II director nominees and “FOR” the amendment of the Company’s 2005 Equity Incentive Plan.

Record Date, Voting and Quorum

Our Board of Directors fixed the close of business on [__] [__], 2008, as the record date for the determination of holders of our outstanding shares entitled to notice of and to vote on all matters presented at the Meeting.  As of the record date, there were [30,524,381] shares of Common Stock, 44,258 shares of Series B Preferred Stock, and 1,730,697 shares of Series E Preferred Stock issued and outstanding and entitled to vote.  Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote.  Accordingly, a total of [30,992,461] votes may be cast at the Meeting.

The holders of shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, present in person or represented by proxy at the Meeting, constitute a quorum.

Shares that are voted “FOR,” or “AGAINST” a proposal or marked “ABSTAIN” or “WITHHOLD” are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.  Broker “non-votes” are included for purposes of determining whether a quorum of shares is present at the Meeting.  A broker “non-vote” occurs when a nominee holding shares for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Vote

Approval of the joint venture and the Contribution Agreement requires the affirmative vote of a majority of the votes of our Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to be cast at the Meeting.  Abstentions and broker non-votes will have the effect as a vote against the proposal to approve the joint venture and the Contribution Agreement.  The proposal to elect the three (3) Class II director nominees requires a plurality of the votes cast.  Votes withheld in the election of directors and broker non-votes, if any, will not be counted towards the election of any person as director.  The proposal to approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units, and the proposal to adjourn the Meeting, if necessary, to solicit additional proxies, requires a majority of the votes cast on the matter.  Abstentions and broker non-votes will have no effect on the proposal to approve the amendment of the Company’s 2005 Equity Incentive Plan and the proposal to adjourn the Meeting, if necessary, to solicit additional proxies.

Failure to vote by proxy (by returning a properly executed proxy card) or to vote in person will not count as votes cast or shares voting on the proposals.

Voting

Stockholders may vote their shares:

•	by attending the Meeting and voting their shares in person; or

•	by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope.

Our Board of Directors is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for or against the proposals, abstain from voting or withhold your vote for the election of any or all of the Class II director nominees.  All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted “FOR” the approval of the joint venture and adoption of the Contribution Agreement, “FOR” the election of the Class II director nominees, “FOR” the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units, and “FOR” the adjournment of the Meeting, if necessary, to solicit additional proxies, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.

Stockholders who have questions or requests for assistance in completing or submitting proxy cards should contact us at (845) 807-0001.

Stockholders who have their shares in “street name”, meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by filing with our Secretary (Monticello Raceway, Route 17B, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Meeting and voting in person.

Simply attending the Meeting will not constitute revocation of your proxy.  If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting.  As of the date of this proxy statement, management knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Meeting

Only holders of Common Stock, Series B Preferred Stock and Series E Preferred Stock, their proxy holders and guests we may invite may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you may bring an account statement showing that you beneficially owned shares of Empire as of the record date as acceptable proof of ownership.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person.  These people will not receive compensation for their services, but we will reimburse them for their out-of-pocket expenses.  We will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.

Other Business

We are not currently aware of any business to be acted upon at the Meeting other than the matters discussed in this proxy statement.  If other matters do properly come before the Meeting, or at any adjournment or postponement of the Meeting, we intend that shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented by properly submitted proxies will be voted in accordance with the recommendations of our Board of Directors.

PROPOSAL ONE:
THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT

The following is a description of the material aspects of the joint venture, including background information relating to the terms of the Contribution Agreement.  While we believe that the following description covers the material terms of the joint venture, the Contribution Agreement and other arrangements between Concord and us, the description may not contain all of the information that is important to you.  In particular, the following summary of the Contribution Agreement is not complete and is qualified in its entirety by reference to the copy of the Contribution Agreement attached to this proxy statement as Annex A and incorporated by reference herein.  You should carefully read this proxy statement and the other documents to which we refer, including the Contribution Agreement, for a complete understanding of the terms of the joint venture.

Background of the Joint Venture and the Contribution Agreement

Our Board of Directors and management have from time to time evaluated and considered a variety of strategic alternatives as part of our long-term strategy to maximize stockholder value.

On November 5, 2007, Louis Cappelli, the managing member of Convention Hotels, LLC, which is the general partner of Concord, contacted the Company to present a proposal pursuant to which Concord would transfer to a joint venture approximately 170 acres commonly known as the Concord Hotel and Resort and the Company would transfer to this joint venture the approximately 200 acres of land owned by the Company in Monticello and not designated to go into trust for a future Native American casino together with its gaming and racing licenses.  It was contemplated that the joint venture would be owned equally by the Company and Concord.  As then conceived, Concord or its affiliates would both fund development on the two parcels (until the Company’s stock reached a certain price level) and, with the Company, seek legislative changes to decrease the state tax on the VGM operations.  The Company would manage the hotel and casino operations and Concord would develop the properties.

Mr. Hanlon discussed the proposed transaction with the Board of Directors at its meeting held on November 9, 2007.  The Board of Directors reviewed the proposed terms and expressed a concern as to the value being attributed to the Company’s operations and property.  On November 20, 2007, Concord sent the Company a presentation outlining the proposed joint venture that had previously been discussed together with a financial summary, a summary of Concord’s current approvals on its 160 acres and a summary of land appraisals.  On November 26, 2007, Concord sent the Company a proposed term sheet.  At or around that time, both Empire and Concord began to conduct due diligence with respect to each other’s proposed contribution to the joint venture.  On November 28, 2007, Concord sent the Company a draft of an operating agreement for the proposed joint venture.

During the week of December 3, 2007, Mr. Hanlon and Charles Degliomini, the Company’s Vice President for Corporate Communication and Government Relations, met with Mr. Cappelli to further discuss the proposed transaction.  On December 6, 2007, Concord sent the Company a proposed formation agreement.  On December 7, 2007, after receiving comments from its officers and directors, the Company’s counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”), sent a revised term sheet to Concord.  Subsequently, representatives of the Company, Olshan, Concord and Concord’s counsel, DelBello Donnellan Weingarten Wise & Wiederkehr (“DelBello”) participated on a conference call to discuss and negotiate the revised term sheet distributed by Olshan earlier that day.  Among the items discussed was whether the Company’s approximately 200 acres of land in Monticello would be included in the transaction, valuation of assets being contributed, management and development fees and distributions.  The Board of Directors then met to further discuss the proposed transaction and the revised term sheet.  Among other things, the Board of Directors considered the timing of any valuation of property to be contributed to the joint venture.  Later that day counsel distributed revised versions of the transaction documents.

The Board of Directors met again on December 17, 2007, to further discuss the proposed transaction, including the importance of allowing for the inclusion of the St. Regis Mohawk Tribe as a party which may participate in the development.  On December 20, 2007, Mr. Hanlon met with Bruce Berg and Brian Cappelli of Concord to further discuss open issues.  On December 27, 2007, Mr. Hanlon and Louis Cappelli participated on a conference call to discuss open issues with respect to the transaction terms and the effect of the transaction on the Company’s senior secured convertible notes.

No work was done on the transaction until January 13, 2008, at which time Mr. Hanlon and Mr. Cappelli spoke, and shortly thereafter DelBello distributed a revised term sheet.  On January 23, 2008, representatives of the Company, Olshan, Concord and DelBello participated on a conference call to discuss open issues including the scope of the proposed project, valuation of assets to be contributed, management and development fees, expenses, distributions and closing conditions.  Later that day, Olshan distributed a revised term sheet.  That evening, DelBello circulated comments to the revised term sheet together with a revised draft of the operating agreement and the formation agreement.  In addition, Concord distributed a memo regarding ways in which tax exempt financing could fund the proposed transaction.  On January 24, 2008, representatives of the Company, Olshan, Concord and DelBello participated on a conference call to discuss open issues regarding the documents distributed the previous evening including financing options.  The next day representatives of the Company, Olshan, Concord and DelBello participated on a conference call to further discuss financing options as well as other open issues.  Later that evening, DelBello distributed revised drafts of the operating and formation agreements.

On January 29, 2008, representatives of the Company and Concord met at Louis Cappelli’s office to discuss open issues.  Olshan and DelBello joined the meeting telephonically.  On January 30, 2008, at its meeting, the Board of Directors discussed the proposed transaction.  Mr. Hanlon reported to the Board of Directors on the key points of the proposed transaction including that the Company’s 200 acres at Monticello Raceway will not be included in the transaction.  The Board of Directors discussed the price of the put option to Concord, the fee sharing arrangement for management and development responsibilities and the extent of the Company’s preference with respect to distributions.  The Board of Directors discussed the need to consider the fairness of the transaction for the Company and its stockholders and whether the transaction maximizes value for the assets proposed to be transferred.  The Board of Directors also considered consulting with a financial advisor.  Later that evening, DelBello distributed a revised draft of the formation and operating agreements. Additional discussions and document distributions occurred during the following few days.

On February 4, 2008, the Board of Directors met in the morning to discuss the proposed joint venture transaction.  The Board of Directors discussed the financial projections previously distributed to it.  The Board of Directors concluded that a state financed model is acceptable to the Company, but a privately financed deal may need to be scaled down from a $700 million project to a $400 million project with an interest rate of no greater than 5%.  Mr. Hanlon explained that even with these parameters, the return to the Company would be uncertain, but, as currently structured, it would still enable the Company to receive $50 million at closing.   The Board of Directors further discussed the financial projections taking into consideration the potential outcome of pending legislation to increase the Company’s share of video gaming machine revenues.  The Board of Directors discussed how long the Company could be bound by an agreement and whether $50 million would be sufficient to address the Company’s outstanding obligations.  The Board of Directors resolved to form a special committee comprised of Ralph J. Bernstein, Paul A. deBary and David P. Hanlon (the “Special Committee”) to continue negotiations with Concord with authority to enter into the agreements with respect to the proposed transaction provided that such agreements provide for (i) a condition to closing that the Company receive $50 million at closing as a return of its capital contribution, (ii) under a privately financed transaction, a preferential cash flow to the Company of not less than $5 million per year through 2014 guaranteed by Concord or its affiliates, (iii) a general termination date of August 31, 2008 and (iv) a project with a maximum scope of $500 million.

Following further discussions between the Special Committee and Concord, the Board of Directors reconvened during the evening on February 4, 2008.  The Special Committee reported that Concord was not prepared to guarantee cash flow to the Company of $5 million, but was willing to allow the agreements to provide as a condition to closing pro forma cash flow greater than $10 million after debt service.  The Special Committee also explained that the Company requires a 1.3 times debt service coverage ratio.  The Board of Directors acknowledged generally that the Company would be proceeding on that basis.  The Board of Directors discussed the financial projections previously distributed to it.

On February 5, 2008, Olshan distributed revised drafts of the operating and formation agreements.  On February 6, 2008, representatives of the Company, Olshan, Concord and DelBello participated on a conference call to discuss the proposed transaction.  The parties continued to work throughout the afternoon to finalize the agreements.  Following a call in the evening with representatives of the Company, Olshan, Concord and DelBello, Debello circulated further revised drafts of the operating and formation agreements.  Following a call between Olshan and Debello, execution copies of the operating and formation agreements were distributed by DelBello.

On February 7, 2008, Olshan distributed revised drafts of the operating and formation agreements.  Representatives of the Company, Olshan, Concord and DelBello participated on a conference call in order to finalize the documents.  In anticipation of signing, the parties worked together to draft a press release.

On February 8, 2008, the parties continued to work together to finalize the agreements.  The formation agreement and operating agreement were signed in the evening.  The Company issued a press release announcing the transaction on February 11, 2008.

In order to offset any potential long-term impact that the development of the Concord Property may have on the Village of Monticello and the loss of revenue that the Village of Monticello would suffer upon the relocation of the Empire Operations to the Concord Property, on April 21, 2008, the Company and Concord entered into a letter agreement (the “Monticello Letter”) with the Village of Monticello whereby they each agreed to provide the Village of Monticello with certain economic benefits.  Pursuant to the Monticello Letter, the Company agreed, among other things, to continue making payments to the Village of Monticello for property taxes, to continue to purchase water from the Village of Monticello for the Project, and to provide the Village of Monticello with its share of VGM revenue after the relocation of the Empire Operations to the Concord Property, subject to certain conditions. Pursuant to the Monticello Letter, Concord agreed, among other things, to invest up to $10 million into the redevelopment of several parcels located in the Village of Monticello and to provide the Company with $1 million to undertake a masterplanning process for the land at Monticello Raceway that will take into account the planning principles regarding complementary uses from the Thompson Monticello Joint Comprehensive Plan.  Finally, pursuant to the Monticello Letter, Concord and the Company will agree to provide the Village of Monticello with $1 million for a façade redevelopment program.

On April 30, 2008, the Company, Monticello Raceway Management, Inc. and Monticello Harness Horsemen’s Association, Inc. entered into an agreement (the “Horsemen’s Agreement”), the purpose of which is to ensure that at no time will there be a gap in the existence of a barn area to be made available for the horsemen’s use.  Pursuant to the Horsemen’s Agreement, Monticello Raceway Management, Inc. agreed to maintain a barn area and training surfaces at the Company’s land at Monticello Raceway for as long as pari-mutuel harness racing is conducted there, and, in the event that pari-mutuel harness racing ceases to be conducted at Monticello Raceway and subject to certain conditions, to maintain a barn area and training surfaces at Monticello Raceway or at a substantially similar facility at the Concord Property or in the nearby vicinity of Monticello Raceway.

Reasons for the Joint Venture and the Contribution Agreement

In evaluating the joint venture and the Contribution Agreement, the Board of Directors consulted with our management and legal advisors, reviewed financial and other information and considered a number of other factors.  The material factors considered by the Board of Directors were:

•
our historical, current and projected information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including the difficulties of operating in an increasingly competitive gaming environment;

•
the current restrictions imposed by the indenture governing our 5 ½% Convertible Senior Notes and our credit facility provided by Bank of Scotland upon our business, which affects our ability to engage in transactions that may be in the best interests of our stockholders;

•
the opportunity to use the distributions to be received by us from the LLC to service and/or prepay our outstanding debt, of which up to $10 million is due in May 2009 pursuant to our credit facility provided by Bank of Scotland and up to $65 million plus interest to the holders of our 5 ½% Convertible Senior Notes, which is callable in July 2009, at the election of the noteholders;

•
the value and the consideration to be received by our company pursuant to the Contribution Agreement, including the condition to the closing of the transaction that we will receive a distribution of $50 million at closing (less amounts due under our credit facility provided by the Bank of Scotland), as well as a preference on the first $8 million of annual distributions by the LLC to the extent that there is cash available for distribution;

•
the increased revenue over our current operations (and thus the enhanced value of our investment in the LLC) that is anticipated to be generated from the new gaming and entertainment facility to be developed on the Concord Property, the centerpiece of which will be the “Entertainment City,” which is expected to include a 100,000 square foot gaming area, convention center, hotel, golf access, retail stores, restaurants and various family entertainment activities;

•	the opportunity to further partner with Concord in connection with the legalization of gaming in New York State;

•	the benefit of further partnering with Concord in connection with increasing the share of revenue that we are permitted to retain from video gaming machine operations;

•	the anticipated increased value of our 232 acres of land in Monticello, New York that is expected to result from the development of the Concord Property;

•	the terms and conditions of the proposed Contribution Agreement and the likelihood that the conditions to the proposed transaction would be satisfied; and

•	the public benefit that is expected to result from the joint venture, including increased job opportunities and the increase in our current contribution to educational funding in New York State.

In the course of its deliberations, the Board of Directors also considered a variety of risks and other countervailing factors concerning the Contribution Agreement and joint venture.  The material factors considered by the Board of Directors were:

•	the risk that the joint venture might not be completed in a timely manner or at all;

•	the fact that our participation in any future earnings or growth of the Empire Operations will be limited to our 50% membership interest in the LLC;

•
the restrictions on the conduct of our business prior to completion of the joint venture, requiring us to conduct our business only in the ordinary course, subject to specific limitations or Concord’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending the closing of the transactions contemplated by the Contribution Agreement;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the joint venture; and

•	the possibility of management and employee disruption associated with the joint venture.

The foregoing is a discussion of the material information and factors considered by the Board of Directors.  The Board of Directors collectively reached a unanimous conclusion to recommend the approval of the Contribution Agreement and joint venture in light of the various factors and other factors that each member of the Board of Directors believed were appropriate.  Of the variety of factors considered by the Board of Directors in connection with its evaluation of the joint venture and Contribution Agreement and the complexity of these matters, the Board of Directors did not consider it practicable, and did not attempt, to quantify, rank or otherwise assign relative or specific weight or values to any of these factors.  Rather, the Board of Directors made its recommendation based on the totality of information presented to it and the investigation conducted by it.  In considering the factors discussed above, individual directors may have given different weight to different factors.

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors unanimously determined that the joint venture is fair to, and in the best interests of, us and our stockholders and that the Contribution Agreement and the joint venture are advisable.  Accordingly, our Board of Directors approved the Contribution Agreement and recommended that our stockholders approve the joint venture.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE JOINT VENTURE AND THE CONTRIBUTION AGREEMENT.

Past Contacts, Transactions or Negotiations

Except as set forth below or as described under “Background of the Joint Venture and the Contribution Agreement” beginning on page [____] of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of our securities, election of our directors or sale or other transfer of a material amount of our assets between us or any of our subsidiaries, executive officers, directors, affiliates, directors and executive officers of our affiliates on the one hand, and Concord and their affiliates on the other hand.

On December 30, 2005, we, Concord and Sullivan Resorts LLC (“Sullivan”) entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties (i) terminated that certain Agreement and Plan of Merger and Contribution, dated as of March 3, 2005, by and among us, Empire Resorts Holdings, Inc., Empire Resorts Sub, Inc., Concord and Sullivan (the “2005 Merger Agreement”), and (ii) amended that certain Stock Option Agreement, dated as of November 12, 2004, between us and Concord, as amended (the “Option Agreement”).  Pursuant to the Letter Agreement and in connection with the termination of the 2005 Merger Agreement, the parties agreed to extend the Option Agreement to December 29, 2006.  On December 28, 2006, we and Concord entered into Amendment No. 3 to the Option Agreement, pursuant to which the expiration date of Concord’s option to purchase 3.5 million shares of our Common Stock was extended to December 27, 2007.  In January 2007, Concord exercised 2.5 million shares of our Common Stock for an aggregate cash consideration of $18.75 million. The remaining 1 million shares of our Common Stock underlying the option expired unexercised on December 27, 2007.

On March 31, 2008, we entered into a Stock Purchase Agreement, which was amended on April 28, 2008 (as amended, the “Stock Purchase Agreement”) with LRC Acquisition LLC (“LRC”).  The managing member of LRC is Louis R. Cappelli, who is also the managing member of Convention Hotels, LLC, Concord’s general partner.  Pursuant to the Stock Purchase Agreement, we agreed, subject to certain conditions, to issue and sell to LRC, 4,200,000 shares of our Common Stock for an aggregate purchase price of $5,178,600, which represented a 10% discount to the aggregate market value of such shares on the date the Stock Purchase Agreement was entered into (the “Private Placement”).  In accordance with the Stock Purchase Agreement, LRC purchased 811,030 shares of our Common Stock on April 28, 2008.  LRC will purchase an additional 811,030 shares of our Common Stock on May 30, 2008 and an additional 2,577,940 shares of our Common Stock on June 30, 2008, or at such other times as we and LRC may mutually agree.  We do not contemplate using the proceeds of the Private Placement to fund the Project contemplated by the Contribution Agreement or to redeem any indebtedness incurred in connection with the financing of the Project contemplated by the Contribution Agreement.  The Private Placement was not contemplated at the time the Contribution Agreement was executed.

Regulatory Matters

Certain consents, approvals, filings, registrations and notices may be required to be obtained or made by us under applicable racing and gaming laws in connection with the Contribution Agreement and the transfer of the Empire Operations, including the Empire Licenses, to the LLC, including, without limitation, from the New York State Racing and Wagering Board and the Division of Lottery of the State of New York.  We are currently working with the New York State Racing and Wagering Board and the Division of Lottery of the State of New York to obtain the necessary approvals.

Proceeds from the Joint Venture

Pursuant to the Contribution Agreement, Concord is contributing the Concord Property to the LLC and we are contributing the Empire Operations to the LLC , each in exchange for a 50% membership interest in the LLC .  In addition, at closing, we will deliver the Empire Licenses to the escrow agent in accordance with the Contribution Agreement, and will instruct the escrow agent to automatically release the Empire Licenses to the LLC upon the issuance of a temporary certificate of occupancy in connection with a Class II gaming facility and harness racetrack to be constructed on the Concord Property.

As a condition to the closing of the transaction, we will receive $50 million at closing (less amounts due under our credit facility provided by the Bank of Scotland).  To the extent that there is cash available for distribution, we will receive a preference on the first $8 million of annual distributions by the LLC.  The proceeds that we receive as distributions from the LLC will be retained by us and will be used primarily to service our outstanding debt, and also to pay professional fees for legal and accounting services and for general working capital purposes.

In particular, we may use all or a portion of the proceeds that we receive from the joint venture to make payments of principal and interest on our 5 1/2 % Convertible Senior Notes and credit facility with the Bank of Scotland.  We currently have outstanding $65 million of 5 ½% Convertible Senior Notes, due in the year 2014 and callable in July of 2009.  The 5 ½% Convertible Senior Notes are secured by our tangible and intangible assets and by a pledge of the equity interests of each of our material subsidiaries and a mortgage on our property in Monticello, New York.  In addition, we currently have a credit facility provided by the Bank of Scotland in the maximum principal amount of $10 million, due in May of 2009.  As security for borrowings under the facility, we agreed to have our wholly owned subsidiary, Monticello Raceway Management, Inc., grant a mortgage on our property in Monticello, New York and our material subsidiaries guarantee our obligations under the credit facility.  We also pledged our equity interests in all of our current and future subsidiaries, agreed to maintain certain reserves, and grant a first priority secured interest in all of our assets, now owned or later acquired.

Effects of the Joint Venture and the Contribution Agreement

If the joint venture is approved and the Contribution Agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, subject to the terms of the Operating Agreement, Concord and we will each hold a 50% interest in the LLC.  At closing, we will deliver the Empire Licenses to the escrow agent in accordance with the Contribution Agreement, and will instruct the escrow agent to automatically release the Empire Licenses to the LLC upon the issuance of a temporary certificate of occupancy in connection with a Class II gaming facility and harness racetrack to be constructed on the Concord Property.  In addition, the Empire Operations will be moved to the Concord Property.  We will remain an independent company and our Common Stock will continue to trade on the Nasdaq Global Market.

Concord will be responsible for the development of the hotel, convention center, gaming facility and harness horseracing track on the Concord Property.  Concord’s affiliate, George A. Fuller Company, will be the general contractor.  We will be responsible for casino development and for managing and operating the hotel, convention center, gaming facility and harness horseracing track on the Concord Property.  We and Concord will share the fees each earns in connection with our respective development and management efforts.  Construction fees earned by George A. Fuller Company will not be shared with us.  In addition, we will receive a preference on the first $8 million of annual distributions under certain circumstances to the extent that there is cash available for distribution.

We will receive an option to secure additional funding from Concord pursuant to which we may require Concord to purchase 1 million shares of our Common Stock for $1 per share, the proceeds of which are to be used exclusively towards the development of resort, hotel, entertainment and/or retail facilities on our 232 acres of land located in Monticello, New York.  We are also permitted to sell up to 1/3 of our interest in the LLC to the St. Regis Mohawk Tribe.

Purpose of the Joint Venture and the Contribution Agreement

The Board of Directors believes that the joint venture and the Contribution Agreement are more favorable to our stockholders than any other alternative reasonably available because of the uncertain returns to such stockholders in light of our business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, and general industry, economic and market conditions, both on a historical and on a prospective basis.  In particular, the Board of Directors believes that we face several challenges in our efforts to service our outstanding debt and to increase stockholder value, including challenges arising due to competition from companies with substantially greater scale.  For these reasons, and the other reasons discussed under “The Joint Venture and the Contribution Agreement — Reasons for the Joint Venture and the Contribution Agreement” beginning on page [__], the Board of Directors has determined that the Contribution Agreement, the joint venture and the related transactions are advisable and are fair to and in the best interests of us and our stockholders.

Other Agreements and Transactions Related to the Joint Venture and the Contribution Agreement

In addition to the Contribution Agreement, the following related agreements and transactions are to be entered into in connection with the joint venture:

•	we and Concord, as members each holding a 50% interest in the LLC, will enter into the Operating Agreement, governing the business of the LLC;

•	the LLC and George A. Fuller Company are to enter into a mutually agreeable construction management agreement relating to the Project;

•	the LLC and Concord are to enter into a mutually agreeable development management agreement relating to the Project;

•	we and the LLC are to enter into a mutually agreeable gaming management agreement relating to the Project;

•	we and the LLC are to enter into a mutually agreeable hotel management agreement relating to the Project; and

•	we and the LLC are to enter into a mutually agreeable casino development agreement relating to the Project.

Interests of Our Directors and Executive Officers in the Joint Venture and the Contribution Agreement

All of our directors and executive officers own shares of our Common Stock and/or options to purchase shares of our Common Stock, and to that extent, their interests in the joint venture and the Contribution Agreement are the same as that of other holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock.  See “Security Ownership of Certain Beneficial Owners, Directors and Management” beginning on page [_____].

Dissenters’ Rights

Holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock will not have appraisal or dissenters’ rights in connection with the joint venture and the Contribution Agreement.  Neither the Delaware General Corporation Law nor our certificate of incorporation provides our stockholders with appraisal or dissenters’ rights in connection with the joint venture and the Contribution Agreement.  Our shares of Common Stock will remain publicly traded on the Nasdaq Global Market following the consummation of the joint venture and the Contribution Agreement.

Financing; Source and Amount of Funds

Financing of the Project is expected to either come from an appropriation or some other form of assistance in the State of New York’s annual budget that will enable State supported financing, financing secured by Concord from any third-party lender, or a combination of the foregoing.  The Contribution Agreement may be terminated by either Empire or Concord and, as a result, the joint venture will not be consummated, in certain circumstances, if financing necessary for the LLC to complete the proposed development of the Concord Property consistent with the scope of such proposed development pursuant to the development plan is not obtained.

Material U.S. Federal and State Income Tax Consequences

The transfer of the Empire Licenses and the Empire Operations to the joint venture is not expected to result in any adverse U.S. federal income tax consequence to the Company or its stockholders.  To the extent that there is any taxable gain attributed to the Company as a result of distributions from the LLC at closing, it is anticipated that any such gain will be offset by the Company’s loss carryforwards resulting in no tax payments being required by the Company.

CONTRIBUTION AGREEMENT

The following is a summary of the material terms of the Contribution Agreement.  This summary does not purport to describe all the terms of the Contribution Agreement and is qualified by reference to the complete Contribution Agreement which is attached as Annex A to this proxy statement.  We urge you to read the Contribution Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the joint venture.

The text of the Contribution Agreement has been included to provide you with information regarding its terms.  The terms of the Contribution Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the joint venture.  The Contribution Agreement contains representations and warranties that we and Concord made to each other as of specific dates.  The representations and warranties were negotiated between the parties with the principal purpose of setting forth our respective rights with respect to our obligations to consummate the joint venture and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that we and Concord have exchanged in connection with signing the Contribution Agreement.  While we do not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Contribution Agreement.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.  These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

On February 8, 2008, we entered into the Contribution Agreement with Concord, pursuant to which we and Concord will form the LLC and enter into the Operating Agreement in connection therewith.  Pursuant to the Contribution Agreement, we, together with our subsidiaries, will contribute the Empire Operations, including the Empire Licenses, and Concord will contribute the Concord Property.  Together, we and Concord will develop a hotel, convention center, gaming facility and harness horseracing track on the Concord Property.  It is anticipated that funding will either be State of New York supported or will be financed through private sources.

Closing

Except as otherwise provided in the Contribution Agreement, the closing of title pursuant to the Contribution Agreement is to take place within thirty (30) days of the satisfaction and/or waiver of the conditions to closing specified in the Contribution Agreement.

Representations and Warranties

The Contribution Agreement contains a number of customary representations and warranties applicable to us and Concord, subject in some cases to customary qualifications.  The representations and warranties will expire upon closing of the joint venture.

Indemnification; Survival of Indemnification Obligations

Under the Contribution Agreement, Empire is to indemnify and defend Concord and the LLC against, and hold Concord and the LLC harmless from, any and all claims, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising out of a breach by us of our warranties, representations and covenants under the Contribution Agreement.  Notwithstanding anything to the contrary contained in the Contribution Agreement, we are to indemnify and defend Concord and the LLC against, and hold Concord and the LLC harmless from, any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising in connection with our ownership and operation of our video gaming machine and racing businesses at Monticello Raceway, and our use of the Empire Licenses prior to the closing date.

Under the Contribution Agreement, Concord is to indemnify and defend us and the LLC against and hold us and the LLC harmless from any and all claims, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising out of a breach by Concord of its warranties, representations and covenants in the Contribution Agreement.  Notwithstanding anything to the contrary contained in the Contribution Agreement, Concord is to indemnify and defend us and the LLC against, and hold us and the LLC harmless from, any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising in connection with the ownership and operation by Concord of the Concord Property prior to the closing date.

Covenants and Agreements

Under the Contribution Agreement, we have agreed to abide by certain customary covenants prior to the closing of the joint venture.  Among others, these covenants include the following:

•	complying or causing to be complied in all material respects with all of our obligations under the Empire Licenses;

•	operating the Empire Operations in a manner consistent with good practice and in accordance with all legal requirements applicable to the Empire Licenses;

•
not entering into any material transaction or agreement relating to the Empire Operations not in the ordinary course of business; provided, that we will not knowingly and willfully enter into any transaction or agreement that is to be reasonably expected to have an adverse effect on the financial condition of the LLC or the ability of the LLC to proceed with the development of the Concord Property pursuant to the site plan after closing, and we are to consult with Concord regarding any transaction and/or agreement entered into by us in the ordinary course of business that is not terminable upon thirty (30) days notice.  In addition, we are to consult with Concord prior to entering into any transaction or agreement that can reasonably be expected to have an impact on the financial condition and/or operations of the LLC after closing;

•
allowing Concord or Concord’s representatives access to the Empire Operations and other documents required to be delivered under the Contribution Agreement upon reasonable prior notice at reasonable times;

•
subject to our respective obligations under applicable law (including requirements of stock exchanges and other similar regulatory bodies), consulting with each other before issuing, or permitting any agent or affiliate to issue, and providing each other the opportunity to review and make reasonable comment upon, any press releases or otherwise making or permitting any agent or affiliate to make, any public statements with respect to the Contribution Agreement and the transactions contemplated by the Contribution Agreement and, except as may be required by applicable law or any listing agreement with the Nasdaq Stock Market, not issuing any such press release or making any such public statement prior to such consultation;

•
if required by law, using commercially reasonable efforts to solicit the approval of the Contribution Agreement by our stockholders and including in this proxy statement our Board of Directors’ declaration of the advisability of the Contribution Agreement and its recommendation to our stockholders that they adopt the Contribution Agreement; and

•
using, along with Concord, commercially reasonable efforts to secure the non-subordination of certain management and development fees which the LLC is entitled to receive with respect to any financing arrangements with the State of New York or any third-party lender.

Under the Contribution Agreement, Concord has agreed to abide by certain customary covenants prior to the closing of the joint venture.  Among others, these covenants include the following:

•
complying or causing to be complied in all material respects with all of its obligations under certain of its licenses, its service contracts, the exceptions to the requirement that Concord deliver title to the Concord Property free of liens, exceptions, encumbrances or defects and any and all terms and conditions of any mortgage or lien encumbering the Concord Property;

•
operating the Concord Property in a manner consistent with good practice and in accordance with its insurance company’s requirements and all legal requirements applicable to the Concord Property, and maintaining the Concord Property in substantially the same condition as exists on the date of execution of the Contribution Agreement, reasonable wear and tear excepted, and keeping the same or causing the same to be kept fully insured against fire and with extended coverage consistent with prior practice;

•
not modifying or amending certain of its service contracts enumerated in the Contribution Agreement or entering into any new service contract unless the same is terminable without penalty by the then owner of the Concord Property upon not more than 30 days’ notice;

•	not removing any fixtures, equipment or personal property included in the sale from the Concord Property unless the same are replaced with similar items of at least equal quality prior to the closing;

•
not withdrawing, settling or otherwise compromising any protest or reduction proceeding affecting real estate taxes assessed against the Concord Property for any fiscal period in which the closing is to occur or any subsequent fiscal period without our prior written consent, which consent is not to be unreasonably withheld.  Real estate tax refunds and credits received after the closing date which are attributable to the fiscal tax year during which the closing date occurs are to be apportioned between Concord and the LLC after deducting the expenses of collection thereof, which obligation is to survive the closing;

•	not entering into any material transaction or agreement relating to the Concord Property not in the ordinary course of business;

•	not entering into any leases of the Concord Property;

•
allowing us or our representatives access to the Concord Property, certain specified licenses, plans, and other documents required to be delivered under the Contribution Agreement upon reasonable prior notice at reasonable times; and

•
from the date of the Contribution Agreement until such time as we or our affiliates, successors or assigns are no longer a member of the LLC, not building or operating any convention center, convention facility, casino, racino, harness or thoroughbred racetrack on the remaining 1,575 acres owned by Concord that is adjacent to the Concord Property without our written consent or that of our affiliates, successors or assigns.

Conditions to Completion of the Joint Venture and the Contribution Agreement

The obligations of Concord to complete the joint venture are subject to the satisfaction by Empire or waiver by Concord of conditions, including the following:

•
Empire’s representations and warranties contained in the Contribution Agreement are to be true and correct as of the date of execution of the Contribution Agreement and as of the closing as though made on and as of the closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).  Concord is to have received a certificate of our Chief Executive Officer or Chief Financial Officer to that effect;

•
the LLC and George A. Fuller Company are to have entered into a mutually agreeable construction management agreement related to the Project with such commercially reasonable and customary terms as the LLC and George A. Fuller Company agree to include; provided, that such agreement is to (i) contain a guaranteed maximum price, (ii) be on an AIA form and is to amend the General Conditions of such AIA form to provide for reimbursement to George A. Fuller Company at 1.2 times the aggregate costs incurred by George A. Fuller Company in connection with the General Conditions incurred with respect to the development and/or construction of the Concord Property and (iii) specify that George A. Fuller Company is to provide payment and performance bonds reasonably satisfactory in form and substance to each of the third-party lenders that are to provide financing to the LLC in connection with the proposed development of the Concord Property and the LLC and any other necessary guarantees that are required by any such third-party lender;

•
the LLC and Concord are to have entered into a mutually agreeable development management agreement related to the Project with such commercially reasonable and customary terms as the LLC and Concord agree to include;

•
the Empire Operations are to be conveyed to the LLC and are to be free and clear of any liens; provided, that the Empire Licenses are to be delivered to the escrow agent pursuant to the provisions of the Contribution Agreement, to be automatically conveyed to the LLC upon the issuance to the LLC of a temporary certificate of occupancy in connection with a Class II gaming facility and harness racetrack to be constructed on the Concord Property;

•
we are to have performed all of our obligations and covenants under the Contribution Agreement except those the failure of which to be performed would not have had or be reasonably likely to have a material adverse effect, as determined in good faith by Concord in Concord’s reasonable discretion;

•	we are to have executed and delivered at closing the documents, instruments agreements that we are required to execute and deliver pursuant to the Contribution Agreement;

•
Concord is to have received from its management committee written notice approving the transaction, including without limitation, a determination that the transaction is fair to Concord, and all other consents, approvals, filings, registrations and notices required to be obtained or made by Concord in connection with the Contribution Agreement are to have been obtained or made and are to be in full force and effect.  As of the date hereof, Concord has received from its management committee written notice approving the transaction, including without limitation, a determination that the transaction is fair to Concord;

•
the LLC is to become a “Volunteer” pursuant to a Brownfield Agreement to be entered into with the New York State Department of Environmental Conservation, and Concord is to be satisfied, in Concord’s reasonable discretion, that the transactions contemplated pursuant to the terms of the Contribution Agreement, including the transfer of the Concord Property to the LLC, would not adversely affect Concord’s ability to receive any Brownfield Tax Credits with respect to any environmental remediation on the Concord Property;

•
no decision, order or similar ruling is to have been issued (and remain in effect) restraining or enjoining the transactions contemplated by the Contribution Agreement or the Operating Agreement, or that would prevent, materially delay or materially impair the ability of the LLC to develop, construct and operate a hotel, a convention center, a harness racetrack, and a Class II gaming facility on the Concord Property, after the closing of the transactions contemplated by the Contribution Agreement;

•
all consents, approvals, filings, registrations and notices required to be obtained or made by us under applicable racing and gaming laws in connection with the Contribution Agreement and the transfer of the Empire Licenses to the LLC, including, without limitation, from the New York State Racing and Wagering Board and the Division of the Lottery of the State of New York, are to have been obtained or made and are to be in full force and effect; and

•
the State of New York is to have extended the term of the Empire Licenses for a period of no less than thirty (30) years or any such other period of time as is to be required by any third-party lender which, by itself or together with the State of New York, is to provide financing to the LLC consistent with the scope of the proposed development of the Concord Property pursuant to the development plan.

In addition, our obligations to complete the joint venture are subject to the satisfaction by Concord or waiver by us of conditions, including the following:

•
the representations and warranties of Concord contained in the Contribution Agreement are to be true and correct as of the date of execution of the Contribution Agreement and as of the closing as though made on and as of the closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).  We are to have received a certificate of the Chief Executive Officer or Chief Financial Officer of Concord to that effect;

•
the LLC is to receive a policy of title insurance from the title company, as specified in the Contribution Agreement, pursuant to the terms and conditions of the Contribution Agreement, and the Concord Property is to be conveyed to the LLC and is to be free and clear of any liens other than those permitted under the Contribution Agreement;

•
Concord is to have performed all of its obligations and covenants under the Contribution Agreement except those the failure of which to be performed would not have had or be reasonably likely to have a material adverse effect, as determined in good faith by us in our reasonable discretion;

•	Concord is to have executed and delivered at closing the documents, instruments agreements that it is required to execute and deliver pursuant to the Contribution Agreement;

•
no decision, order or similar ruling is to have been issued (and remain in effect) restraining or enjoining the transactions contemplated by the Contribution Agreement or the Operating Agreement, or that would prevent, materially delay or materially impair the ability of the LLC to develop, construct and operate a hotel, a convention center, a harness racetrack, and a Class II gaming facility on the Concord Property after the closing of the transactions contemplated by the Contribution Agreement;

•
we are to have received from our financial advisors, a written opinion addressed to us, our Board of Directors and stockholders to the effect that the transaction is fair from a financial point of view;

•	if required by law, the approval of the Contribution Agreement and the transactions contemplated thereby by our stockholders is to have been obtained;

•
we are to have either repurchased the $65 million of 5 ½% Convertible Senior Notes, due in the year 2014 and callable in July of 2009, issued by us or are to have obtained the consent of the holders of the Notes to the transactions contemplated pursuant to the terms of the Contribution Agreement;

•
in the event that all payments required by the Bank of Scotland in connection with the full repayment of all amounts outstanding under the credit facility provided by the Bank of Scotland in the maximum principal amount of $10 million, due in January of 2009 (subsequently extended to May of 2009), and the termination thereof, is not signed at or prior to closing, then we are to have obtained the consent of the Bank of Scotland, if required, to assign the credit facility to the LLC and for the LLC to assume the credit facility;

•
the pro forma financial statements of the LLC is to reflect that we are expected to receive annual distributions of cash flow in an amount that equals or exceeds the $8 million reimbursement amount after the closing date (or, in the case of a partial year, the applicable percentage of the $8 million reimbursement amount);

•
the authorization in the financing secured by the LLC at closing in connection with the development of the Concord Property for the LLC to distribute $50 million to us at closing and the LLC’s distribution of $50 million to us at closing (less amounts due under our credit facility provided by the Bank of Scotland);

•	we and the LLC are to have entered into a mutually agreeable gaming management agreement related to the Project on such commercially reasonable and customary terms as we and the LLC agree to include;

•	we and the LLC are to have entered into a mutually agreeable hotel management agreement related to the Project on such commercially reasonable and customary terms as we and the LLC agree to include;

•	we and the LLC are to have entered into a mutually agreeable casino development agreement related to the Project on such commercially reasonable and customary terms as we and the LLC agree to include;

•
all consents, approvals, filings, registrations and notices required to be obtained or made by us under applicable racing and gaming laws or any other laws in connection with the Contribution Agreement and the transfer of the Empire Operations to the LLC, including, without limitation, from the New York State Racing and Wagering Board and the Division of the Lottery of the State of New York, are to have been obtained or made and are to be in full force and effect; and

•
we are to, in our sole good faith discretion, be satisfied that Concord has received and continues to possess all necessary governmental approvals for the development and construction of a project on the Concord Property consisting of all of the following improvements consistent with the scope of the development plan: (i) a hotel, (ii) a convention center, (iii) a casino and (iv) harness racetrack.

Termination

The Contribution Agreement may be terminated in the following circumstances:

•
by either Concord or us, by written notice, with a copy of such written notice to be sent to Louis R. Cappelli, if, on or before May 1, 2008, Concord had neither (i) received from its management committee written notice approving the transaction and otherwise satisfied the conditions that it receive from its management committee a determination that the transaction is fair to Concord, and that all other consents, approvals, filings, registrations and notices required to be obtained or made by Concord in connection with the Contribution Agreement were obtained or made and were in full force and effect; nor (ii) waived the above conditions.  If Concord failed to either satisfy or waive the conditions set forth above on or before May 1, 2008 and either Concord or we exercises the termination rights granted under this paragraph, then Louis R. Cappelli is to pay to us the sum of $1 million, plus all costs and expenses (including but not limited to reasonable attorneys fees), if any, incurred by us in the event that such payment is not made within 10 days of the date of receipt of the termination notice.  As of the date hereof, Concord has received from its management committee written notice approving the transaction, including without limitation, a determination that the transaction is fair to Concord;

•
by either Concord or us, by written notice, unless, on or before June 30, 2008, (i) either the State of New York has provided for an appropriation or some other form of assistance in its annual budget that will enable State supported financing for the LLC’s proposed development of the Concord Property consistent with the scope of such proposed development pursuant to the development plan or Concord has secured a signed financing commitment from any third-party lender for the LLC’s proposed development of the Concord Property, which by itself or together with such State supported financing, is consistent with the scope of such proposed development pursuant to the development plan, and (ii) pro forma financial statements of the LLC evidencing cash flow after debt service of at least $10 million and a 1.3 times debt service coverage ratio (assuming customary definitions for debt service and debt service coverage ratio) are available that reflect the terms of such financing; provided, that if at any time between the effective date of the Contribution Agreement and June 30, 2008 the conditions provided for in (i) and (ii) above have occurred and an injunction, moratorium, or other legal impediment of general application is imposed (whether by action of public authority or pursuant to private action) that either (a) precludes either Concord or us from proceeding with the transactions set forth pursuant to the terms of the Contribution Agreement, (b) precludes Concord from proceeding with the approvals process and/or (c) would preclude Concord from developing the Concord Property pursuant to the development plan at closing, then the time period provided for above is to be extended by one day for each day that such moratorium remains in effect so long as the parties continue to diligently work toward the resolution and/or removal of any such moratorium; provided, further, that if either Concord and/or we directly causes or suffers there to exist any such moratorium, then the other party is to have the right to terminate the Contribution Agreement if the conditions set forth this paragraph have not been satisfied on or before June 30, 2008 regardless of the existence of such moratorium;

•
in the event that the closing date has not occurred on or before August 31, 2008, the Contribution Agreement may be terminated by us, by written notice, if on or before August 31, 2008 the terms and conditions of the Indenture pursuant to which the 5 ½% Convertible Senior Notes have been issued have not been amended, waived, modified or extended, or a sufficient amount of the Notes have not been redeemed, in each case to our satisfaction in our sole discretion (the existence of any moratorium shall not affect our rights pursuant to this paragraph);

•
in the event that the closing date has not occurred on or before October 31, 2008, the Contribution Agreement may be terminated by us, by written notice, if on or before October 31, 2008, either (i) the Bank of Scotland has not agreed to extend the term of the credit facility provided by the Bank of Scotland in the maximum principal amount of $10 million, due in January of 2009 (subsequently extended to May of 2009), for a period of one year or such longer period of time as a moratorium may exist, or (ii) Concord and/or its affiliates have not assumed our obligations under the credit facility. The existence of any moratorium is not to affect our rights pursuant to this paragraph; and

•
in the event that the closing date has not occurred on or before December 31, 2008, the Contribution Agreement may be terminated by either Concord or us, by written notice; provided, that if a moratorium has been imposed, then the closing date is to be extended for so long as the parties continue to diligently work toward the resolution and/or removal of any such moratorium, but no later than December 31, 2010; provided, further, that if either Concord and/or we directly causes there to exist any such moratorium, then such other party is to have the right to terminate the Contribution Agreement if the closing has not occurred on or before December 31, 2008 regardless of the existence of such moratorium.

Expenses

The Contribution Agreement provides that Concord is to be responsible for (i) the costs and expenses associated with its due diligence; (ii) ensuring the completion of all environmental remediation on the Concord Property including any related expenses thereto and curing any violations that exist on the Concord Property including any related expenses thereto; (iii) any recording fees for documentation to be recorded in connection with the contribution of the Concord Property to the LLC; and (iv) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the contribution of the Concord Property to the LLC; and we are to be responsible for (i) the costs and expenses associated with our due diligence; (ii) any reasonable fees levied by the escrow agent in connection with the escrow of the Empire Licenses prior to the issuance of a temporary certificate of occupancy issued to the LLC in connection with a Class II gaming facility and harness racetrack constructed on the Concord Property; (iii) any recording fees for documentation to be recorded in connection with the contribution of the Empire Licenses to the LLC; and (iv) the costs and expenses of our legal counsel, advisors and other professionals employed by us in connection with the contribution of the Empire Operations to the LLC.  The LLC is to pay all premiums and fees for title examination and title insurance obtained and all related charges in connection with the Concord Property, all costs in connection with the survey of the Concord Property and all state and local transfer taxes arising from the transfer of the Concord Property to the LLC.

Amendment

The Contribution Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2008 and for the year ended December 31, 2007 were prepared as if the closing were effective as of January 1, 2008 and January 1, 2007, respectively.  The pro forma condensed consolidated balance sheet as of March 31, 2008 was prepared as if the consolidation was effective as of such date.

EMPIRE RESORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2008
(In thousands, except for per share data)

	As Reported	Pro Forma Adjustments			Pro Forma
		A		B
ASSETS
Current assets:
Cash and cash equivalents	$10,171	$	---	$(1,242)	$8,929
Restricted cash	813		(459)	(354)	---
Accounts receivable	1,613		---	(1,613)	---
Prepaid expenses and other current assets	3,672		---	(1,004)	2,668
Total current assets	16,269		(459)	(4,213)	11,597
Property and equipment, net	30,583		---	---	30,583
Deferred financing costs, net of accumulated amortization of $ 1,855	2,595		---	---	2,595
TOTAL ASSETS	$49,447		$(459)	$(4,213)	$44,775

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,625	$	---	$(472)	$3,153
Accrued expenses and other current liabilities	4,783		---	(3,741)	1,042
Total current liabilities	8,408		---	(4,213)	4,195
Revolving credit facility	7,617		(7,617)	---	---
Senior convertible notes	65,000		---	---	65,000
Excess of distributions over investment in joint venture	---		7,158	---	7,158
Total liabilities	81,025		(459)	(4,213)	76,353

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, 5,000 shares authorized; $0.01 par value - Series B, $29 per share liquidation value, 44 shares issued and outstanding	---		---	---	---
Series E, $10.00 per share redemption value, 1,731 shares issued and outstanding	6,855		---	---	6,855
Common stock, $0.01 par value, 75,000 shares authorized, 29,713 shares issued and outstanding	297		---	---	297
Additional paid-in-capital	53,444		---	---	53,444
Accumulated deficit	(92,174)		---	---	(81,174)
Total stockholders’ deficit	(31,578)		---	---	(31,578)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$49,447		$(459)	$(4,213)	$44,775

EMPIRE RESORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2008
(In thousands, except for per share data)

	As Reported	Pro Forma Adjustments					Pro Forma
		C		D	E
REVENUES:
Racing	$1,925	$	---	$(1,925)	$	---	$	---
Gaming	13,215		---	(13,215)		---		---
Food, beverage and other	1,007		---	(1,007)		---		---
GROSS REVENUES	16,147		---	(16,147)		---		---
Less promotional allowances	(495)		---	495		---		---
NET REVENUES	15,652		---	(15,652)		---		---

COSTS AND EXPENSES:
Racing	1,764		---	(1,764)		---		---
Gaming	12,189		---	(12,189)		---		---
Food, beverage and other	412		---	(412)		---		---
Selling, general and administrative expense	3,364		---	(1,070)		---		2,294
Depreciation	303		---	---		---		303
TOTAL COSTS AND EXPENSES	18,032		---	(15,435)		---		2,597

LOSS FROM OPERATIONS	(2,380)		---	(217)		---		(2,597)
Amortization of deferred financing costs	(102)		---	---		---		(102)
Interest expense	(1,446)		146	---		---		(1,300)
Income from joint venture	---		---	---		39		39
Interest income	88		(4)	(3)		---		81
NET LOSS	(3,840)		142	(220)		39		(3,879)
Undeclared dividends on preferred stock	(388)		---	---		---		(388)
NET LOSS APPLICABLE TO COMMON SHARES	$(4,228)		$142	$(220)		$39		$(4,267)

Weighted average common shares outstanding, basic and diluted	29,630							29,630

Loss per common share, basic and diluted	$(0.14)							$(0.14)

EMPIRE RESORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(In thousands, except for per share data)

	As Reported	Pro Forma Adjustments					Pro Forma
		C		D	E
REVENUES:
Racing	$8,280	$	---	$(8,280)	$	---	$	---
Gaming	64,290		---	(64,290)		---		---
Food, beverage and other	5,655		---	(5,655)		---		---
GROSS REVENUES	78,225		---	(78,225)		---		---
Less promotional allowances	(2,532)		---	2,532		---		---
NET REVENUES	75,693		---	(75,693)		---		---

COSTS AND EXPENSES:
Racing	7,026		---	(7,026)		---		---
Gaming	56,334		---	(56,334)		---		---
Food, beverage and other	2,400		---	(2,400)		---		---
Selling, general and administrative expense	14,990		---	(5,288)		---		9,702
Depreciation	1,180		---	---		---		1,180
Impairment loss - deferred development costs	12,822		---	---		---		12,822
TOTAL COSTS AND EXPENSES	94,752		---	(71,048)		---		23,704

LOSS FROM OPERATIONS	(19,059)		---	(4,645)		---		(23,704)
Amortization of deferred financing costs	(419)		---	---		---		(419)
Interest expense	(5,932)		732	---		---		(5,200)
Income from joint venture	---		---	---		1,988		1,988
Interest income	761		(22)	(42)		---		697
NET LOSS	(24,649)		710	(4,687)		1,988		(26,638)
Undeclared dividends on preferred stock	(1,551)		---	---		---		(1,551)
NET LOSS APPLICABLE TO COMMON SHARES	$(26,200)		$710	$(4,687)		$1,988		$(28,189)

Weighted average common shares outstanding, basic and diluted	29,523							29,523

Loss per common share, basic and diluted	$(0.89)							$(0.95)

 NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments consider the effects of the following items:

A – the transfer to the LLC of the Bank of Scotland loan and related restricted cash account;

B – the transfer to the LLC of operating assets and liabilities directly associated with the operation of the VGM facility and horse racing facility at Monticello;

C – interest income and expense associated with the Bank of Scotland loan;

D – revenues and expenses for the operations to be transferred to the LLC at the closing of the formation of the LLC;

E – the share of pro forma income for the LLC for the periods based upon amounts from Monticello Raceway Management, Inc. financial statements.

Adjustment B assumes that all of the operating assets and liabilities associated with the operations being transferred will be assumed by the LLC with a balance of cash in the amount to bring the net effect to the LLC to zero at the point of closing the transaction.

FINANCIAL STATEMENTS OF MONTICELLO RACEWAY MANAGEMENT, INC.

MONTICELLO RACEWAY MANAGEMENT, INC.

BALANCE SHEETS
(Audited)

	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$3,807,279	$9,010,194
Restricted cash	811,709	1,315,036
Accounts receivable	1,401,255	3,801,817
Prepaid expenses and other current assets	2,819,049	2,881,043
Total current assets	8,839,292	17,008,090

Property and equipment - at cost, less accumulated depreciation	30,858,422	31,696,620
	$39,697,714	$48,704,710

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$686,395	$980,626
Due to Horsemen	1,112,961	4,861,977
Accrued expenses and other current liabilities	2,625,393	2,760,371
Total current liabilities	4,424,749	8,602,974

Due to stockholder	32,388,817	36,287,032
	36,813,566	44,890,006

Stockholders’s equity
Common stock, no par value; 200 shares authorized,
100 shares issued and outstanding	-	-
Retained earnings	2,884,148	3,814,704
	2,884,148	3,814,704
	$39,697,714	$48,704,710

MONTICELLO RACEWAY MANAGEMENT, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
(Audited)

	Year Ended December 31,
	2007	2006
Revenues
Video gaming machines	$64,290,240	$76,510,344
Raceway	8,280,421	17,997,174
Food and beverage	5,119,685	5,950,959
Other	577,819	639,451
	78,268,165	101,097,928
Less - Complimentaries	2,531,593	3,064,025
	75,736,572	98,033,903
Expenses
Operating costs	65,761,659	79,107,225
Selling, general and administrative	5,288,463	5,760,859
Interest	2,491,288	2,939,282
Depreciation	1,175,718	1,139,152
Other	1,950,000	1,950,000
	76,667,128	90,896,518

Income (loss) before income taxes	(930,556)	7,137,385

Income taxes	-	1,965,151

Net income (loss)	(930,556)	5,172,234

Retained earnings (deficit), beginning of year	3,814,704	(1,357,530)

Retained earnings, end of year	$2,884,148	$3,814,704

MONTICELLO RACEWAY MANAGEMENT, INC.

STATEMENTS OF CASH FLOWS
(Audited)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities
Net income (loss)	$(930,556)	$5,172,234
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	1,175,718	1,139,152
Loss on disposal of property and equipment	1,284	10,187
Accrued interest and corporate overhead payable to stockholder	4,441,288	4,889,282
Changes in assets and liabilities
Restricted cash	503,327	2,989,811
Accounts receivable	2,400,562	(1,286,022)
Prepaid expenses and other current assets	61,994	(1,011,952)
Accounts payable	(294,231)	242,447
Due to Horsemen	(3,749,016)	1,534,327
Accrued expenses and other current liabilities	(134,978)	93,420
Net cash provided by operating activities	3,475,392	13,772,886

Cash flows from investing activities
Purchase of property and equipment	(338,804)	(320,706)

Cash flows from financing activities
Due to stockholder	(8,339,503)	(10,783,536)
Net increase (decrease) in cash and cash equivalents	(5,202,915)	2,668,644

Cash and cash equivalents, beginning of year	9,010,194	6,341,550
Cash and cash equivalents, end of year	$3,807,279	$9,010,194

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

1 - NATURE OF BUSINESS

Monticello Raceway Management, Inc. (the “Company” or “Monticello Raceway Management”) is a New York corporation that operates Monticello Gaming and Raceway (the “Raceway”), a harness horse racing and video gaming machine (“VGM”) facility in Monticello, New York.  The Company is a wholly-owned subsidiary of Empire Resorts, Inc. (“Empire”).

Raceway Operations

The Raceway began operations in 1958 and offers pari-mutuel wagering, live harness racing and simulcasting from various harness and thoroughbred racetracks across the country.  The Raceway derives its revenue principally from (i) wagering at the Raceway on live races run at the Raceway; (ii) fees from wagering at out-of-state locations on races simulcast from the Raceway using export simulcasting; (iii) revenue allocations, as prescribed by law, from betting activity at New York City, Nassau and Catskill Off Track Betting facilities; (iv) wagering at the Raceway on races broadcast from out-of-state racetracks using import simulcasting; and (v) admission fees, program and racing form sales, the sale of food and beverages and certain other ancillary activities.

VGM Operations

A VGM is an electronic gaming device which allows a patron to play electronic versions of various lottery games of chance and is similar in appearance to a traditional slot machine.  On October 31, 2001, the State of New York enacted a bill designating seven racetracks, including the Raceway, to install and operate VGMs.  Under the program, the New York State Lottery has authorized an allocation of up to 1,800 VGMs to the Raceway.  Currently, the Company operates 1,587 VGMs on 45,000 square feet of floor space at the Raceway.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Expense Recognition

Revenues represent (i) revenues from pari-mutuel wagering earned from live harness racing and simulcast signals from other tracks, (ii) the net win from VGMs and (iii) food and beverage sales, net of promotional allowances, and other miscellaneous income. The Company recognizes revenues from pari-mutuel wagering earned from live harness racing and simulcast signals from other tracks, before deductions of such related expenses as purses, stakes and awards. Revenue from the VGM operations is the difference between the amount wagered by bettors and the amount paid out to bettors and is referred to as the net win.  The net win is included in the amount recorded in the financial statements as gaming revenue.  The Company reports incentives related to VGM play and points earned in loyalty programs as a reduction of gaming revenue. Operating costs include (i) the amounts paid to the New York State Lottery for the State’s share of the net

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue and Expense Recognition (Continued)

win, (ii) amounts due to The Monticello Harness Horsemen’s Association, Inc. (“Horsemen” or “Horsemen’s Association”) and Breeders for their share of the net win and (iii) amounts paid for harness racing purses, stakes and awards.  Also included in operating costs are the costs associated with the sale of food, beverage and other miscellaneous items and the marketing allowance from the New York State Lottery.

Point Loyalty Program

A point loyalty program (“Player’s Club”) is currently offered to VGM customers, allowing them to earn points based on the volume of their VGM activity. The estimated redemption value of points earned by customers is recorded as an expense in the period the points are earned. The Company estimates the amount of points which will be redeemed and records the estimated redemption value of those points as a reduction from revenue in promotional allowances. The factors included in this estimation process include an overall redemption rate, the cost of awards to be offered and the mix of cash, goods and services for which the points will be redeemed. The Company uses historical data to estimate these amounts.  The liability recorded for unredeemed points was $190,532 and $202,267 at December 31, 2007 and 2006, respectively.  These amounts are reflected in accrued expenses and other current liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and certificates of deposit with original maturities of three months or less at acquisition.  The Company maintains significant cash balances with financial institutions, which are not covered by the Federal Deposit Insurance Corporation. The Company has not incurred any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Approximately $1.1 million of cash is held in reserve, and the Company granted the New York State Lottery a security interest in the segregated cash account used to deposit New York State Lottery’s share of net win in accordance with New York State Lottery Rules and Regulations.

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash

Under New York State Racing, Pari-Mutuel Wagering and Breeding Law, the Company is obliged to withhold a certain percentage of certain types of wagers towards the establishment of a pool of money, the use of which is restricted to the funding of approved capital improvements.  Periodically during the year, the Company petitions the Racing and Wagering Board to certify that the noted expenditures are eligible for reimbursement from the capital improvement fund.  The balances in this account were $345,902 and $239,444 at December 31, 2007 and 2006, respectively.

In April 2005, the New York law governing VGM operations was modified to provide an increase in the revenues retained by the VGM operator. A portion of that increase was designated as a reimbursement of marketing expenses incurred by the VGM operator. The amount of revenues directed toward this reimbursement is deposited in a bank account under the control of the New York State Lottery and the VGM operator. The funds are transferred from this account to the operator upon approval by the Lottery officials of the reimbursement requests submitted by the operator. The balances in this account were $465,807 and $1,075,592 at December 31, 2007 and 2006, respectively.

Accounts Receivable

Accounts receivable are reported at net realizable value.  If needed, an allowance for doubtful accounts is recorded based on information on specific accounts.  No allowance is considered necessary at the balance sheet dates.  The Company, in the normal course of business, settles wagers for other racetracks and is potentially exposed to credit risk. The Company has not experienced significant losses regarding the settlement of wagers.  These wagers are included in accounts receivable.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. The Company provided for depreciation on property and equipment used by applying the straight-line method over the following estimated useful lives:

Vehicles	5-10 years
Furniture, fixtures and equipment	5-10 years
Land improvements	20 years
Building improvements	40 years
Buildings	40 years

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of long-lived assets in relation to historical results, as well as management’s best estimate of future trends, events and the overall business climate.  If such reviews indicate that the carrying value of such assets may not be recoverable, the Company then estimates the future cash flows (undiscounted and without interest charges) generated by such assets. If those estimated future cash flows are insufficient to recover the carrying amount of the assets, then impairement is triggered and the carrying value of any impaired assets would then be reduced to fair value.

Advertising

The Company expenses the costs of general advertising, promotion and marketing programs at the time the costs are incurred. Advertising expense was approximately $948,527 and $1,739,658 for the years ended December 31, 2007 and 2006, respectively.

Income Taxes

The Company applies the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates for the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Loss Contingencies

There are times when nonrecurring events occur that require management to consider whether an accrual for a loss contingency is appropriate. Accruals for loss contingencies typically relate to certain legal proceedings, customer and other claims and litigation.  The Company determines whether an accrual for a loss contingency is appropriate by assessing whether a loss is deemed probable and can be reasonably estimated.  The Company analyzes its legal proceedings and other claims based on available information to assess potential liability. The Company develops its views on estimated losses in consultation with outside counsel handling its defense in these matters, which involves an analysis of potential results assuming a combination of litigation and settlement strategies. The adverse resolution of any one or more of these matters over and above the amounts that have been estimated and accrued in the current financial statements could have a material adverse effect on the Company’s business, results of operations and financial condition.

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

3 - PROPERTY AND EQUIPMENT

Property and equipment consists of:

	December 31,
	2007	2006

Land	$770,000	$770,000
Land improvements	1,539,055	1,510,216
Buildings	4,582,784	4,582,784
Building improvements	24,621,399	24,513,176
Vehicles	136,749	139,829
Furniture, fixtures and equipment	3,137,142	2,935,400
	34,787,129	34,451,405
Less - Accumulated depreciation	3,928,707	2,754,785
	$30,858,422	$31,696,620

The VGM’s in the Raceway’s facility are owned by the New York State Lottery and, accordingly, the financial statements include neither the cost of those devises nor their depreciation.

4 - DUE TO HORSEMEN

On December 31, 2007 and 2006, the Company had a liability of approximately $1.1 million and $4.9 million, respectively, due to the Horsemen for their share of pari-mutuel, simulcasting and VGM revenue, which will be paid out in the form of purses.

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

5 - INCOME TAXES

At December 31, 2007 and 2006, the Company’s estimated deferred income tax asset was comprised of the tax benefit associated with the following items based on the statutory tax rates currently in effect:

	December 31,
	2007	2006

Net operating loss carryforwards	$931,000	$-0-

Deferred income tax asset	$326,000	$-
Valuation allowance	(326,000)	-
Deferred income tax asset, net	$-0-	$-0-

During 2007, the valuation allowance increased by $326,000. During 2006, the valuation allowance decreased by $475,000.

The income tax accrual on the statements of operations and retained earnings for the year ended December 31, 2006 was calculated using an effective rate of 34% based on the income of the standalone entity and recorded with a corresponding credit to due to stockholder.  The Company files as part of the consolidated federal income tax return of Empire.  At December 31, 2007, the consolidated group had net operating loss carryforwards of approximately $136 million that expire between 2008 and 2027.  The Internal Revenue Code allows the offset of these net operating loss carryforwards against income earned in future years, thus reducing the tax liability in those years.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.  The interpretation prescribes a recognition threshold and measurement attribute criteria for the financial statement recognition and measurement of an uncertain tax position taken or expected to be taken in a tax return.  The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  On January 1, 2007, the Company adopted the provisions of FIN 48 and FASB Staff Position (“FSP”) No. FIN 48-1, Definition of “Settlement” in FIN 48, and FSP No. FIN 48-2, Effective Date of FIN 48 for Certain Nonpublic Entities.  Their implementation did not have a material impact on the Company’s financial statements.

As of December 31, 2007, the Company does not have any uncertain tax positions under FIN 48. As a result, there are no unrecognized tax benefits as of December 31, 2007. If Monticello Raceway Management were to incur any interest and penalties in connection with income tax deficiencies, the Company would classify interest in the “interest expense” category

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

5 - INCOME TAXES (Continued)

and classify penalties in the “non-interest expense” category within the statements of operations and retained earnings.

6 - CONCENTRATIONS

One debtor, New York Off-Track Betting Corporation (“OTB”) represented approximately 39% and 58% of the total outstanding accounts receivable as of December 31, 2007 and 2006, respectively.

7 - RELATED PARTY TRANSACTIONS

The amount due to the Company’s sole stockholder, Empire, was approximately $32.4 million and $36.3 million as of December 31, 2007 and 2006, respectively.  The Company is charged interest at a rate of 8% a year based on advances to the Company.  Interest was accrued on the monthly balance due to Empire.  Interest expense for the years ended December 31, 2007 and 2006 was $2,491,288 and $2,939,282, respectively, and is included in due to stockholder on the balance sheets.  During the years ended December 31, 2007 and 2006, the Company reimbursed Empire for corporate overhead of $1,950,000 in each year, which is also included in due to stockholder as of December 31, 2007 and 2006.

8 - EMPLOYEE BENEFIT PLAN

The eligible employees of the Company may participate in a Company-sponsored 401(k) benefit plan.  This plan covers substantially all employees not eligible for plans resulting from collective bargaining agreements and permits employees to defer up to 15% of their salary up to statutory maximums.  The plan also provides for matching contributions by the Company of up to 100% of the first 3% of compensation plus 50% of salary deferrals between 3% and 5% of compensation.   The Company’s matching contributions for the year ended December 31, 2007 were $166,291. The plan became effective on August 1, 2006, and matching contributions for the year ended December 31, 2006 were $93,926. As of December 31, 2007, 108 employees participated in the plan.

9 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Horsemen has brought multiple actions against the Company, as discussed below.

Monticello Harness Horsemen’s Association v. Monticello Raceway Management, State of New York, Supreme Court, Sullivan County Index No.: 1750/03:  This is an action brought by the Horsemen’s Association of Monticello Raceway against the Company. The claim is that the barn area at Monticello Raceway has been reduced in size and there are fewer available stalls

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

9 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings (Continued)

for Horsemen at the track than in prior years.  An additional claim is that some of the Horsemen who are no longer eligible for stall use due to consolidation of the barn area were discriminated against by reason of their membership in the Horsemen’s Association.  The action was commenced July 31, 2003, and the plaintiff obtained a temporary restraining order upon commencement of the action.  The temporary restraining order was dismissed and an injunction denied to the Horsemen after a hearing which was held the following week, and the case has not been pursued further by the plaintiff, although it is still pending.  The consolidation of the barn area at Monticello Raceway was completed.

Monticello Harness Horsemen’s Association v. Monticello Raceway Management, Supreme Court, State of New York, Sullivan County Index Numbers: 1765/03 and 2624/03:  These are consolidated actions brought by the Horsemen’s Association seeking damages for alleged underpayment of purses due to the Horsemen from various raceway revenue sources.  These actions were commenced respectively on September 30, 2003 and December 12, 2003.  The actions were consolidated by order of the Sullivan County Supreme Court in November 2004. One case alleges that certain monies designated by contract for the Horsemen’s overnight purses were used to fund a special racing series at Monticello Raceway.  That portion of the claim seeks a recoupment of approximately $60,000 in purse monies.  That action also seeks control by the Horsemen of the setting of purses as opposed to Monticello Gaming and Raceway.  The second action, which was consolidated with the first action, involves a claim that the Horsemen’s purse account has not been properly credited with various simulcasting revenues and that there were deductions from the Horsemen’s purse account for simulcast expenses which the plaintiff claims were not authorized by the parties’ contract.  That complaint seeks approximately $2.0 million in compensatory damages and a similar amount in punitive damages.  During 2007, the Company was successful in having a third cause of action dismissed from the complaint, which cause of action sought control of the purse account by the Horsemen’s Association.  The plaintiff amended its complaint in 2007 to add a new cause of action seeking approximately $1.4 million in additional damages.  The basis of that claim is that the Company, for a period of time in 2005 after the parties’ last written contract had expired, paid purses to the Horsemen in an amount less than the parties’ written contract required.  The plaintiff claims that the last written contract between the parties, which expired by its terms on May 31, 2004, was agreed between the parties to remain in full force and effect until a new contract agreement was reached.  Monticello Raceway Management’s position is that the contract was no longer in effect, that there was no agreement to extend the contract terms until a new contract was in place, and that the setting of the purses at lower levels during the subject period of time was solely in the Company management’s discretion and not violative of any contract provisions.  This consolidated action is pending.  There has been extensive exchange of documentary evidence

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

9 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings (Continued)

and there will be further discovery proceedings in light of the amended claim interposed in 2007. It is anticipated that there will be depositions conducted in 2008.

On June 15, 2005, various Article 78 proceedings were commenced by four regional New York State off-track betting corporations (the “OTBs”) against the New York State Racing and Wagering Board, Monticello Raceway and Yonkers Raceway seeking the return to the OTBs of various racing revenues previously paid by the OTBs to Monticello Raceway and Yonkers Raceway, more commonly known in the industry as “dark day monies” and out-of-state OTB commissions.  Dark day moneys are revenue received from OTB when racing is held at Monticello Gaming and Raceway and thoroughbred racing facilities are closed. All of the petitions have been consolidated into one proceeding now pending in the New York State Supreme Court, Albany County.  The approximate amount of reimbursement  which the OTBs are seeking from Monticello  Raceway, as prosecuted,  is in excess of $4.0 million  together with ongoing  payments which the OTBs are making to  Monticello  Raceway as per the  direction and rulings of the New York State Racing and  Wagering  Board.  In September 2006, a favorable outcome was achieved when the combined petition was dismissed.  In November 2007, however, the Appellate Division – Third Department of the New York State Supreme Court essentially reversed the September 2006 decision as to dark day monies and out-of-state OTB commissions (“OTB Appellate Decision”).  The practical result of this reversal is that OTBs are no longer responsible to pay dark day monies to Monticello Gaming and Raceway or Yonkers and will have to pay a lesser amount of out-of-state OTB commissions to the tracks.  The approximate amount of the revenue shortfall to the Company going forward for the fiscal year ending 2008 is estimated to be approximately $1.5 million.  There is presently pending a motion for leave to appeal the OTB Appellate Decision to the New York State Court of Appeals, which motion was brought jointly by the New York State Racing and Wagering Board, Monticello Raceway, Yonkers Raceway and Saratoga Raceway.  Until that motion for leave to appeal is decided, there is no further activity in any OTB litigation.  If the Court of Appeals grants leave to hear the appeal, the matter is not expected to be decided for approximately 12 to 18 months, during which time there is not expected to be any further action on behalf of the OTBs to recoup prior dark day monies.  In the event the OTB Appellate Decision is not overturned on appeal, the OTBs will have to bring a separate lawsuit claiming entitlement to recoupment of past dark day monies.  It is possible that such a lawsuit may seek up to $15 million plus interest.  Any such litigation will be vigorously contested upon the grounds that there has been no unjust enrichment of Monticello Raceway since the OTBs voluntarily paid those amounts and there was a general understanding in the industry that according to statute they were required to pay the dark day monies to all of their regional tracks.  It is estimated there will be no final judgment on any separate action to recoup past payments brought by the OTBs

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

9 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings (Continued)

for at least 24 to 36 months after commencement of such action.  No provision has been made for this contingent liability.

In August 2006, the New York State Racing and Wagering Board issued an arbitrator’s award defining the contract terms between Monticello Gaming and Raceway and the Horsemen’s Association.  In December 2006, the Sullivan County Supreme Court granted the Company’s petition for modification of the award to strike the provision that the Company establish an escrow account for the payment of Horsemen’s purses.  However, the Horsemen’s Association has appealed that decision to the Third Department Appellate Division.  In October 2007, the Appellate Division denied the Horsemen’s appeal.

In the opinion of management, the resolution of the claims listed above will not have a material and adverse effect on the Company’s financial position, results of operations or cash flows.

The Company is a party from time to time to various other legal actions that arise in the normal course of business.  In the opinion of management, the resolution of these other matters will not have a material and adverse effect the Company’s financial position, results of operations or cash flows.

Guarantee of Stockholder’s Debt

Empire’s obligations to pay principal, or premium, if any, and interest under its $65 million, 5.5%, senior convertible notes that have a maturity date of July 31, 2014 are guaranteed on a joint and several basis by substantially all of its operating subsidiaries, including the Company. The guarantees are full and unconditional, and the guarantor subsidiaries are 100% owned by Empire.

On January 11, 2005, Empire entered into a credit facility with a financial institution which provided for a $10 million senior secured revolving loan that matures on May 29, 2009 (see Note 10).  To secure timely repayment, Empire had the Company grant a mortgage over the Raceway property, and Empire’s material subsidiaries, including the Company, guarantee Empire’s obligations under the credit facility.

10 - SUBSEQUENT EVENTS

On February 13, 2008, legislation was passed that by statute, for a period of five years beginning April 1, 2008, 42% of gross VGM revenues will be distributed to the Company, which represents an increase over the current vendor fee of 32% for the first $50 million annually, 29%

MONTICELLO RACEWAY MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

10 - SUBSEQUENT EVENTS (Continued)

for the next $100 million annually, and 26% thereafter.  Following the five-year period, 40% of the first $50 million, 29% of the next $100 million and 26% thereafter of gross VGM revenue will be distributed to the Company.  Gross VGM revenue consists of the total amount wagered at the VGM’s, less prizes awarded.  The statute also provides a vendor’s marketing allowance for racetracks operating video lottery programs of 10% on the first $100 million of net revenues generated and 8% thereafter, which represents an increase over the current marketing allowance of 8% for the first $100 million annually, and 5% thereafter.

On March 14, 2008, Empire entered into an amendment to its credit facility with Bank of Scotland that extends the maturity date of the loan agreement from January 7, 2009 to May 29, 2009.

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly-owned subsidiary of Empire Resorts, Inc.)
CONDENSED BALANCE SHEETS (Unaudited)

	March 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$4,047,605	$3,653,372
Restricted cash	354,449	1,534,330
Accounts receivable	1,613,445	2,457,834
Prepaid expenses and other current assets	3,021,030	2,354,574
Total current assets	9,036,529	10,000,110
Property and equipment, net	30,582,664	31,484,732
TOTAL ASSETS	$39,619,193	$41,484,842

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$472,756	$498,529
Due to Horsemen	1,787,553	3,153,706
Accrued expenses and other current liabilities	1,953,273	1,967,757
Total current liabilities	4,213,582	5,619,992
Due to stockholder	33,712,539	33,289,083
Total liabilities	37,926,121	38,909,075

Stockholders’ equity:
Common stock, no par value, 200 shares authorized, 100 shares issued and outstanding	---	---
Retained earnings	1,693,072	2,575,767
Total stockholders’ equity	1,693,072	2,575,767
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,619,193	$41,484,842

The accompanying notes are an integral part of these condensed financial statements

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly-owned subsidiary of Empire Resorts, Inc.)
CONDENSED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31,
(Unaudited)

	2008	2007
REVENUES:
Video gaming machines	$13,215,104	$15,117,278
Raceway	1,925,081	2,401,267
Food and beverage	889,872	1,155,429
Other	120,351	126,112
Gross revenues	16,150,408	18,800,086
Less - Complimentaries	495,064	549,610
Net revenues	15,655,344	18,250,476

COSTS AND EXPENSES:
Operating costs	14,365,385	16,581,939
Selling, general and administrative	1,070,222	1,502,289
Interest	621,834	627,638
Depreciation	301,479	290,047
Other	487,500	487,500
Total costs and expenses	16,846,420	19,489,413

Net loss	(1,191,076)	(1,238,937)
Retained earnings, beginning of period	2,884,148	3,814,704
Retained earnings, end of period	$1,693,072	$2,575,767

The accompanying notes are an integral part of these condensed financial statements

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly-owned subsidiary of Empire Resorts, Inc.)
CONDENSED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31,
(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,191,076)	$(1,238,937)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	301,479	290,047
Accrued interest and corporate overhead payable to stockholder	1,109,334	1,115,138
Changes in operating assets and liabilities:
Restricted cash	457,260	(219,294)
Accounts receivable	(212,190)	1,508,174
Prepaid expenses and other current assets	(201,981)	362,278
Accounts payable	(213,639)	(482,097)
Due to Horsemen	674,592	(1,708,271)
Accrued expenses and other current liabilities	(672,120)	(792,614)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	51,659	(1,165,576)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(25,721)	(78,159)
CASH FLOWS FROM FINANCING ACTIVITIES
Due to stockholder	214,388	(4,113,087)
Net increase (decrease) in cash and cash equivalents	240,326	(5,356,822)
Cash and cash equivalents, beginning of period	3,807,279	9,010,194
Cash and cash equivalents, end of period	$4,047,605	$3,653,372

The accompanying notes are an integral part of these condensed financial statements.

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly owned subsidiary of Empire Resorts, Inc.)
NOTES CONDENSED TO FINANCIAL STATEMENTS

1 - NATURE OF BUSINESS

Monticello Raceway Management, Inc. (the “Company” or “Monticello Raceway Management”) is a New York corporation that operates Monticello Gaming and Raceway (the “Raceway”), a harness horse racing and video gaming machine (“VGM”) facility in Monticello, New York.  The Company is a wholly-owned subsidiary of Empire Resorts, Inc. (“Empire”).

Raceway Operations

The Raceway began operations in 1958 and offers pari-mutuel wagering, live harness racing and simulcasting from various harness and thoroughbred racetracks across the country.  The Raceway derives its revenue principally from (i) wagering at the Raceway on live races run at the Raceway; (ii) fees from wagering at out-of-state locations on races simulcast from the Raceway using export simulcasting; (iii) revenue allocations, as prescribed by law, from betting activity at New York City, Nassau and Catskill Off Track Betting facilities; (iv) wagering at the Raceway on races broadcast from out-of-state racetracks using import simulcasting; and (v) admission fees, program and racing form sales, the sale of food and beverages and certain other ancillary activities.

VGM Operations

A VGM is an electronic gaming device which allows a patron to play electronic versions of various lottery games of chance and is similar in appearance to a traditional slot machine.  On October 31, 2001, the State of New York enacted a bill designating seven racetracks, including the Raceway, to install and operate VGMs.  Under the program, the New York State Lottery has authorized an allocation of up to 1,800 VGMs to the Raceway.  Currently, the Company operates 1,587 VGMs on 45,000 square feet of floor space at the Raceway.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising

The Company expenses the costs of general advertising, promotion and marketing programs at the time the costs are incurred. Advertising expense was $166,163 and $289,104 for the three months ended March 31, 2008 and 2007, respectively.

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly owned subsidiary of Empire Resorts, Inc.)
NOTES CONDENSED TO FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

3 - DUE TO HORSEMEN

On March 31, 2008 and 2007, the Company had a liability of approximately $1.8 million and $3.2 million, respectively, due to the Horsemen for their share of pari-mutuel, simulcasting and VGM revenue, which will be paid out in the form of purses.

4 - CONCENTRATIONS

Two debtors, New York Off-Track Betting Corporation (“OTB”) and Nassau OTB, represented approximately 71% of the total outstanding accounts receivable as of March 31, 2008.  One debtor, New York OTB, represented approximately 39 % of the total outstanding accounts receivable as of December 31, 2007.

5 - RELATED PARTY TRANSACTIONS

The amount due to the Company’s sole stockholder, Empire, was approximately $33.7 million and $33.3 million as of March 31, 2008 and 2007, respectively.  The Company is charged interest at a rate of 8% a year based on advances to the Company.  Interest was accrued on the monthly balance due to Empire.  Interest expense for the three months ended March 31, 2008 and 2007 was $621,834 and $627,638, respectively, and is included in due to stockholder on the balance sheets.  During the three months ended March 31, 2008 and 2007, the Company reimbursed Empire for corporate overhead of $487,500 in each year, which is also included in due to stockholder as of March 31, 2008 and 2007.

6 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

On June 15, 2005, various Article 78 proceedings were commenced by the OTBs against the New York State Racing and Wagering Board, Monticello Gaming and Raceway and Yonkers Raceway seeking the return to the OTBs of various racing revenues previously paid by the OTBs to Monticello Gaming and Raceway and Yonkers Raceway, more commonly known in the industry as “dark day monies” and out-of-state OTB commissions.  Dark day monies are revenue received from OTBs when racing is held at Monticello Gaming and Raceway and thoroughbred racing facilities are closed. All of the petitions have been consolidated into one proceeding now pending in the New York State Supreme Court Albany County.  The approximate amount of reimbursement which the OTBs are seeking from Monticello Gaming and Raceway, as prosecuted, is in excess of $4.0 million together with ongoing payments which the OTBs are making to Monticello Gaming and Raceway as per the direction and rulings of the New York State Racing and Wagering Board.  In September 2006, a favorable outcome was achieved when

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly owned subsidiary of Empire Resorts, Inc.)
NOTES CONDENSED TO FINANCIAL STATEMENTS

6 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings (Continued)

the combined petition was dismissed.  In November 2007, however, the Appellate Division – Third Department of the New York State Supreme Court essentially reversed the September 2006 decision as to dark day monies and out-of-state OTB commissions (“OTB Appellate Decision”).  The practical result of this reversal is that OTBs are no longer responsible to pay dark day monies to Monticello Gaming and Raceway or Yonkers Raceway and will have to pay a lesser amount of out-of-state OTB commissions to the tracks.  The approximate amount of the revenue shortfall to us going forward for the fiscal year ending 2008 is estimated to be in the range of $1.5 million.  There is presently pending a motion for leave to appeal the OTB Appellate Decision to the New York State Court of Appeals, which motion was brought jointly by the New York State Racing and Wagering Board, Monticello Raceway, Yonkers Raceway and Saratoga Raceway.  Until that motion for leave to appeal is decided, there is no further activity in any OTB litigation.  If the Court of Appeals grants leave to hear the appeal, the matter is not expected to be decided for approximately 12 to 18 months, during which time there is not expected to be any further action on behalf of the OTBs to recoup prior dark day monies.  In the event the OTB Appellate Decision is not overturned on appeal, the OTBs will have to bring a separate lawsuit claiming entitlement to recoupment of past dark day monies.  Any such litigation will be vigorously contested upon the grounds that there has been no unjust enrichment of Monticello Raceway since the OTBs voluntarily paid those amounts and there was a general understanding in the industry that according to statute they were required to pay the dark day monies to all of their regional tracks.  It is estimated that there would be no final judgment on any separate action to recoup past payments brought by the OTBs for at least 24 to 36 months after commencement of such action.  No provision has been made for this contingent liability.

On March 25, 2008, the Court of Appeals granted the motion for leave to hear the appeal by the New York State Racing and Wagering Board, Monticello Raceway, Yonkers Raceway and Saratoga Raceway.

The Company is a party from time to time to various other legal actions that arise in the normal course of business.  In the opinion of management, the resolution of these other matters will not have a material and adverse effect the Company’s financial position, results of operations or cash flows.

Guarantee of Stockholder’s Debt

Empire’s obligations to pay principal, or premium, if any, and interest under its $65 million, 5.5%, senior convertible notes that have a maturity date of July 31, 2014 are guaranteed on a joint and several basis by substantially all of its operating subsidiaries, including the Company. The guarantees are full and unconditional, and the guarantor subsidiaries are 100% owned by Empire.

On January 11, 2005, Empire entered into a credit facility with a financial institution which provided for a $10 million senior secured revolving loan that matures on May 29, 2009.

MONTICELLO RACEWAY MANAGEMENT, INC.
(a wholly owned subsidiary of Empire Resorts, Inc.)
NOTES CONDENSED TO FINANCIAL STATEMENTS

6 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings (Continued)

To secure timely repayment, Empire had the Company grant a mortgage over the Raceway property, and Empire’s material subsidiaries, including the Company, guarantee Empire’s obligations under the credit facility.

PROPOSAL TWO:
ELECTION OF DIRECTORS

Pursuant to Proposal No. 2, the nominees listed below have been nominated to serve as Class II directors until the 2011 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) and until their successors are elected and qualified.  Unless such authority is withheld, proxies will be voted for the election of the persons named below, who are all now serving as directors and each of whom has been designated as a nominee.  If, for any reason not presently known, any person is not available to serve as director, another person who may be nominated will be voted for in the discretion of the proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

Nominee Information

DAVID P. HANLON.  David P. Hanlon, 63, is currently our Chief Executive Officer and President and a member of the Board of Directors.  He previously served as Vice Chairman of the Board and has been a director since 2003.  Since October 2006, Mr. Hanlon has also served as a director for RemoteMDx, Inc., a company that markets and sells patented wireless location technologies and related monitoring services.  Prior to starting his own gaming consulting business in 2000, in which he advised a number of Indian and international gaming ventures, Mr. Hanlon was President and Chief Operating Officer of Rio Suites Hotel & Casino from 1996-1999, a period in which the Rio Suites Hotel & Casino underwent a major expansion.  From 1994-1995, Mr. Hanlon served as President and Chief Executive Officer of International Game Technology, the world’s leading manufacturer of microprocessor gaming machines.  From 1988-1993, Mr. Hanlon served as President and Chief Executive Officer of Merv Griffin’s Resorts International, and prior to that, Mr. Hanlon served as President of Harrah’s Atlantic City (Harrah’s Marina and Trump Plaza).  Mr. Hanlon’s education includes a B.S. in Hotel Administration from Cornell University, an M.S. in Accounting, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and he completed the Advanced Management Program at the Harvard Business School.

RICHARD L. ROBBINS.  Richard L. Robbins, 67, served from October 2003 through January 2004 as Senior Vice President, Financial Reporting of Footstar, Inc., a nationwide retailer of footwear.  He was Senior Vice President Financial Reporting and Control and Principal Financial Officer of Footstar, Inc. from January 2004 until March 2006.  Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged from bankruptcy in February 2006.  From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm.  From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP.  Mr. Robbins is currently a member of the board of directors of BioScrip, Inc., a community pharmacy and specialty drug company and of Vital Signs, Inc., a manufacturer of medical products.  Mr. Robbins became a director in August 2007.

KEN DREIFACH.  Ken Dreifach, 42, has served as Deputy General Counsel of Linden Lab, operators of the Second Life (secondlife.com) virtual world platform since July 2007, where he heads the company’s regulatory, compliance, privacy, safety and litigation efforts.  He also serves as Linden Lab’s primary contact with law enforcement and advocacy organizations. From May 2006 until June 2007, Mr. Dreifach was a partner at the law firm of Sonnenschein Nath & Rosenthal LLP.  From 2000 to 2006, Mr. Dreifach served as Chief of the Internet Bureau of the New York Attorney General’s office, where he directed the office’s technology-related litigation, enforcement and policy efforts. Mr. Dreifach has a J.D. from New York University School of Law and a B.A. from Wesleyan University.

Class I Directors

JOHN SHARPE.  John Sharpe, 65, is our Chairman of the Board of Directors.  Most recently, Mr. Sharpe served as President and Chief Operating Officer of Four Seasons Hotels & Resorts, from which he retired in 1999 after 23 years of service.  During his tenure at Four Seasons, the world’s largest operator of luxury hotels, Mr. Sharpe directed worldwide hotel operations, marketing and human resources, and helped create Four Seasons’ renowned reputation for the highest level of service in the worldwide hospitality industry.  In 1999, Mr. Sharpe was bestowed with the “Corporate Hotelier of the World” award by Hotels Magazine, Inc. Mr. Sharpe also received the “Silver Plate” award from the International Food Manufacturers Association, and the “Gold Award” from the Ontario Hostelry Institute.  Mr. Sharpe graduated with a B.S. in hotel administration from Cornell University and is a former trustee of the Culinary Institute of America, and former chair of the Industry Advisory Council at the Cornell Hotel School.  Mr. Sharpe previously served as executive-in-residence, School of Hotel Administration, Cornell University; chair, board of governors, Ryerson University, Toronto, Canada, and co-chair, American Hotel Foundation, Washington, D.C.  Mr. Sharpe has served as a director since August 2003 and became Chairman of the Board in May 2005.

RALPH J. BERNSTEIN.  Ralph J. Bernstein, 50, is a co-founder and general partner of Americas Partners, an investment firm.  Mr. Bernstein also serves as a director for Air Methods Corporation.  Mr. Bernstein received a B.A. in economics from the University of California at Davis.  Mr. Bernstein has served as a director since August 2003.

PAUL A. DEBARY.  Paul A. deBary, 61, is a managing director at Marquette deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations.  Prior to assuming his current position, Mr. deBary was a managing director in the Public Finance Department of Prudential Securities from 1994 to 1997.  Mr. deBary was also a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994.  Mr. deBary received an AB in 1968, and an M.B.A. and J.D. in 1971 from Columbia University.  Mr. deBary is a member of the American Bar Association, the New York State Bar Association, the Association of the Bar of the City of New York and the National Association of Bond Lawyers.  Mr. deBary is also a member of the Board of Managers of Teleoptic Digital Imaging, LLC, and serves as a director of several non-profit organizations, including New Neighborhoods, Inc., AA Alumni Foundation and the Society of Columbia Graduates.  Mr. deBary also serves as Chairman of the Board of Ethics of the Town of Greenwich, Connecticut.  Mr. deBary has served as a director since March 2002.

Class III Directors

FRANK CATANIA.  Frank Catania, 66, has been a principal at Catania Consulting Group and a lawyer at Catania & Associates since January 1999.  Prior to this, he was the assistant attorney general and director of New Jersey’s Division of Gaming Enforcement, a position he took in 1994.  Mr. Catania was a managing partner at the law offices of Catania & Harrington up until that time and was engaged in all aspects of civil and criminal litigation, real estate transactions, and corporate representation.  He was also elected and served as the assemblyman for New Jersey’s 35th Legislative District from 1990 through 1994.  Mr. Catania is currently a member of the International Masters of Gaming Law association and was chairman of the International Association of Gaming Regulators from 1998 to 1999.  He has a J.D. from Seton Hall University School of Law and a B.A. from Rutgers College.  Mr. Catania became a director in November 2005.

JAMES SIMON.  James Simon, 61, has served as President and Chief Executive Officer of J. Simon & Associates Inc., a management and marketing consulting firm, since 1992.  He has also served as President and Chief Executive Officer of Strategic Marketing Consultants, Inc., a management and marketing consulting firm that he co-founded in 1994.  Mr. Simon has a BGS undergraduate degree from University of Nebraska and an MS graduate degree from University of Kansas.  Mr. Simon became a director in August 2007.

Director Independence

The Board of Directors evaluates the independence of each nominee for election as a director in accordance with the Marketplace Rules of the NASDAQ Stock Market LLC (“Nasdaq”).  Pursuant to these rules, a majority of our Board of Directors must be “independent directors” within the meaning of the Nasdaq listing standards, and all directors who sit on our Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of independent director includes a series of objective tests, such as the director is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company.  Under the director independence guidelines, the Board of Directors must affirmatively determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  To facilitate this determination, annually each director is asked to complete a questionnaire that provides information about relationships that might affect the determination of independence.  Based on the review and recommendation of the corporate governance and nominations committee, the Board of Directors analyzed the independence of each director and, as further required by the Nasdaq Marketplace Rules, has made a subjective determination as to each director as to whether any relationships exist which, in the opinion of the Board of Directors, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to the Company and its management, including all transactions in which the Company and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

The Board of Directors has affirmatively determined that none of our directors has a material relationship with the Company other than Mr. Hanlon, our President and Chief Executive Officer, who is a full time employee of the Company, Mr. Friedman, who is a partner with Olshan Grundman Frome Rosenzweig & Wolosky LLP, a law firm that provides services to our Company and John Sharpe, who the Board of Directors determined is not independent by virtue of compensation paid to him by the Company for his services as a director.  The Board of Directors has also affirmatively determined that all members of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at [__] [__], 2008 by (i) each director and director nominee as of [__] [__], 2008; (ii) each executive officer of the Company as of [__] [__], 2008; (iii) each stockholder known to be the beneficial owner of more than five percent of any class of the Company’s voting securities; and (iv) by all directors and executive officers of the Company, as a group.

The information regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC.  Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right.  The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days.  Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series E Preferred Stock Beneficially Owned
	Shares		Percentage	Shares	Percentage	Shares	Percentage
Thomas W. Aro	109,700	(2)	*	--	--	--	--

Paul A. deBary	198,008	(3)	*	--	--	--	--

John Sharpe	249,500	(4)	*	--	--	--	--

David P. Hanlon	1,327,614	(5)	4.20%	--	--	--	--

Ralph J. Bernstein	2,276,243	(6)	7.44%	--	--	--	--

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series E Preferred Stock Beneficially Owned
	Shares		Percentage	Shares	Percentage	Shares	Percentage
Robert H. Friedman	52,500	(7)	*	--	--	--	--

Frank Catania	52,500	(8)	*	--	--	--	--

Richard L. Robbins	32,500	(9)	*	--	--	--	--

James Simon	37,020	(10)	*	--	--	--	--

Ronald J. Radcliffe	173,333	(11)	*	--	--	--	--

Hilda Manuel	52,333	(12)	*	--	--	--	--

Clifford A. Ehrlich	107,258	(13)	*	--	--	--	--

Charles Degliomini	96,101	(14)	*	--	--	--	--

Joseph E. Bernstein	1,588,234	(15)	5.20%	--	--	--	--

Ken Dreifach	--		--	--	--	--	--

Louis R. Cappelli c/o Cappelli Enterprises, Inc. 115 Stevens Avenue Valhalla, NY 10595	1,985,542	(16)	6.50%	--	--	--	--

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	2,467,280	(17)	8.08%	--	--	--	--

Directors and Officers as a Group	4,764,610		14.64%	--	--	--	--

Patricia Cohen 8306 Tibet Butler Drive Windmere, FL 34786	--		--	44,258	100%	--	--

Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533	--		--	--	--	1,551,213	89.6%

Stanley Tollman c/o Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533	--		--	--	--	152,817	8.8%
_______________
* less than 1%

(1)
Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Gaming and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701.

(2)
Includes 4,200 shares of Common Stock owned directly by Thomas W. Aro and options that are currently exercisable into 105,500 shares of Common Stock.  On January 16, 2008, Mr. Aro announced his retirement effective March 31, 2008.

(3)
Includes 82,913 shares of Common Stock owned directly by Paul deBary, 12,595 shares of Common Stock held in an individual retirement account for Mr. deBary’s benefit and options that are currently exercisable into 102,500 shares of Common Stock.

(4)	Includes 2,000 shares of Common Stock owned directly by John Sharpe and options that are currently exercisable into 247,500 shares of Common Stock.

(5)	Consists of 261,023 shares of restricted stock and options that are currently exercisable into 1,066,591 shares of Common Stock.

(6)	Includes 2,221,243 shares of Common Stock owned directly by Ralph J. Bernstein and options that are currently exercisable into 55,000 shares of Common Stock.

(7)	Consists of options that are currently exercisable into 52,500 shares of Common Stock.

(8)	Consists of options that are currently exercisable into 52,500 shares of Common Stock.

(9)	Consists of options that are currently exercisable into 32,500 shares of Common Stock.

(10)	Includes 18,270 shares of Common Stock owned directly by James Simon and options that are currently exercisable into 18,750 shares of Common Stock.

(11)	Consists of options that are currently exercisable into 173,333 shares of Common Stock.

(12)	Consists of options that are currently exercisable into 52,333 shares of Common Stock.

(13)	Includes 80,592 shares of Common Stock owned directly by Clifford A. Ehrlich and options that are currently exercisable into 26,666 shares of Common Stock.

(14)	Includes 62,769 shares of Common Stock owned by Fox-Hollow Lane LLC, of which Charles Degliomini is the managing member, and options that are currently exercisable into 33,332 shares of Common Stock.

(15)	Consists of 1,588,234 shares of Common Stock owned directly by Mr. Bernstein.

(16)
According to a Schedule 13D/A filed by Louis R. Cappelli, LRC and Cappelli Resorts LLC on May 16, 2008, Mr. Capelli has an indirect ownership interest in an aggregate of 1,985,542 shares consisting of (i) 811,030 shares of Common Stock purchased by LRC on April 29, 2008 and (ii) 1,174,512 shares of Common Stock distributed to Cappelli Resorts LLC by Concord, effective as of May 1, 2008. Mr. Cappelli has the shared power to dispose of or direct the disposition of 1,985,542 shares of Common Stock held of record by Cappelli Resorts LLC and by LRC.

(17)
According to a Schedule 13G/A filed by Wells Fargo & Company filed on January 23, 2008, it and Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC have sole dispositive power and sole voting power with respect to the 2,467,280 shares.

Committees and Meetings of the Board of Directors

The Board of Directors met on 10 occasions and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2007.  During the time that he served as a director during 2007, each of the directors attended at least 75% of the meetings held by the Board of Directors.  There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the corporate governance and nominations committee.

Audit Committee

We have a separately-designated standing Audit Committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, our Board of Directors adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to our proxy statement for the 2007 annual meeting of stockholders, and which is available, free of charge, from the Company by writing to Investor Relations at Empire Resorts, Inc., 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 or calling (845) 807-0001.

The members of the Audit Committee are Paul A. deBary (chairman of the committee), Frank Catania and Richard L. Robbins.  Each of Messrs. deBary, Catania and Robbins is independent from the Company, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the “NASD”).  Our Board of Directors believes that Mr. Paul A. deBary is an Audit Committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee our financial reporting activities.  The Audit Committee is responsible for reviewing with both our independent certified public accountants and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff.  The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence.  Based upon such review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The Audit Committee met on five occasions during the fiscal year ended December 31, 2007.  Each of the members of the Audit Committee attended each of the meetings held by the Audit Committee during the time he served as a member of the committee.

Paul A. deBary, Chairman
Frank Catania
Richard L. Robbins

Corporate Governance and Nominations Committee

The corporate governance and nominations committee recommends appropriate governance practices, recommends criteria for service as a director and reviews candidates to serve as directors.  The corporate governance and nominations committee has adopted a written charter, a copy of which was included as Appendix B to our proxy statement for the 2007 annual meeting of stockholders.  The members of the corporate governance and nominations committee are Ralph J. Bernstein, Frank Catania and James Simon.  Mr. Simon serves as chairman of the corporate governance and nominations committee.  Each of Messrs. Bernstein, Catania and Simon is independent from the Company, as independence is defined in Rule 4200(a)(15) of the NASD listing standards.

The corporate governance and nominations committee develops, recommends and oversees implementation of corporate governance principles for the Company.  In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board of Directors, business contacts, community leaders, third-party advisory services and members of management.  The corporate governance and nominations also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment.  The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications.  There is no firm requirement of minimum qualifications or skills that candidates must possess.  The corporate governance and nominations committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.  In making its recommendations, the corporate governance and nominations committee seeks out outstanding talent among minority groups and women.

Stockholders wishing to nominate a candidate for director at the annual stockholders meeting must give written notice to Empire Resorts, Inc., 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074, Attention: Investor Relations either by personal delivery or by United States mail, postage prepaid.  The stockholder’s notice must be received by us not later than the close of business on the 120th calendar day prior to the date on which notice of the prior year’s annual meeting was first mailed to stockholders.  The stockholder’s written notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and (iii) a representation that the stockholder is a holder of record of shares of the Company and intends to appear in person or by proxy at the meeting to propose such business.

The corporate governance and nominations committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee.  A member of the corporate governance and nominations committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board of Directors.  If, after further discussions with the candidate, and other further review and consideration as necessary, the corporate governance and nominations committee believes that it has identified a qualified candidate, it will make a recommendation to the Board of Directors.

The corporate governance and nominations committee met on three occasions and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2007.  Each of the members of the corporate governance and nominations committee attended each of the meetings held by the corporate governance and nominations committee during the time each director served as a member of the committee.

Compensation Committee

The Compensation Committee, which is comprised of Ralph J. Bernstein (chairman of the committee), Paul A. deBary, Richard L. Robbins and James Simon, is responsible for establishing and reviewing the appropriate compensation of our directors and officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans.  The Compensation Committee has adopted a written charter, a copy of which was included as Appendix C to our proxy statement for the 2007 annual meeting of stockholders.  During fiscal 2007, there were six meetings of the Compensation Committee.  Each of the members of the Compensation Committee attended each of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Code of Ethics

We adopted a code of ethics that is available on its internet website (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074, Attention: Investor Relations.  The code of ethics applies to each director and officer, including the Chief Financial Officer and Chief Executive Officer, and all of our other employees and our subsidiaries.  The code of ethics provides that any waiver of the code of ethics may be made only by the Board of Directors.

Procedures for Contacting Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors.  Stockholders may communicate with the Board of Directors generally or a specific director at any time by writing to: Empire Resorts, Inc., 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074, Attention: Investor Relations.  The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors.  Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the chairman of the corporate governance and nominations committee.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors.

Executive Officers

The executive officers of the Company are:

David P. Hanlon	Chief Executive Officer and President

Ronald J. Radcliffe	Chief Financial Officer and Treasurer

Hilda A. Manuel	Senior Vice President for Native American Affairs and Chief Compliance Officer

Clifford A. Ehrlich	Executive Vice President and General Manager

Charles Degliomini	Senior Vice President – Government Relations and Corporate Communications

Information with respect to Mr. Hanlon is set forth above under “Nominee Information” on page [__].

RONALD J. RADCLIFFE.  Ronald J. Radcliffe, 64, joined us as our Chief Financial Officer in May 2005.  Mr. Radcliffe was previously Chief Financial Officer, Treasurer and Vice President of the Rio Suites Hotel & Casino in Las Vegas from 1996-2000, where he negotiated the sale of the company to Harrah’s Entertainment, Inc.  He was also the lead company representative in the company’s $125 million secondary public offering, negotiating a $300 million revolving line of credit, and a public offering of $125 million in subordinated debt.  In 2001, Mr. Radcliffe started a gaming consultancy business, and in 2002 became Chief Financial Officer, Treasurer, Vice President and Principal of Siren Gaming, LLC, a management company for an Indian Class III casino.  From 1993 to 1995, Mr. Radcliffe was Chief Financial Officer, Treasurer and Vice President of Mikohn Gaming Corporation, Las Vegas, NV.  Prior to this, he was Vice Chairman, President, Chief Operating Officer and Chief Financial Officer for Sahara Resorts, Las Vegas, NV.  Mr. Radcliffe is a licensed C.P.A. and received a B.S. in business administration in 1968 from the University of Nevada.

HILDA A. MANUEL.  Hilda A. Manuel, 57, joined us in March 2005 as our Senior Vice President for Native American Affairs and Chief Compliance Officer.  From February 2003 through December 2004, Ms. Manuel served as deputy general counsel for the Gila River Indian Community, where she supervised general employees and attorneys with respect to civil and criminal matters.  From May 2000 through March 2002, Ms. Manuel served as special counsel to the law firm of Steptoe & Johnson, LLP, where she oversaw business development with Indian tribes and Indian organizations, along with supervising the management of cases for Indian clients.  From October 1994 through April 2000, Ms. Manuel served as the Deputy Commissioner of the BIA for the U.S. Department of the Interior.  As Deputy Commissioner, Ms. Manuel was responsible for the overall management of the BIA, including the maintenance of government-to-government relationships with Indian tribes, protecting trust resources and the trust assets of Indian tribes, the fiscal administration and expenditure of $2.8 billion in appropriated funds and the supervision of 12 regional offices, 83 tribe-agencies and over 13,000 employees.  From February 1992 through May 1994, Ms. Manuel served as Staff Director for the Indian Gaming Management Office of the BIA, where she was responsible for implementing the responsibilities of the Secretary of the Interior under the Indian Gaming Regulatory Act of 1988, along with supervising acts related to the approval of Class III gaming tribal-state compacts, fee to trust land acquisitions for gaming purposes, revenue allocation plans, including per capita distributions of gaming revenues, and the development of policy guidelines and directives on gaming related issues within the authority of the Secretary of the Interior. Finally, from May 1991 through February 1992, Ms. Manuel served as Division Chief for Tribal Government Affairs for the BIA and from February 1990 through July 1991, Ms. Manuel was a Judicial Services Specialist for the BIA.

CLIFFORD A. EHRLICH.  Clifford A. Ehrlich, 48, has been an employee of the Company since 1995.  In February 2008, he was promoted to Executive Vice President and General Manager.  Prior to his promotion, he most recently served as Senior Vice President of our subsidiary, Monticello Raceway Management, Inc.  From 1981 to 1994, Mr. Ehrlich served as Vice President and an owner of the Pines Resort Hotel & Conference Center in the Catskills.  Mr. Ehrlich has also held the position of executive committee member of the Sullivan County Tourism Advisory Board and served as President of the Catskill Resort Association.  Mr. Ehrlich received a bachelor’s degree in business administration with an emphasis in management and marketing from the University of Colorado Business School in 1981.

CHARLES DEGLIOMINI.  Charles Degliomini, 49, has been an employee or consultant of the Company since 2004.  In February 2008, he was promoted to Senior Vice President - Government Relations and Corporate Communications.  Previously, he was Senior Vice President of Sales and Marketing of eLottery, Inc., the first firm to advance the technology to facilitate the sales and marketing of governmental lottery tickets on the Internet.  Before taking the position at eLottery, Mr. Degliomini was President and founder of Atlantic Communications, a New York-based corporate and government affairs management company.  Mr. Degliomini served in the General Services Administration (GSA) as Chief of Staff to the Regional Administrator from 1985 to 1998, and was the New York State Communications Director for Reagan-Bush in 1984.  Mr. Degliomini has a B.A. in political science from Queens College and is an M.A. candidate at the New York University School of Public Administration.

Executive Compensation

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders.  In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;

•	ensure that compensation is commensurate with our performance and stockholder returns;

•	provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Business Strategy

Our 2008 business strategy for building sustainable growth in stockholder value remains similar to the strategy we have employed for the past few years.  Key components of the strategy are as follows:

•	Improve our operating efficiencies to the point where we are once again profitable;

•	Enter into strategic joint ventures which help drive our growth;

•	Secure a Class III gaming license for a facility to be part of our existing New York operation; and

•	Take advantage of opportunities which can help us grow.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration.  The first tier consists of base pay, and a suite of retirement, health, and welfare benefits.  The second tier consists of both short and long term incentive compensation.

Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives.

Our short term incentive plan provides for cash bonuses to be paid to executives based on individual and corporate performance.

Commencing in 2008, the Compensation Committee intends to establish preset goals, and amounts of short term incentive which will be paid for achieving those goals.

Bonuses of $10,000 and $12,000 were paid in 2007 to our Chief Compliance Officer and Chief Operating Officer, with respect to the 2006 fiscal year.  No other bonuses were paid with respect to the 2006 fiscal year.  In addition, no bonuses will be paid in 2008 with respect to the 2007 fiscal year.

Our long term incentive plan provides for awards of stock options, restricted stock, and other equity based incentives.  These are designed to reward executives for the achievement of longer term objectives which result in an increase in share value.

Reasons for the Current Incentive Plan Structure

In 2008, the Company will continue to focus on our racing and video gaming businesses and we will continue to pursue property development opportunities through strategic alliances.  In addition, we will continue to pursue a Class III gaming license.  If successfully pursued, this strategy will eventually result in the creation of additional and sustainable share value.

Our short term incentive plan will reward executives for the achievement of milestones which are critical to our business strategy, coupled with cost cutting and other ways of improving our operating efficiency.  Bonuses will only be paid to the extent objectives are achieved and the operating performance of the Company so warrants.

Awards outstanding under the long term incentive plan currently consist of stock options, as well as restricted stock.  In future years, we may also make grants of other equity based awards.  The long term incentive plan is designed to reward executives for increasing long term share value.  This will be accomplished by the successful execution of the Company’s business objectives, coupled with the consistent achievement of profitability goals.  The long term incentive plan will keep executives focused on both revenue and profit growth, and it can potentially be a very significant source of compensation for executive officers in the long term.

How We Determine to Pay What We Pay

Our cash compensation policy is based on:

•	The Company’s philosophy of providing significant pay at risk

•	Internal equity

•	Individual and corporate performance

In setting base pay, the Compensation Committee pays at a level which is necessary to attract and retain the level of talent it needs.  Compensation for the Company’s chief executive officer (“CEO”) and chief financial officer (“CFO”) was first set in their three year employment contracts, entered into on May 23, 2005.  The employment contracts state that the Compensation Committee shall review base pay annually, and make upward adjustments, as it deems appropriate.  The CEO’s salary was set at $500,000, and it has stayed at that level since the inception of the employment contract.  The CFO’s salary was set at $275,000 in his employment contract.  In 2007, the Compensation Committee exercised its discretion and raised the CFO’s base pay from $275,000 to $310,000.

Exceptional individual and corporate performance is rewarded via the annual bonus program, and is not reflected in base pay.  The Compensation Committee pays close attention to internal equity when it sets pay.  In particular, it takes into account the relative value of its individual executive officer jobs, as well as the value of the jobs immediately below the executive officer level.  Periodically, the Compensation Committee references base pay practices at public companies of a similar size, to help ensure base pay remains broadly within a competitive range.

In the future, the Compensation Committee intends to set annual cash bonus opportunity by (1) setting predetermined goals connected to the Company’s business strategy, and (2) specifying the amount of bonus which will be paid if the Company achieves some or all of those goals.  In setting the annual cash bonus opportunity, the Compensation Committee will abide by the philosophy that cash bonuses might be substantial if individual and corporate performance reaches predetermined levels.  In recent years, material cash bonuses have not been paid, because corporate performance has not warranted it.

Overall, our cash compensation practices reflect our long held philosophy that annual cash compensation shall consist of (1) base pay at the level to attract and retain the caliber of talent we need and (2) bonus compensation which is entirely performance based.

Our Compensation Committee takes into account several factors in determining the level of long-term incentive opportunity to grant to our executive officers.  In 2007, the Compensation Committee took the following factors into account

•	Individual executive performance;

•	Equity compensation grants which have been granted previously;

•	The effect of equity compensation grants on fully diluted earnings per share;

•	Each executive officer’s portion of the total number of options being granted to employees in fiscal 2007; and

•	The level of grants necessary to keep our executive officers focused and motivated in the coming year.

In considering the level of option grants required to keep our executive officers focused and motivated, the Compensation Committee periodically makes reference to equity compensation practices at similar sized public companies.  However, no effort is made to make grants at a particular percentile of the market range.

In February 2008, the Compensation Committee retained Denver Management Advisors, Inc. to provide market data and recommendations to the Compensation Committee regarding compensation for executive officer positions.

Policy for Allocating Between Long Term and Current Compensation

Our policy for allocating between long-term and current compensation for our executive officers is as follows:

•
We expect that in the long run the bulk of total compensation paid to executive officers will come from stock options and other equity based long term incentives.  Executive officers would only enjoy rewards to the extent they create commensurate value for stockholders. This would be in keeping with our philosophy of utilizing executive compensation to create sustained increases in value for our stockholders.

•
We recognize that to create sustainable increases in share value, increases in growth and profitability are necessary.  Accordingly, it is our intention to provide competitive cash bonus opportunities.  However, annual bonuses will only be paid to the extent short term objectives are achieved or exceeded.

•	Finally, we recognize that in order to attract and retain the kind of talent necessary to build share value, we must pay competitive base salary and benefits.

Benchmarking of Compensation

Our compensation philosophy does not include an effort to pay executive officers at a particular percentile of the market range.  Accordingly, we did not select a group of peer companies with an eye toward using their executive officer pay as a benchmark against which to set our compensation.  As stated above, we take several factors into account in determining base pay, short term incentive opportunity, and long term incentive opportunity, including individual and corporate performance, changes in position responsibility, and internal equity.

Nevertheless, we understand that there are several companies which are competitors for executive officer talent, and we view it as useful to examine their pay practices from time to time.  In the course of determining cash compensation for our executive officers in 2007, we looked at publicly traded gaming companies.   For purposes of determining long term incentive grants, we looked at practices in a wide variety of companies, both in and outside of the industry.  For the limited purpose of the analysis set forth below, the compensation paid to the executive officers of these positions is referred to as “market”.

Based on our review of the data, it appeared that all of our executive officers were at, or slightly below, the midpoint of the market range, when base salary, bonus opportunity, and long term incentives were taken into account. The one exception was our CEO, whose base salary and prior year equity compensation grants put him above the midpoint of the market range.  Since our CEO is a proven industry veteran whose skill and reputation are essential for the Company to meet its near term goals, the Compensation Committee believes that his retention is important, and his pay package is justified.

Long Term Incentive Opportunity – Basis for Reward and Downside Risk

To date, the Compensation Committee has awarded stock options and restricted stock under our 2004 Stock Option Plan and the 2005 Equity Incentive Plan.  The Compensation Committee may consider using other equity based incentives in the future.  Options bear a relationship to the achievement of our long-term goals in that they increase in value as our stock increases in value.

Our executive officers are exposed to downside risk through the shares of the Company they own outright and/or through the options they hold.  Declines in the stock price will result in the shares they hold outright becoming less valuable, and the options becoming less valuable, or worthless.

The Compensation Committee carefully evaluates the cost of options and restricted stock it grants to its executive officers, in terms of their impact on fully diluted earnings per share.  The Compensation Committee will continue to evaluate the cost of options and other forms of equity compensation against the benefit those vehicles are likely to yield in building sustainable growth in stockholder value.

Equity Grants and Market Timing

We do not grant options in coordination with the release of material, non-public information, and we do not intend to adopt such a practice in the future.  During 2007,  annual awards of stock options to our executive officers and key employees were usually made at  regularly scheduled Compensation Committee meetings.   Exceptions would include grants made to new hires, grants made as a result of promotions, and other extraordinary circumstances.

We have properly accounted for all of our option grants.  When we award options and set the exercise price, the exercise price is based on the fair market value of our stock on the grant date.  Our 2005  Equity Incentive Plan defines “fair market value” as the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of stock are listed, or on the NASDAQ Stock Market (if shares are regularly quoted on the NASDAQ Stock Market), or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company or as determined by the Compensation Committee in a manner consistent with the provisions of United States Internal Revenue Code of 1986, as amended (the “Code”).

Specific Forms of Compensation and the Role of Committee Discretion

In the past, the Compensation Committee has retained the discretion to review executive officer base pay, and to make increases based on executive performance and market norms. The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.   In addition, the Compensation Committee has retained the discretion to make long-term incentive grants based on several factors detailed in this Compensation Discussion and Analysis.  The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants and restricted stock grants without predetermined performance goals or metrics.

The Compensation Committee retains its right to make future grants of options, restricted stock, or other equity compensation based on Company and individual performance.  At this time, it has not been determined whether it would exercise discretion to increase or reduce the size of an award or payout if the performance goals are met, or pay all or any portion of an award or payout despite the performance goals not being met.

In the past, the Compensation Committee has retained the discretion to pay individual bonuses to the Chief Executive Officer and Named Executive Officers, based on corporate and individual performance.  The determination whether a bonus was paid, as well as the amount, was left to the discretion of the Compensation Committee.  The Chief Operating Officer was paid $12,000 for his 2006 performance, and the Chief Compliance Officer was paid $10,000 for her 2006 individual performance.  No bonuses were paid to the Chief Executive Officer or to Named Executive Officers with respect to the 2007 fiscal year.

In the future, the Compensation Committee intends to set predetermined goals, as well as predetermined bonus amounts for achieving such goals.  These goals will be set as early as possible in the fiscal year for which the bonus is to be paid.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution.

We are engaged in a concerted strategic effort to increase revenue, profit, and operating efficiency.  The CEO and the Named Executive Officers work as a team to accomplish these goals.  Their base pay, annual bonus opportunity, and respective long term incentive opportunity reflect their individual contribution to the Company and market practices.

The CFO received an option grant for 40,000 shares in May 2007 which vest over a two year period. The Chief Compliance Officer received an option  grant for 10,000 shares in January 2007, which vest over three years.  Both grants were made pursuant to the Company’s 2005 Equity Incentive Plan.  The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution.  As of the end of fiscal 2007, none of the January or May 2007 option grants were in the money.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

We have not previously needed to adjust or recover awards or payments because relevant performance measures were restated or adjusted.  If this occurred, we expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

During the tenure of the current Compensation Committee, the Company has not previously materially increased or decreased compensation.  We expect that the primary factor we would consider in such a case is a clear, sustained market trend.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

We maintain no compensation plans programs where gains from prior compensation would directly influence amounts currently earned.  The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.

The Basis for a Change of Control Triggering Payment

We have entered into an employment agreement with our CEO which provides that if the Company terminates his employment without Cause or if he resigns with Good Reason (as those terms are defined in his employment contract) then the Company is obligated to continue to pay his compensation for the remainder of its term, and the options and restricted shares granted at the commencement of his employment contract would immediately vest.  The employment agreement also provides that if the CEO terminates his contract within one year of a change of control, the cash compensation which we are obligated to pay him, as described above, will be paid in a lump sum.  The CEO’s contract provides that if it is not to be renewed at the end of its term, the Company must provide the CEO with 180 days notice.  As of the date of this Compensation Discussion and Analysis, the Company and the CEO have waived their rights to the 180 day notice.   The employment agreement,  and the change of control provisions discussed herein, are therefore set to expire on May 23, 2008.  The terms of the contract renewal are currently under review.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take the impact of accounting and tax treatment on each particular form of compensation into account.  Our incentive payments are designed so that they are deductible under Section 162(m) of the Code.  We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we expect to take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

Since a significant ownership stake in the Company by its directors and executive officers leads to a stronger alignment of interests with stockholders, the Board has encouraged stock ownership by non-employee directors and executive officers. However, there are currently no share ownership guidelines in place.

Our executive officers are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.

The Role of Executive Officers in Determining Compensation

In early 2007, our CEO supplied the Compensation Committee with his thoughts on what the personal goals of the Named Executive Officers should be, for purposes of the 2007 annual incentive plan.  The CEO also apprised the Compensation Committee with his assessment of the performance of the Named Executive Officers in 2006, and the Committee took this information into account, among other information, in setting their base pay for 2007.

At the close of 2007, the CEO supplied the Compensation Committee with similar input, regarding 2007 performance of the Named Executive Officers, as well the CEO’s thoughts on individual objectives for the 2008 annual incentive plan.

Other than the input supplied above, neither the CEO nor any Named Executive Officer played any role in determining executive officer compensation.

Summary Compensation Table

The following table sets forth all information concerning the compensation received for the fiscal years ended December 31, 2007 and 2006, for services rendered to us by David P. Hanlon, our chief executive officer, Ronald J. Radcliffe, our chief financial officer, and each of our two other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compen- sation ($) (2)	Total ($)

David P. Hanlon Chief Executive Officer	2007	500,000	-	109,411	389,762	9,000	1,008,173
	2006	500,000	-	529,633	1,377,829	8,800	2,416,262

Ronald J. Radcliffe Chief Financial Officer	2007	295,596	-	-	324,766	9,000	629,362
	2006	275,000	-	-	352,269	8,800	636,069

Thomas W. Aro Chief Operating Officer	2007	195,000	12,000	-	49,806	9,000	265,806
	2006	195,000	-	-	109,840	7,800	312,640

Hilda Manuel Sr. VP for Native American Affairs	2007	180,000	10,000	-	146,272	5,400	341,672
	2006	160,192	-	-	159,724	2,000	321,916

(1)
These amounts represent the dollar amount recognized for financial reporting purposes for the years ended December 31, 2007 and December 31, 2006, as applicable, for the value of prior year and current year grants of restricted stock and stock options allocable to that year and are computed in accordance with SFAS No. 123R.  Please see Notes B, I and J to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2007 for more information on these issues.

(2)
These amounts reflect the Company matching contributions associated with amounts contributed by the individuals to our 401(k) benefit plan.  See Note M to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2007 for more information on this plan.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during 2007, to each of the named executive officers:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
David P. Hanlon	-	-	-	-

Thomas W. Aro	-	-	-	-

Ronald J. Radcliffe	5/24/07	40,000	7.40	253,200

Hilda Manuel	1/30/07	10,000	8.74	75,360

(1)
These amounts reflect the aggregate grant date fair value of options granted in the year ended December 31, 2007 under our 2005 Equity Incentive Plan computed in accordance with SFAS No. 123R.  Please see Notes B and J to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2007 for more information.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On May 23, 2005, we entered into an employment agreement with David P. Hanlon which sets forth terms and provisions governing Mr. Hanlon’s employment as our Chief Executive Officer and President.  This agreement provides for an initial term of three years at an annual base salary of $500,000.  In addition, Mr. Hanlon is entitled to participate in any annual bonus plan or equity based incentive programs maintained by us for our senior executives.  In connection with his employment, Mr. Hanlon received an option grant of a 10-year non-qualified stock option to purchase 1,044,092 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan, subject to stockholder approval, at an exercise price per share of $3.99, vesting 33% 90 days following the grant date, 33% on the first anniversary of the grant and 34% on the second anniversary of the grant, which approval was received on August 17, 2005.  We also granted Mr. Hanlon 261,023 restricted shares, pursuant to our 2005 Equity Incentive Plan, vesting 33% on the grant date, 33% on the first anniversary of grant, and 34% on the second anniversary of the grant.  We agreed to provide certain benefits to Mr. Hanlon, including maintaining a term life insurance policy on the life of Mr. Hanlon in the amount of $2,000,000 and reimbursement for relocation expenses and expenses for temporary housing.

On May 23, 2005, we entered into an employment agreement with Ronald J. Radcliffe which sets forth terms and provisions governing Mr. Radcliffe’s employment as our Chief Financial Officer.  This agreement provides for an initial term of three years at an annual base salary of $275,000.  In addition, Mr. Radcliffe is entitled to participate in any annual bonus plan or equity based incentive programs maintained by us for our senior executives.  In connection with his employment, Mr. Radcliffe received an option grant of a 10-year non-qualified stock option to purchase 150,000 shares of our Common Stock pursuant to our 2005 Equity Incentive Plan, subject to stockholder approval, at an exercise price per share of $3.99, vesting 33% 90 days following the grant date, 33% on the first anniversary of the grant and 34% on the second anniversary of the grant, which approval was obtained on August 17, 2005.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers as of December 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date
David P. Hanlon	7,500	-	7.00	8/15/13 (1)
	5,000	-	11.97	3/24/14 (2)
	10,000	-	8.51	1/7/10 (3)
	1,044,092	-	3.99	5/23/15 (4)

Ronald J. Radcliffe	120,000	-	3.99	5/23/15 (5)
	40,000	20,000	5.53	8/10/16 (6)
	13,333	26,667	7.40	5/24/17 (14)

Thomas W. Aro	5,500	-	4.40	6/30/09 (7)
	20,000	-	2.12	1/9/11 (8)
	50,000	-	14.25	5/20/14 (9)
	20,000	10,000	6.75	12/16/15 (10)

Hilda Manuel	30,000		8.26	3/18/15 (11)
	5,667	2,833	6.75	12/16/15 (12)
	16,667	16,667	5.53	8/10/16 (13)
	0	10,000	8.74	1/30/17 (15)

Unless otherwise noted, option grants have a term of ten years.  Grants to Mr. Hanlon prior to May 23, 2005 were made to him in his capacity as a Director.

(1)	Granted and vested 8/5/03.
(2)	Granted and vested 3/24/04.
(3)	Granted and vested 1/7/05 – five year term.
(4)	Grant date 5/23/05 effective upon stockholder approval received on 8/17/05; vesting 33% 90 days after grant, 33% one year after grant and 34% two years after grant.
(5)
Total options granted 5/23/05 – 150,000 effective upon stockholder approval received on 8/17/05; vesting 33% 90 days after grant, 33% one year after grant and 34% two years after grant.  Options for 30,000 shares exercised on December 20, 2006.

(6)	Grant date 8/10/06; vesting 33.3% 90 days after grant, 33.3% one year after grant and 33.3% two years after grant.
(7)	Grant date 6/30/99; vesting 33.3% one year after grant, 33.3% two years after grant and 33.3% three years after grant.
(8)	Grant date 1/9/03; vesting 33.3% one year after grant, 33.3% two years after grant and 33.3% three years after grant - eight year term.
(9)	Grant date 5/20/04; vesting 50% on date of grant and 50% one year after grant.
(10)	Grant date 12/16/05; vesting 33.3% one year after grant, 33.3% two years after grant and 33.3% three years after grant.
(11)	Grant date 3/18/05; vesting one year.
(12)	Grant date 12/16/05; vesting 33.3% one year after grant, 33.3% two years after grant and 33.3% three years after grant.
(13)	Grant date 8/10/06; vesting 33.3% 90 days after grant, 33.3% one year after grant and 33.3% two years after grant.
(14)	Grant date 5/24/07; vesting 33.3% on date of grant, 33.3% one year after grant and 33.3% two years after grant.
(15)	Grant date 1/30/07; vesting 33.3% one year after grant, 33.3% two years after grant and 33.3% three years after grant.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercising of stock options of each of the named executive officers in December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
David P. Hanlon	-	-	88,747	662,930

Ronald J. Radcliffe	-	-	-	-

Thomas W. Aro	18,000	129,600	-	-

Hilda Manuel	16,666	43,998	-	-

Potential Payments upon Termination or Change-in-Control

The employment agreements for each of David P. Hanlon and Ronald J. Radcliffe provide for potential payments upon termination, or, in the case of Mr. Hanlon, a change-in-control.  In the event that we terminate either Mr. Hanlon or Mr. Radcliffe’s employment with Cause or Mr. Hanlon or Mr. Radcliffe resigns without Good Reason, our obligations are limited generally to paying such executive’s base salary through the termination date.  In the event that we terminate Mr. Hanlon’s employment without Cause or he terminates his employment without Good Reason, the vesting of stock options and restricted stock shall be treated in accordance with the terms of the relevant plan, provided, however, that if Mr. Hanlon terminates his employment without Good Reason and the basis for such determination is based upon a good faith conclusion by Mr. Hanlon and the Board that the direction that the Company is going is inconsistent with the direction that Mr. Hanlon and the Board anticipated as of the commencement of Mr. Hanlon’s employment, then the stock options granted pursuant to Mr. Hanlon’s employment agreement may be exercised for a period of one year following such termination.

In the event that we terminate Mr. Hanlon’s employment without Cause or Mr. Hanlon resigns with Good Reason, we are generally obligated to continue to pay Mr. Hanlon’s compensation for the remainder of the term of Mr. Hanlon’s employment agreement and accelerate the vesting of the options and restricted shares granted at the commencement of this agreement.  If Mr. Hanlon terminates his employment within one year following a Change of Control, we shall pay such cash compensation in a lump sum.

In the event that we terminate Mr. Radcliffe’s employment without Cause or Mr. Radcliffe resigns with Good Reason, we are generally obligated to continue to pay Mr. Radcliffe’s compensation for a period of six months following such termination.

For purposes of their employment agreements, “Cause” is defined as the executive (i) pleading “guilty” or “no contest” to or being convicted of an act which is defined as a felony under federal or state law or as a crime under federal or state law which involves such executive’s fraud or dishonesty, (ii) in carrying out his duties, engaging in conduct that constitutes willful neglect or willful misconduct; provided such plea, conviction, neglect or misconduct results in material economic harm to the Company, (iii) such executive’s failure to obtain or maintain required licenses in the jurisdiction where the Company currently operates or has plans to operate, in either case as of the commencement of such executive’s employment or (iv) such executive’s material breach of his employment agreement.

For purposes of their employment agreements, “Good Reason” is defined as the occurrence of any of the following without such executive’s prior written consent:  (i) the failure to appoint or continue such executive in their current position with the Company; (ii) a material diminution in such executive’s duties, or the assignment to such executive of duties materially inconsistent with his duties, positions, authority, responsibilities and reporting requirements, or the assignment of duties which materially impair such executive’s ability to function in his current position with the Company; (iii) a reduction in or a material delay in payment of such executive’s total cash compensation and benefits from those required to be provided in accordance with the provisions of such executive’s employment agreement; or (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform such executive’s employment agreement by any successor to all or substantially all of the assets of the Company not later than the effective date of such transaction.  The definition of “Good Reason” in Mr. Hanlon’s employment agreement also includes (i) the failure of the Board or a nominating committee thereof to nominate Mr. Hanlon for election to the Board of Directors; (ii) a change in the reporting structure so that Mr. Hanlon no longer reports directly to the Board or a committee thereof; (iii) the Company, the Board or any person controlling the Company requiring Mr. Hanlon to relocate his principal place of employment to a location other than New York State or Nevada, other than on travel reasonably required to carry out Mr. Hanlon’s obligations under his employment agreement; (iv) any termination by Mr. Hanlon of his employment for any reason other than death or disability within one year of a Change in Control of the Company; or (v) a material breach by the Company of any of the provisions of Mr. Hanlon’s employment agreement.

For the purposes of Mr. Hanlon’s employment agreement, the term “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) any of the following occur:  (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 20% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

The employment agreements of each of Mr. Hanlon and Mr. Radcliffe contain non-competition and non-solicitation provisions for the period that the executive is employed by the Company, plus the greater of (i) one year following the voluntary termination of such executive’s employment without Good Reason, (ii) one year following termination of the such executive by the Company for Cause, or (iii) the balance of the period that the executive is continuing to receive his base salary.

The following table summarizes the contingent compensation amounts provided for in the employment agreements.  The table provides the estimated payments payable to each executive upon (a) the Company’s termination of Mr. Hanlon or Mr. Radcliffe without Cause or the resignation of Mr. Hanlon or Mr. Radcliffe with Good Reason, and (b) in the case of Mr. Hanlon, termination, in certain circumstances, following a Change of Control.  These numbers are subject to change as specified in the employment agreements.

	Termination Without Cause or Resignation With Good Reason
Name	Cash ($)	Acceleration of Options and Restricted Stock ($)	Benefits ($)	Total ($)	Termination of Employment Following a Change of Control ($)

David P. Hanlon	198,000	-	2,900	200,900	200,900

Ronald J. Radcliffe	155,000	121,707	5,970	282,677	--

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors.  Our non-employee directors received the following aggregate amounts of compensation for 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
John Sharpe	99,000	75,360	(1)(2)	919,743
		633,000	(1)(3)
		112,383	(1)(4)
Joseph E. Bernstein (7)	28,617	75,360	(1)(2)	103,977
Ralph J. Bernstein (8)	37,500	75,360	(1)(2)	112,860
Frank Catania	54,000	75,360	(1)(2)	129,360
Paul A. deBary	86,250	75,360	(1)(2)	194,228
		32,618	(1)(5)
Robert H. Friedman	38,000	75,360	(1)(2)	113,360
Richard L. Robbins (9)	11,728	58,037	(1)(6)	69,765
James Simon (9)	10,228	58,037	(1)(6)	68,265

(1)
Grant date aggregate fair value of options granted in the year ended December 31, 2007 under our 2005 Equity Incentive Plan computed in accordance with SFAS No. 123R.  Please see Notes B and J to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2007 for more information.

(2)	Grant date 1/30/07; securities underlying options – 10,000 with 10 year term.
(3)	Grant date 5/24/07; securities underlying options – 100,000 with 10 year term.
(4)	Grant date 8/10/07; securities underlying options – 25,000 with 10 year term.
(5)	Grant date 12/28/07; securities underlying options – 15,000 with 9 year term.
(6)	Grant date 8/21/07; securities underlying options – 15,000 with 10 year term.
(7)	Joseph E. Bernstein resigned from his position as a member of the Board of Directors on June 22, 2007.
(8)	Ralph J. Bernstein waived his right to receive approximately $18,000 of director’s fees earned during the fiscal year ended December 31, 2007. These fees are not included in the table above.
(9)	Richard L. Robbins and James Simon were appointed as members of the Board of Directors on August 21, 2007.

Cash Compensation

During 2007, each non-employee member of the Company’s Board of Directors received $20,000 per year and $1,000 per meeting attended in person and $500 per meeting attended telephonically.  Directors that also serve on committees of the Board of Directors receive an additional $1,000 per committee meeting attended in person and $500 per meeting attended telephonically.  The chairman of the Audit Committee receives an additional annual payment of $25,000.  For 2008, each non-employee member of the Company’s Board of Directors will receive options to purchase 15,000 shares of the Company’s Common Stock in lieu of an annual retainer.  Ralph J. Bernstein has waived his right to receive such options.

Stock Compensation

Each non-employee member of the Company’s Board of Directors receives an annual grant of options to purchase 10,000 shares of the Company’s Common Stock at the Common Stock’s then current fair market value, and since August 2003 each newly elected or appointed non-employee director received a one time grant of an option to purchase 15,000 shares of the Company’s Common Stock at the Common Stock’s then current fair market value.  For 2008, Ralph J. Bernstein has waived his right to receive such options.  All stock options granted to the members of the Company’s Board of Directors vest immediately.  The chairman of the Audit Committee receives an additional annual grant of an option to purchase 15,000 shares of the Company’s Common Stock.

Chairman Compensation

On May 23, 2005, the Company’s Board of Directors ratified the Compensation Committee’s approval of compensation of $50,000 per year for the position of non-executive Chairman of the Board and a grant of an option to purchase 50,000 shares of the Company’s Common Stock vesting immediately with a term of 10 years at the initiation of service for any new non-executive Chairman of the Board.  John Sharpe, who became the Company’s Chairman of the Board on such date, abstained from all votes of the Board of Directors related to the establishment of this compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Ralph J. Bernstein, Chairman
Paul A. deBary
Richard L. Robbins
James Simon

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Ralph J. Bernstein, Paul A. deBary, Richard L. Robbins and James Simon.  There were no transactions between any member of the Compensation Committee and the Company during the fiscal year ended December 31, 2007.  No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2007 there were no delinquent filers except as follows: Thomas W. Aro filed a late Form 4 for transactions that occurred on March 20, 2007 (two transactions); Ronald J. Radcliffe filed a late Form 4 for a transaction that occurred on May 24, 2007 (one transaction); John Sharpe filed a late Form 4 for a transaction that occurred on May 24, 2007 (one transaction); and Paul A. deBary filed a late Form 4 for transactions that occurred on May 31, 2007 and June 1, 2007 (two transactions).

Certain Relationships and Related Transactions

On February 8, 2008, we entered into an the Contribution Agreement with Concord, pursuant to which we and Concord, a stockholder that owned more than 5% of our Common Stock, will form the LLC and enter into the Operating Agreement.  It is estimated that our initial capital contribution and Concord’s initial capital contribution are each valued at not less than $50 million, subject to an appraisal process.

On March 31, 2008, we entered into the Stock Purchase Agreement with LRC.  The managing member of LRC is Louis R. Cappelli, who is also the managing member of Convention Hotels, LLC, Concord’s general partner.  Pursuant to the Stock Purchase Agreement, we agreed, subject to certain conditions, to issue and sell to LRC, 4,200,000 shares of our Common Stock for an aggregate purchase price of $5,178,600.  In accordance with the Stock Purchase Agreement, LRC purchased 811,030 shares of our Common Stock on April 28, 2008.  LRC will purchase an additional 811,030 shares of our Common Stock on May 30, 2008 and an additional 2,577,940 shares of our Common Stock on June 30, 2008, or at such other times as we and LRC may mutually agree.

For the period beginning on January 1, 2007 through the date of this proxy statement, Olshan Grundman Frome Rosenzweig & Wolosky, LLP received fees for legal services of $809,722.  Robert H. Friedman, our Secretary and a member of our Board of Directors is a member of such law firm.

The Company’s Audit Committee charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members.  The Company intends that any such transactions will be on terms no less favorable to it than it could obtain from unaffiliated third parties.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Friedman LLP (“Friedman”) as the Company’s independent auditors for the fiscal year ending December 31, 2008.

The Audit Committee reviews and approves the audit and non-audit services to be provided by the Company’s independent auditors during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of the Company’s independent auditors to perform those services.  The Audit Committee reserves the right to appoint a different independent auditor at any time during the year if the Board of Directors and the Audit Committee believe that a change is in the best interest of the Company and its stockholders.

Friedman was originally engaged as the Company’s independent auditors in February 2002.  Friedman has audited the Company’s financial statements for the fiscal years ended December 31, 2001 through December 31, 2007.  A representative of Friedman will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees Billed to Empire by Friedman During Fiscal 2006 and 2007

Audit Fees

The aggregate fees billed by Friedman for professional fees rendered in connection with the audit of our annual financial statements and its review of our financial statements included in our quarterly reports on Forms 10-Q, including services related thereto, were approximately $682,000 for the fiscal year ended December 31, 2007 and approximately $564,000 for the fiscal year ended December 31, 2006.

Audit-Related Fees

The aggregate fees billed by Friedman for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” including services rendered in connection with capital raising efforts, preparation of registration statements, consultations regarding financial accounting and reporting matters not classified as audit and audit of the Company’s employee benefit plan, were approximately $21,000 for the fiscal year ended December 31, 2007 and approximately $24,000 for the fiscal year ended December 31, 2006.

Tax Fees

The aggregate fees billed by Friedman for professional services rendered for tax compliance and tax planning were approximately $45,000 for the fiscal year ended December 31, 2007 and approximately $39,000 for the fiscal year ended December 31, 2006.

All Other Fees

Other than the fees described above, there were no other fees billed by Friedman for products and services rendered to us for the fiscal years ended December 31, 2007 or December 31, 2006.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent accountant must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2007 were approved by the Audit Committee.  In connection with the audit of our financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, Friedman only used full-time, permanent employees.

The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Friedman was compatible with its ability to maintain independence from an audit standpoint and concluded that Friedman’s independence was not compromised.

PROPOSAL THREE:
APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

The Company’s 2005 Equity Incentive Plan was approved by the Company’s Board of Directors in May 2005 and by its stockholders in August 2005. On May 19, 2008, subject to stockholder approval, the Board of Directors approved a proposal to amend and restate the Company’s 2005 Equity Incentive Plan in order to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including but not limited, restricted stock units (as amended, the “Amended Plan”).

Purpose of the Amendment

The Company believes that the use of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units, is consistent with current trends in employee equity compensation programs and with the Company’s goals in implementing its long-term incentive compensation policies. The Board of Directors also believes that it is important for the Company to have the flexibility to grant stock appreciation rights and other equity incentives as part of the Company’s incentive compensation program. The Board of Directors believes that equity incentives such as stock appreciation rights and other equity incentives are critical factors in attracting, retaining and motivating employees, and that adding stock appreciation rights to the Amended Plan and allowing the Compensation Committee of the Board of Directors to grant other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units, pursuant to the Amended Plan will enable us to remain competitive with our equity compensation program.

General

The 2005 Equity Incentive Plan authorizes the issuance of both “options” to purchase stock at a later date (such options consist of both incentive stock options and nonqualified options) and “restricted stock.” If the proposal for the amendment of the 2005 Equity Incentive Plan is approved, then the Amended Plan will authorize the issuance of “stock appreciation rights,” and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units.  References in this proxy statement to “equity incentives” refers to equity incentives or stock or stock based awards, including, but not limited to, restricted stock units.

As of [__] [__], 2008, 2,438,592 shares had been authorized for issuance pursuant to option grants, 261,026 shares had been issued upon the vesting of restricted stock and 800,382 shares remained available for award grants under the 2005 Equity Incentive Plan. As of [__] [__], 2008, [30,524,381] shares of our Common Stock were issued and outstanding.  The closing sale price of our Common Stock on [__] [__], 2008 was $[___].

All awards under the 2005 Equity Incentive Plan are within the discretion of the Compensation Committee and, therefore, future awards under the Amended Plan are generally not determinable.

A summary of the Amended Plan is set forth below, and its full text is attached hereto as Appendix B. The following discussion is qualified in its entirety by reference to Appendix B.

Administration of the Amended Plan

The purpose of the Amended Plan will continue to be to advance the interests of the Company and its subsidiaries by improving their ability to attract and retain employees whose services are valuable to the Company. The Company believes that this result can be achieved by rewarding such employees’ contributions to the success of the Company through ownership of shares of the Company’s Common Stock.

The Amended Plan will be administered by the Compensation Committee of the Board of Directors of the Company which shall have full power and authority to designate recipients of options and grantees of stock appreciation rights, restricted stock and other equity incentives and to determine the terms and conditions of respective option, stock appreciation rights and restricted stock and equity incentive agreements and to interpret the provisions and supervise the administration of the Amended Plan. Any decision made by all of the members of the Compensation Committee regarding the Amended Plan shall be final for all involved parties.

Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to the chief executive officer, and to the other four most highly compensated officers. However, these limitations are not imposed if certain requirements are met. One major requirement is that the compensation be based on performance. With respect to the issuance of options or stock appreciation rights under the Amended Plan intended to be performance based, the Amended Plan must state a maximum number of shares with respect to options or stock appreciation rights granted to an individual during a specified period and must be approved by the Company’s stockholders, which Plan provides for a maximum of 2,500,000 options or stock appreciation rights during any calendar year. The grant of restricted stock under the Amended Plan is not required to be performance based and therefore may be subject to the limitations imposed by Section 162(m) of the Code.

Designation of Participants

Persons eligible to participate in the Amended Plan include employees, officers and directors of, as well as, consultants and advisors to, the Company or any subsidiary. In selecting participants, and in determining the number of shares to be covered by each option granted to optionees or stock appreciation rights, restricted stock or equity incentive grants, the Compensation Committee may consider any factors it considers relevant, including the office or position held by the participant and the participants’ degree of responsibility for and contribution to the success of the Company.  There are currently approximately 340 employees, four officers and eight directors who are eligible to participate in the Amended Plan.

Stock Reserved for the Amended Plan

The Amended Plan provides that a total of 3,500,000 shares of the Company’s Common Stock shall be subject to the Amended Plan, which shares may be allocated, at the discretion of the Company, between options, stock appreciation rights, restricted stock and equity incentives. This discretion is subject only to the occurrence of certain events that require the Compensation Committee to fairly and appropriately adjust the number of shares to be allocated. Such events include a merger, reorganization, consolidation, recapitalization, stock dividend, or other change in the Company’s corporate structure that affects the Company’s Common Stock. This adjustment is necessary so that the occurrence of the event does not affect each participant’s proportionate interest in the Company prior to such event.

Terms and Conditions of Stock Appreciation Rights

Exercise

If the proposal to amend the 2005 Equity Incentive Plan is approved, then the granting of stock appreciation rights will be authorized under the Amended Plan.  Under the Amended Plan, stock appreciation rights are to be granted with an exercise price that is not less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Compensation Committee. Unless otherwise provided, stock appreciation rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock appreciation rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Compensation Committee shall deem desirable, equal to: (i) the excess of the fair market value of a share of Common Stock on the date of exercise over (ii) the exercise price of such stock appreciation right.

Restrictions on Transfer of Stock Appreciation Rights

Stock appreciation rights cannot be transferred, and are exercisable only by the grantee during his lifetime. After the grantee’s death, stock appreciation rights are assignable only by will, or through the laws of descent and distribution. Any attempt to transfer, assign, pledge, or in any other way dispose of a stock appreciation right contrary to these provisions will be void.

Termination

Except as otherwise provided by the Compensation Committee, if a grantee dies, a stock appreciation right exercisable immediately prior to death may be exercised by the grantee’s executor, administrator, or transferee for a period ending on the earlier of one year thereafter, or at the time when the stock appreciation right otherwise would have expired.

Except as otherwise provided by the Compensation Committee, if a grantee’s employment is terminated for reasons other than death (disability or retirement), a stock appreciation right exercisable immediately prior to termination may be exercised for a period ending on the earlier of thirty days thereafter, or at the time when the stock appreciation rights otherwise would have expired.

Equity Incentives

If the proposal to amend the 2005 Equity Incentive Plan is approved, then the granting of certain equity incentives will be authorized under the Amended Plan.  Under the Amended Plan, the Compensation Committee may grant equity incentives (including unrestricted shares) to such persons, in such amounts and subject to such terms and conditions, as it may in its discretion determine, subject to the provisions of the Amended Plan.  Such awards may entail the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Rights as a Stockholder

No participant under the Amended Plan is to have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided in the Amended Plan, no adjustments are to be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

Terms and Conditions of Options

Option Price

The exercise price of each option shall be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the underlying Common Stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of the total combined voting power of the Company’s capital stock, then its exercise price may not be less than 110% of the fair market value of the underlying Common Stock on the option grant date.

Term of Options

The Compensation Committee shall fix the term of each option; provided, however, that the maximum term for which any option is exercisable shall not exceed ten years. Moreover, the maximum term of incentive stock options granted to employees who own more than 10% of the total combined voting power of the Company’s capital stock shall not exceed five years. The Amended Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement or, if the Compensation Committee so determines, in the event of a change in control.

Restrictions on Transfer and Exercise of Options

Options cannot be transferred, and are exercisable only by the optionee during his lifetime. After the optionee’s death, options are assignable only by will, or through the laws of descent and distribution. Any attempt to transfer, assign, pledge, or in any other way dispose of an option contrary to these provisions will be void.

Additionally, the aggregate fair market value of the shares (as determined at the time the stock option is granted) for which an employee may first exercise incentive stock options for the calendar year under the Amended Plan, cannot exceed $100,000. The Compensation Committee may impose any other conditions to exercise as it deems appropriate.

Termination

Except as otherwise provided by the Compensation Committee, if an optionee dies, an option exercisable immediately prior to death may be exercised by the optionee’s executor, administrator, or transferee for a period ending on the earlier of one year thereafter, or at the time when the options otherwise would have expired.

Except as otherwise provided by the Compensation Committee, if an optionee’s employment is terminated for reasons other than death (disability or retirement), an option exercisable immediately prior to termination may be exercised for a period ending on the earlier of thirty days thereafter, or at the time when the options otherwise would have expired.

Terms and Conditions of Restricted Shares

Shares of restricted stock issued by the Company cannot be sold, transferred, pledged, assigned, or similarly disposed of, until one of several specified events occur. A share of restricted stock becomes freely transferable by the grantee either at the end of the restricted period, at the end of a period established by the Compensation Committee, or when and if the Compensation Committee waives the restrictions. During the restricted period, holders of restricted stock may exercise full voting rights and receive regular cash dividends paid with respect to such shares. In addition, any holder making an election under Section 83(b) of the Code, must provide a copy of such election to the Company within 10 days of the filing.

Change of Control

The Compensation Committee has the sole discretion to reduce the period that an optionee or grantee of restricted stock must wait to exercise his option/restricted stock, where there is a change of control. A change of control occurs where there is a major corporate event, such as a successful tender offer, merger, consolidation, sale of substantially all of a corporation’s assets, or where a “person” (where “person” is given a special meaning by the Exchange Act) acquires 50% of the Company’s outstanding voting securities.

Amendment and Termination

The Board of Directors may generally amend, suspend or terminate the Amended Plan, except that the Amended Plan cannot be changed in a way that would impair the rights of any participant without the participant’s consent. The Amended Plan also cannot be amended without stockholder consent where doing so would result in a major change, such as substantially increasing the benefits that participants are to receive, or decreasing the exercise price beneath certain specified thresholds.

The Amended Plan and any award thereunder may be amended to comply with the rules applicable to deferred compensation as set forth in Section 409A of the Code.

Registration of Shares

No option may be exercised unless and until the Common Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Common Stock to be issued upon the exercise of an option granted under the Amended Plan in order to permit the exercise of an option and the issuance and sale of the Common Stock subject to such option, although the Company may in its sole discretion register such Common Stock at such time as the Company determines.  If the Company chooses to comply with such an exemption from registration, the Common Stock issued under the Amended Plan may, at the direction of the Compensation Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Common Stock represented thereby, and the Compensation Committee may also give appropriate stop transfer instructions with respect to such Common Stock to the Company’s transfer agent.

Rule 16b-3 Compliance

In all cases, the terms, provisions, conditions and limitations of the Amended Plan shall be construed and interpreted so as to be consistent with the provisions of Rule 16b-3 of the Exchange Act.

Federal Tax Effects

Tax Treatment of Incentive Stock Options

In general, no taxable income for regular federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option, and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (ii) the difference between the sale price upon  disposition and the exercise price.  Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Nonqualified Stock Options

No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares (commencing upon the exercise of the option) and upon the subsequent appreciation or depreciation in the value of the shares.

The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares (less the exercise price) in his or her income.

Tax Treatment of Restricted Stock

A recipient of a restricted stock grant will not, except as provided below, recognize income upon the receipt of a grant of restricted stock. The recipient will recognize taxable income at such time as the restricted stock vests in an amount equal to the fair market value of the stock upon the vesting date. A recipient may elect pursuant to Section 83(b) of the Code to treat the restricted stock as vested on the grant date, if certain conditions are met, in which case the recipient may recognize taxable income upon the date of grant. Unless the limitations set forth in Section 162(m) are applicable, the Company generally will be entitled to a corresponding tax deduction at the time the recipient is required to include the fair market value of the restricted stock in his or her taxable income.

Tax Treatment of Stock Appreciation Rights

No taxable income will be recognized by a participant upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the participant will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right on such date and the Company will generally be entitled to a corresponding tax deduction.

Withholding of Tax

The Company is permitted to deduct and withhold or make provision for amounts required to satisfy its withholding tax liabilities with respect to its employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF OUR AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

PROPOSAL FOUR:
ADJOURNMENT OF THE ANNUAL MEETING

If there are insufficient votes at the time of the Meeting to approve either proposal one or two, we may propose to adjourn the Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve either proposal one or two.  We currently do not intend to propose adjournment at the Meeting if there are sufficient votes to approve the joint venture and adopt the Contribution Agreement.  If the proposal to adjourn the Meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the majority of the votes cast at the Meeting.  Shares that are voted “FOR” or “AGAINST” the proposal will be counted towards the vote requirement.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

STOCKHOLDER PROPOSALS

We expect that our 2009 annual meeting of stockholders will be held on or about May 22, 2009.  The SEC has adopted regulations that govern the inclusion of stockholder proposals in the Company’s annual proxy materials.  For a stockholder proposal to be included in the proxy statement for our 2009 annual meeting of stockholders, as applicable, including a proposal for the election of a director, the proposal must have been received by us at our principal offices no later than December [__], 2008.  If we are not notified of a stockholder proposal by March [__], 2009, then our Board of Directors will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement.  In order to curtail any controversy as to the date on which a stockholder proposal was received by the Company, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Empire Resorts, Inc., 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074, Attention: Investor Relations.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any matter that will be presented for consideration at the meeting other than as described in this proxy statement.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act.  We file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet website, located at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the annual meeting, except for the documents, or portions thereof, that are “furnished” rather than filed. We also incorporate by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2008, January 18, 2008, February 11, 2008, February 15, 2008, February 26, 2008, March 24, 2008, April 2, 2008 and April 29, 2008.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Empire Resorts, Inc.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada 89074
Telephone number: (845) 807-0001

Robert H. Friedman
Secretary

[__] [__], 2008

Appendix A

AGREEMENT TO FORM LIMITED LIABILITY COMPANY

and

CONTRIBUTION AGREEMENT

Among

Concord Associates, L.P.

and

Empire Resorts, Inc.

Dated as of February 8, 2008

THIS AGREEMENT TO FORM LIMITED LIABILITY COMPANY AND CONTRIBUTION AGREEMENT (this “Agreement”) is made as of February 8, 2008 among Concord Associates, L.P., a New York limited partnership having an office at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595 (“Concord”) and Empire Resorts, Inc., a Delaware corporation having an office at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074 (“Empire”).

RECITALS

A.           Concord holds fee title to that certain parcel of land located in Kiamesha Lake, New York and described on Schedule A attached hereto and made a part hereof, and all buildings, structures and other improvements thereon, consisting of approximately 160 acres and commonly known as the Concord Hotel and Resort (the “Concord Property”).

B.           Empire owns certain video gaming machine and racing businesses located in Monticello, New York on approximately 200 acres and commonly known as the Monticello Raceway (the “Empire Land”).  The operation of such business is conducted pursuant to certain licenses owned by Empire and its wholly-owned subsidiary, Monticello Raceway Management Inc., a New York corporation (“MRMI”), under those certain license agreements described on Schedule C attached hereto and made a part hereof (the “Empire Licenses”), and includes employees currently employed by Empire, and customer lists and marketing materials used by Empire, each as is necessary to Empire’s ownership and operation of such businesses (the “Empire Operations”).

C.           Concord and Empire desire to form a limited liability company under the New York Act, such limited liability company to be called “Concord Empire LLC” (the “Company”), and to enter into that certain Operating Agreement attached hereto as Schedule B and made a part hereof (the “Operating Agreement”). At the Closing, pursuant to the terms of this Agreement and the Operating Agreement, Concord shall contribute the Concord Property to the Company and Empire shall contribute the Empire Operations to the Company; provided, that at the Closing, Empire shall deliver the Empire Licenses to the Escrow Agent pursuant to the provisions of Section 20 of this Agreement, and shall instruct the Escrow Agent to automatically release the Empire Licenses to the Company upon the issuance of a Temporary Certificate of Occupancy, such instruction to be irrevocable.

D.           Subject to the terms of the Operating Agreement, after consummation of the transactions contemplated hereby, Concord shall hold a fifty percent (50%) interest in the Company and Empire shall hold a fifty percent (50%) interest in the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Incorporation of Recitals, Schedules and Exhibits

1.1.           Incorporation of Recitals

The foregoing recitals and all other preambles and recitals set forth herein are made part of this Agreement.

1.2.           Incorporation of Exhibits

The schedules and exhibits attached hereto are incorporated herein and expressly made a part hereof by this reference.

2.	Definitions

2.1.           Defined Terms.  The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

“Agreement” shall mean this Agreement to Form Limited Liability Company and Contribution Agreement, dated February 1, 2008, between Concord and Empire.

“Appraisal Process” shall have the meaning set forth in the Operating Agreement.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Broker” shall have the meaning set forth in Section 15.1 of this Agreement.

“Brownfield Tax Credits” shall mean any and all benefits available pursuant to the Brownfield Program administered by the NYSDEC, including but not limited to Brownfield Real Property Tax Credits provided for by Tax Laws Section 22, 606(ee) and 606(i) and sections related thereto and any Brownfield Redevelopment Tax Credits provided for by Tax Laws Section 21, 606(dd) and 606(i) and sections related thereto.

“Capital Account” shall have the meaning set forth in the Operating Agreement.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, and any warrants, rights or options to purchase any of such instruments or interests.

“Cash Flow” shall have the meaning set forth in the Operating Agreement.

“Class III Actions” shall have the meaning set forth in Section 22.1 of this Agreement.

“Class III Licenses” shall have the meaning set forth in Section 22.1 of this Agreement.

“Closing” shall have the meaning set forth in Section 5.1 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 5.1 of this Agreement.

“Closing Statement” shall have the meaning set forth in Section 14.1(l) of this Agreement.

“Code Withholding Section” shall mean collectively, the Internal Revenue Code Section 1445 and regulations issued thereunder.

“Company” shall mean Concord Empire LLC, a New York limited liability company.

“Concord” shall mean Concord Associates, L.P., a New York limited partnership having an office at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595.

“Concord Contributed Property” shall have the meaning set forth in Section 3(b) of this Agreement.

“Concord Deed” shall have the meaning set forth in Section 14.1(a) of this Agreement.

“Concord Default” shall have the meaning set forth in Section 18.1 of this Agreement.

“Concord Exculpated Parties” shall have the meaning set forth in Section 17 of this Agreement.

“Concord Insurance Policies” shall have the meaning set forth in Section 3(b)(G) of this Agreement.

“Concord Licenses” shall have the meaning set forth in Section 3(b)(B) of this Agreement.

“Concord Plans” shall have the meaning set forth in Section 3(b)(C) of this Agreement.

“Concord Permitted Exceptions” shall have the meaning set forth in Section 9.1(B) of this Agreement.

“Concord Personal Property” shall have the meaning set forth in Section 3(b)(E) of this Agreement.

“Concord Property” shall mean that certain parcel of land located in Kiamesha Lake, New York and described on Schedule A attached hereto and made a part hereof, and all buildings, structures and other improvements thereon, consisting of approximately 160 acres and commonly known as the Concord Hotel and Resort, but excluding the Brownfield Tax Credits held by Concord or any of Concord’s affiliates in connection with such land.

“Concord Property Disapproved Exception” shall have the meaning set forth in Section 9.1(B)(m) of this Agreement.

“Concord Property Title Report” shall have the meaning set forth in Section 9.1(B) of this Agreement.

“Concord Property Title Update” shall have the meaning set forth in Section 9.1(B) of this Agreement.

“Concord Service Contracts” shall have the meaning set forth in Section 3(b)(G) of this Agreement.

“Concord Survey” shall have the meaning set forth in Section 9.1(B) of this Agreement.

“Construction Contract” shall have the meaning set forth in Section 19.1(b) of this Agreement.

“Credit Facility” shall have the meaning set forth in Section 14.2(e) of this Agreement.

“Credit Facility Assignment” shall have the meaning set forth in Section 14.2(e) of this Agreement.

“Credit Facility Termination” shall have the meaning set forth in Section 14.2(e) of this Agreement.

“Development Plan” shall have the meaning set forth in the Operating Agreement.

“Effective Date” shall mean the date on which this Agreement is executed and delivered by the parties hereto.

“Empire” shall mean Empire Resorts, Inc., a Delaware corporation, having an office at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074.

“Empire Change of Control” means the occurrence of one or more of the following events:

(1)           any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of Empire to any Person or Group other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2)           Empire consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Empire, other than (A) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (B) any such transaction where the Voting Stock of Empire outstanding immediately prior to such transaction is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3)           the approval by the holders of Capital Stock of Empire of any plan or proposal for the liquidation, winding up or dissolution of Empire;

(4)           any Person or Group, other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of Empire;

(5)           any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not all or substantially all common stock that is either (a) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (b) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices; or

(6)           individuals who on the Effective Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Empire was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Empire Common Stock” shall have the meaning set forth in Section 22.2 of this Agreement.

“Empire Default” shall have the meaning set forth in Section 18.2 of this Agreement.

“Empire Exculpated Parties” shall have the meaning set forth in Section 17 of this Agreement.

“Empire Land” shall mean the approximately 200 acres of land located in Monticello, New York, and all buildings, structures and other improvements thereon, and commonly known as the Monticello Raceway; but does not include the Land in Trust Property ..

“Empire Licenses” certain licenses owned by Empire and its wholly-owned subsidiary, MRMI, pursuant to those certain license agreements described on Schedule C attached hereto and made a part hereof, and  pertaining to Empire’s ownership and operating of a harness racing facility and a video gaming machine facility, such licenses currently enabling Empire to operate a harness racing facility and video gaming machine facility in Monticello, New York known as the Monticello Gaming and Raceway facility.

“Empire Operations” shall mean the business of operating Empire's video gaming machine and racing businesses in Monticello, New York known as the Monticello Gaming and Raceway facility, including but not limited to the Empire Licenses, the employees currently employed by Empire and customer lists and marketing materials used by Empire in connection with the ownership and the operation of such business, but exclusive of the Empire Land and the Land in Trust Property.

“Empire Requisite Vote” shall have the meaning set forth in Section 13.1(a) of this Agreement.

“Empire Title/Survey Disapproval Notice” shall have the meaning set forth in Section 9.1(B)(m) of this Agreement.

“Environmental Legal Requirements” shall have the meaning set forth in Section 12.1(o) of this Agreement.

“ERISA”  shall have the meaning set forth in Section 12.1(t) of this Agreement.

“Escrow Agent” shall mean Stewart Title Insurance Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the National Indian Gaming Commission, the Bureau of Indian Affairs and the Division of the Lottery of the State of New York, or any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Empire and MRMI.

“Governmental Entity” shall mean any governmental or regulatory authority, agency, commission, body, court or other governmental entity.

“Group” shall mean a group of related Persons for purposes of Section 13(d) of the Exchange Act.

“Hazardous Materials” shall have the meaning set forth in Section 12.1(o) of this Agreement.

“Immaterial Taking” shall mean the commencement or completion of a condemnation proceeding that shall not substantially interfere with the development of the Concord Property pursuant to the Site Plan, as determined by Concord in its reasonable discretion

“Knowledge” or “knowledge” shall mean and be limited to (i) with respect to Empire, when used in the phrase “to Empire’s knowledge” or similar phrases, the actual knowledge of the following individual:  David Hanlon, and the knowledge a reasonably prudent person would be expected to have acting in such person’s capacity in the conduct of similar business and (ii) with respect to Concord when used in the phrase “to Concord’s knowledge” or similar phrases, the actual knowledge of the following individuals:  Louis Cappelli and Bruce Berg, and the knowledge a reasonably prudent person would be expected to have acting in such person’s capacity in the conduct of similar business.

“Land In Trust Property” shall have the meaning set forth in the Operating Agreement.

“Lead Based Paint” shall have the meaning set forth in Section 12.1(o) of this Agreement.

“Legalization” shall mean the passage of legislation by the State of New York that permits legalized gambling at the Concord Property, such legislation to be final, unappealable, and not subject to reconsideration by any governmental authority, with no injunction, moratorium, or other legal impediment in place that would legally preclude Concord or Empire from developing a casino facility comparable to a Class III gaming facility on the Concord Property.

“Lien” shall mean any easement, encroachment, security interest, pledge, mortgage, lien (including, without limitation, environmental, Tax and ERISA liens), charge, judgment, claim, encumbrance, proxy, voting trust or voting agreement.

“Management Fees” shall have the meaning set forth in the Operating Agreement.

“Material Adverse Effect” shall mean an effect that would prevent, materially delay or materially impair the ability of either Concord or Empire to consummate the transactions contemplated by this Agreement, or that would prevent, materially delay or materially impair the ability of the Company to develop, construct and operate a hotel and convention center substantially similar to those described in the Site Plan, and a harness racetrack and a Class II gaming facility substantially similar to those currently existing on the Empire Land, on the Concord Property after the Closing of the transactions contemplated hereby.

“Material Taking” shall mean the commencement or completion of a condemnation proceeding that shall substantially interfere with the development of the Concord Property pursuant to the Site Plan.

“Moratorium” shall have the meaning set forth in Section 19.3(b) of this Agreement.

“MRMI” shall mean Monticello Raceway Management, Inc., a New York corporation.

“Notes” shall have the meaning set forth in Section 19.2(i) of this Agreement.

“Operating Agreement” shall mean that certain Operating Agreement of the Company attached hereto as Schedule B and made a part hereof.

“Other Financing Agreement” shall have the meaning set forth in Section 14.1(c) of this Agreement.

“Option Notice” shall have the meaning set forth in Section 22.2 of this Agreement.

“Option Purchase Price” shall have the meaning set forth in Section 22.2 of this Agreement.

“Permitted Holders” shall mean Joseph E. Bernstein, Ralph J. Bernstein, Louis R, Cappelli, Scott H. Rechler, Concord Associates, L.P. and their respective affiliates.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pro Forma Financial Statement” shall mean such pro forma financial statements as are used by a lender in making its loan determination.

“Proceedings” shall have the meaning set forth in Section 23.15 of this Agreement.

“Property” shall mean the Concord Property and the Empire  Operations.

“Put Option” shall have the meaning set forth in Section 22.2 of this Agreement.

“Racing Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the New York State Racing and Wagering Board, or any other agency, in each case, with authority to regulate any racing operation (or proposed racing operation) owned, managed or operated by Empire and MRMI.

“Reimbursement Amount” shall have the meaning set forth in the Operating Agreement.

“Second Notice” shall have the meaning set forth in Section 9.1(B)(m) of this Agreement.

"Section 19.3(a) Termination Notice" shall have the meaning set forth in Section 19.3(a) of this Agreement.

“Site Plan” shall mean that certain 4th Amended Site Plan Approval attached hereto as Schedule E and made a part hereof.

“State Agreement” shall have the meaning set forth in Section 14.1(c) of this Agreement.

“Subsidiaries” shall mean, with respect to any Person, any other Person, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such entity or by one or more of its respective Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto, whether disputed or not, in each case including such taxes for which a Person is or may be liable (i) as a result of Treasury Regulation Section 1.1502-6 (or a similar provision of state, local or foreign law), as transferee or successor, and (ii) as a result of being party to any agreement or any expressed or implied obligation to indemnify any Person.

“Tax Returns” shall mean any federal, state, local or foreign returns, reports, claims for refund, information returns or statements (including any amended returns or information returns) filed or required to be filed for purposes of a particular Tax.

“Temporary Certificate of Occupancy” shall mean a temporary certificate of occupancy issued to the Company in connection with any Class II gaming facility and harness racetrack constructed on the Concord Property.

"Termination Payment" shall have the meaning set forth in Section 19.3(a) of this Agreement.

 “Title Company” shall mean Stewart Title Insurance Company and Fidelity National Title Insurance Company, as co-insurers; provided, that if either of the aforementioned title companies shall decline to offer affirmative insurance of any Concord Property Disapproved Exception or on any exception to title raised by any third-party lender that shall provide financing to the Company in connection with the development of the Concord Property that the other title company shall be willing to affirmatively insure, then the title company offering such affirmative insurance shall be the sole “Title Company” pursuant to the terms of this Agreement.

“Tribe” shall have the meaning set forth in Section 22.1 of this Agreement.

“Voting Stock” shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

3.	Description of the Transaction

(a)                 On the Closing Date and upon the terms and conditions set forth herein, Concord and Empire agree to (i) form the Company for the purpose of owning, operating and developing the Property and (ii) enter into the Operating Agreement.

(b)                 At the Closing, Concord shall contribute the Concord Property, and all buildings, structures and improvements located thereon, to the Company in accordance with the terms of this Agreement, together with all of its right, title and interest in and to (A) the easements, rights, privileges and appurtenances belonging thereto, and any abutting strips or gores, any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such property, and all appurtenant easements for ingress, egress, utilities and other purposes, (B)  all licenses, franchises, certificates, authorizations, approvals, variances, permits and special permits issued or approved by any Governmental Entity and relating to the development, operation, ownership, maintenance and use of the Concord Property or any part thereof including, without limitation, all applications and/or filings for environmental approvals and consents, licenses and building permits, and land use and subdivision approvals, all to the extent assignable and more completely described in Exhibit A-1 attached hereto and made a part hereof (the “Concord Licenses”), (C) all architectural plans and specifications (including all design drawings and concept plans), engineering reports (structural and mechanical), surveys, other development plans and site plans and all environmental, zoning, feasibility and other reports and studies relating to the condition and development of the Concord Property, all to the extent assignable (the “Concord Plans”), (D) all guarantees and warranties of manufacturers, contractors, materialmen and suppliers in connection therewith to the extent available and relating to the Concord Property, (E) all machinery, equipment, fixtures, furnishings and other tangible personal property more completely described in Exhibit B-1, and all replacements additions or accessories thereto between the date hereof and the Closing Date (collectively, the “Concord Personal Property”), (F)intentionally deleted, (G) all service, maintenance, supply and management contracts with respect to the Concord Property (collectively, the “Concord Service Contracts”) shown on Exhibit D-1 attached hereto and made a part hereof, and all assignable insurance policies with respect to the Concord Property (collectively the “Concord Insurance Policies”) shown on Exhibit E-1 attached hereto and made a part hereof, and (H) all operating manuals for components (such as mechanical equipment or landscaping) relating to the maintenance and/or operation of any equipment or machinery located at the Concord Property (collectively, the “Concord Contributed Property”), subject only to the Concord Permitted Exceptions and such other matters as any title insurer licensed to do business by the State of New York shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Concord Property.  Notwithstanding anything to the contrary contained in this Agreement, the “Concord Contributed Property” shall not include the Brownfield Tax Credits held by Concord or any of Concord’s affiliates in connection with the Concord Property.

(c)                 At the Closing, Empire shall contribute the Empire Operations to the Company; provided, that, at the Closing Empire shall deliver the Empire Licenses to the Escrow Agent pursuant to the provisions of Section 20 of this Agreement, and shall instruct the Escrow Agent to automatically release the Empire Licenses to the Company upon the issuance of a Temporary Certificate of Occupancy, such instruction to be irrevocable; provided, further, that the Company shall continue to operate the Empire Operations at its current location on the Empire Land until such time as the Company receives a Temporary Certificate of Occupancy.

4.	Consideration

4.1.           Upon contribution of the Concord Contributed Property to the Company, execution of the Operating Agreement, and satisfaction of all other conditions to Closing pursuant to the terms of this Agreement, Concord shall be admitted as a member of the Company pursuant to the terms of this Agreement and the Operating Agreement and, in consideration of the foregoing, Concord shall hold a fifty percent (50%) membership interest in the Company, such membership interest to be evidenced by the execution and delivery by Concord and Empire of the Operating Agreement.

4.2.           Upon contribution of the Empire Operations to the Company (which shall include the placement of the Empire Licenses  in escrow pursuant to Section 20 of this Agreement), execution of the Operating Agreement, and satisfaction of all other conditions to Closing pursuant to the terms of this Agreement, Empire shall be admitted as a member of the Company pursuant to the terms of this Agreement and the Operating Agreement and, in consideration of the foregoing, Empire shall hold a fifty percent (50%) membership interest in the Company, such membership interest to be evidenced by the execution and delivery by Concord and Empire of the Operating Agreement.

5.	Time and Place of Closing

5.1.           Except as otherwise provided in this Agreement, the closing of title pursuant to this Agreement (“Closing”) shall take place within thirty (30) days of the satisfaction and/or waiver of the conditions to Closing specified in Article 19 of this Agreement, which the parties hereto anticipate to be on or before August 31, 2008, but subject to the provisions of Section 19.3 of this Agreement (the “Closing Date”).  Closing shall take place at the offices of DelBello Donnellan Weingarten Wise & Wiederkehr, LLP at 1 North Lexington Avenue, White Plains, New York 10601.

6.	Reserved.

7.	Covenants

7.1.           Concord covenants that between the date of this Agreement and the Closing:

(a)                 Concord shall comply or cause to be complied in all material respects with all of its obligations under the Concord Licenses, the Concord Service Contracts, the Concord Permitted Exceptions and any and all terms and conditions of any mortgage or lien encumbering the Concord Property.

(b)                 Concord shall operate the Concord Property in a manner consistent with good practice and in accordance with its insurance company’s requirements and all legal requirements applicable to the Concord Property, and maintain the Concord Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, and shall keep the same or cause the same to be kept fully insured against fire and with extended coverage consistent with prior practice.

(c)                 Concord shall not modify or amend any Concord Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Concord Property upon not more than 30 days’ notice.

(d)                 No fixtures, equipment or personal property included in this sale shall be removed from the Concord Property unless the same are replaced with similar items of at least equal quality prior to the Closing.

(e)                 Concord shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Concord Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Empire, which consent shall not be unreasonably withheld.  Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Concord and the Company after deducting the expenses of collection thereof, which obligation shall survive the Closing.

(f)                 Concord shall not enter into any material transaction or agreement relating to the Concord Property not in the ordinary course of business.

(g)                 Concord shall not enter into any leases of the Concord Property.

(h)                 Concord shall allow Empire or Empire’s representatives access to the Concord Property, the Concord Licenses, the Concord Plans, and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times.

7.2.           Concord covenants that from the date of this Agreement until such time as Empire or its affiliates, successors or assigns is no longer a member of the Company, that Concord shall not build or operate any convention center, convention facility, casino, racino, harness or thoroughbred racetrack on the remaining 1,575 acres owned by Concord that is adjacent to the Concord Property without the written consent of Empire or its affiliates, successors or assigns.

7.3.           Empire covenants that between the date of this Agreement and the Closing:

(a)                 Empire shall comply or cause to be complied in all material respects with all of its obligations under the Empire Licenses.

(b)                 Empire shall operate the Empire Operations in a manner consistent with good practice and in accordance with all legal requirements applicable to the Empire Licenses.

(c)                 Empire shall not enter into any material transaction or agreement relating to the Empire Operations not in the ordinary course of business; provided, that Empire shall not knowingly and willfully enter into any transaction or agreement that shall be reasonably expected to have an adverse effect on the financial condition of the Company or the ability of the Company to proceed with the development of the Concord Property pursuant to the Site Plan after Closing, and Empire shall consult with Concord regarding any transaction and/or agreement entered into by Empire in the ordinary course of business that is not terminable upon thirty (30) days notice.  In addition, Empire shall consult with Concord prior to entering into any transaction or agreement that can reasonably be expected to have an impact on the financial condition and/or operations of the Company after Closing.

(d)                 Empire shall allow Concord or Concord’s representatives access to the Empire Operations and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times.

7.4.           Subject to their respective obligations under applicable Law (including requirements of stock exchanges and other similar regulatory bodies), Empire and Concord will consult with each other before issuing, or permitting any agent or affiliate to issue, and provide each other the opportunity to review and make reasonable comment upon, any press releases or otherwise making or permitting any agent or affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

7.5.           If required by law, Empire shall use commercially reasonable efforts to solicit the approval of this Agreement by the stockholders of Empire and include in any proxy statement Empire’s board of director’s declaration of the advisability of this Agreement and its recommendation to the stockholders of Empire that they adopt this Agreement.

7.6.           Empire and Concord shall use commercially reasonable efforts to secure the non-subordination of Management Fees with respect to the State Agreement or any financing arrangements with a third-party lender.

8.	Reserved

9.	Title to the Property; Form of Conveyance

9.1.           Title to the Concord Property.  (A)   At Closing, Concord shall convey good and valid fee title to the Concord Property free and clear of all Liens other than Concord Permitted Exceptions.

(B)           Empire agrees to cause the Concord Property to be examined by the Title Company and shall direct the Title Company to deliver copies of such title report (the “Concord Property Title Report”) to Concord’s attorney simultaneously with the delivery of same to Empire, but in no event less than ten (10) days from the date of this Agreement, and Empire shall also direct the Title Company to deliver copies of any update of the Concord Property Title Report (a “Concord Property Title Update”) to Concord’s attorney simultaneously with the delivery of same to Empire. Empire shall also cause an updated “as built” ALTA/ACSM survey plat (collectively, the “Concord Survey”) of the Concord Property, prepared by a surveyor registered in New York State showing, to the extent applicable all easements of record, parking spaces (including a count thereof), curb cuts, setback reductions of record, flood zone designations and such other items as Empire may reasonably request to be prepared and delivered simultaneously to Concord and Empire. At the Closing, Concord shall deliver, and Empire, for itself and as a member of the Company, shall be required to accept title to the Concord Property subject to no Liens, exceptions, encumbrances or defects other than the following (collectively, “Concord Permitted Exceptions”):

(a)                 Zoning regulations, building restrictions, regulations and ordinances which are not violated by the existing structures, provided the same do not result in a Material Adverse Effect;

(b)                 Riparian rights and easements of others to and over Kiamesha Lake;

(c)                 The instruments of record that are listed on Schedule 9.1(B)(c) hereto, provided the same do not, individually or in the aggregate, result in a Material Adverse Effect;

(d)                 The lien of any real estate taxes, water charges, sewer rents, and assessments (if any) not yet due and payable, provided that apportionment thereof is made as provided for in this Agreement;

(e)                 The lien of any assessment which is or may become payable, but is not then delinquent, in annual installments of which any installment is then a charge or a lien, provided that apportionment thereof is made as provided in this Agreement;

(f)                 Financing statements, chattel mortgages and liens on personalty filed more than 5 years prior to the Closing Date and not renewed, or filed against property or equipment no longer located on the Concord Property;

(g)                 Any public or quasi-public utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Concord Property, provided the same do not, individually or in the aggregate, result in a Material Adverse Effect and provided that none of such rights imposes any monetary obligation on the owner of the Concord Property;

(h)                 Any other easements, rights of way, declarations, covenants, restrictions, encumbrances and other title matters, provided the same do not, individually or in the aggregate, result in a Material Adverse Effect;

(i)                 Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Concord Property over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Concord Property, provided the same do not, individually or in the aggregate, result in a Material Adverse Effect;

(j)                 Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Concord Property;

(k)                 Any state of facts that an accurate survey would disclose, provided that such facts do not result in a Material Adverse Effect;

(l)                 Such other matters as any title insurer licensed to do business by the State of New York shall be willing to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Concord Property; and

(m)                 Any exception, lien or encumbrance set forth in the Concord Property Title Report, any new exception, lien or encumbrance set forth in any Concord Property Title Update or any matter disclosed by the Concord Survey, unless (i) within five (5) business days following Empire’s receipt of the Concord Property Title Report, Concord Property Title Update or the Concord Survey, as the case may be, Empire shall have delivered a written notice (the “Empire Title/Survey Disapproval Notice”) to Concord objecting to an exception set forth in the Concord Property Title Report or Concord Property Title Update or matter disclosed by the Concord Survey (each such objected exception or matter shall hereafter be referred to as a “Concord Property Disapproved Exception”), provided said Concord Property Disapproved Exception is not already deemed a Concord Permitted Exception pursuant to the provisions of Sections 9.1(B)(a)–(l) above.  In the event that Empire has not responded to a Concord Property Title Update or Concord Property Title Report within such five (5) business day period, Concord may deliver a notice (“Second Notice”) stating that that any Empire Title/Survey Disapproval Notice must be made within three (3) business days, provided that such Second Notice may be sent via facsimile or electronic mail to Empire and/or Empire’s counsel, and TIME IS OF THE ESSENCE with respect to Empire’s delivery of the Empire Title/Survey Disapproval Notice after such.  Any Empire Title/Survey Disapproval Notice delivered more than three (3) business days after Empire’s receipt of a Second Notice shall be deemed null and void.  In the event that Empire shall have timely delivered a Empire Title/Survey Disapproval Notice, Concord shall have the right to attempt to remove, but not the obligation to remove, up to the Closing Date, all Concord Property Disapproved Exception(s), provided, however, notwithstanding anything to the contrary contained in this Section 9.1(m), Concord shall be obligated to discharge the lien of any mortgage and to seek to obtain and deliver to the Title Company a demand for payment from any lien holder of record whose monetary lien constitutes a Concord Property Disapproved Exception and shall cause the Title Company to pay such demand and discharge such lien at the Closing.  Notwithstanding anything to the contrary set forth in this Agreement, in the event that Empire delivers an Empire Title/Survey Disapproval Notice to Concord with respect to a Concord Property Title Update on a date which is less than thirty (30) business days prior to the Closing, Concord shall have the right, but not the obligation, to adjourn the Closing Date for a period not to exceed thirty (30) business days from the date Concord received the Empire Title/Survey Disapproval Notice in order to attempt to remove or remedy all Concord Property Disapproved Exceptions pursuant to the provisions of the immediately preceding sentence.  In the event Concord cannot or does not remove from title (or remedy a survey defect) any Concord Property Disapproved Exception by the Closing Date (other than (x) any mortgage and (y) liens for the payment of money, all of which Concord is obligated to cure), Empire shall have the right to either (i) waive such Concord Property Disapproved Exceptions, or (ii) terminate this Agreement, in which event this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 15.

(C)           Concord shall give, and Empire, for itself and as a member of the Company, shall accept, title to the Concord Property such as the Title Company shall be willing to insure in accordance with the standard form of policy approved by the New York State Department of Insurance or the New York Board of Title Underwriters, whichever agency is appropriate, without special or additional premium, subject to the Concord Permitted Exceptions and any Concord Property Disapproved Exception(s) that continues to exist pursuant to Section 9.1(B)(m) hereof; provided, that such title policy shall include affirmative insurance that  all recorded covenants, conditions and restrictions affecting the Property and all matters shown on the Concord Survey and any updates thereof shall not affect the intended use or occupancy of any improvements on the premises, that the same have not been violated and that a violation thereof will not result in forfeiture or reversion of title, and that said covenants, conditions, restrictions and survey matters will not prohibit  the intended use of the Property as set forth in the Site Plan, and ALTA 9, land same as survey, contiguity, access, tax parcel, environmental and non-imputation endorsements.  Receipt by the Company of a title policy naming the Company as the insured, insuring title to the Concord Property as described in the foregoing sentence, in the amount of the deemed value of the Concord Property and issued by the Title Company on behalf of any one or more reputable national title underwriters shall be a condition precedent to Empire’s obligations to close the transactions contemplated by this Agreement.

9.2.           Conveyance of Empire Operations.  At Closing, Empire shall convey the Empire Operations to the Company free and clear of all Liens; provided that, at the Closing, Empire shall deliver, or shall cause MRMI to deliver, the Empire Licenses to the Escrow Agent pursuant to the provisions of Section 20 of this Agreement.

9.3.           Empire acknowledges and agrees that for purposes of Section 9.1(B), any matter relating to the environmental condition of the Concord Property shall not be deemed to be a title exception and shall not be subject to the provisions of Sections 9.1(B).  If the Title Company is willing to insure the Company that any charges, liens and encumbrances will not be collected out of or enforced against the Concord Property, then Concord, shall have the right, in lieu of payment and discharge to deposit with the Title Company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure.  In such case the liens and encumbrances with respect to which the Title Company has agreed so to insure shall not be considered objections to title.

10.	Reserved

11.	Apportionment of Taxes and/or PILOT Payments, Rents and Other Charges at Closing

11.1.         (A)  Concord shall be entitled to all income produced from the operation of the Concord Property which is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period.  The Company shall be entitled to all income and responsible for all expenses allocable to the period beginning at 12:01 A.M. on the Closing Date.  At the Closing, all items of income and expense listed below with respect to the Concord Property shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereafter computed and apportioned between the Company and Concord as of the Closing Date on a per diem and on a 365-day year basis, which agreement shall survive Closing:

(i)	revenues, if any, from telephone booths, vending machines and other income-producing agreements;

(ii)
real estate taxes, water charges and sewer rents, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Concord Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

(iii)	value of fuel stored on the Concord Property, at the price then charged by Concord’s supplier, including any taxes;

(iv)	charges under transferable Concord Licenses, Concord Service Contracts, or permitted renewals or replacements thereof; and

(v)	charges with respect to insurance premiums under the assigned Concord Insurance Policies, if any.

(B)           Empire shall be entitled to all income produced from the operation of the Empire Operations which is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period.  The Company shall be entitled to all income and responsible for all expenses allocable to the period beginning at 12:01 A.M. on the Closing Date.  At the Closing, all items of income and expense listed below with respect to the Empire Operations shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereafter computed and apportioned between the Company and Empire as of the Closing Date on a per diem and on a 365-day year basis, which agreement shall survive Closing:

(i)	charges under transferable Empire Licenses, if any.

If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation.  Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed.  Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

The provisions of this Section 11.1 shall survive the Closing for a period of one hundred eighty (180) days at which time there will be a one time readjustment, if necessary.

11.2.         Intentionally Deleted.

11.3.         At the Closing, Concord shall deliver the Concord Property free and clear of all leases and/or tenancies thereon.

11.4.         Each of Concord and Empire shall be responsible for paying all costs of leasing, advertising and marketing the Concord Property and the Empire Land, respectively, incurred up to the date of Closing.

11.5.         (A) Concord shall be responsible for (i) the costs and expenses associated with its due diligence; (ii) ensuring the completion of all environmental remediation on the Concord Property including any related expenses thereto and curing any violations that exist on the Concord Property including any related expenses thereto; (iii) any recording fees for documentation to be recorded in connection with the contribution of the Concord Property to the Company;  and (iv) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the contribution of the Concord Property to the Company; and (B) Empire shall be responsible for (i) the costs and expenses associated with its due diligence; (ii) any reasonable fees levied by the Escrow Agent in connection with the escrow of the Empire Licenses prior to the issuance of a Temporary Certificate of Occupancy; (iii) any recording fees for documentation to be recorded in connection with the contribution of the Empire Operations to the Company;  and (iv) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the contribution of the Empire Operations to the Company.  The Company shall pay all premiums and fees for title examination and title insurance obtained and all related charges in connection with the Concord Property, all costs in connection with the Concord Survey and all state and local transfer Taxes arising from the transfer of the Concord Property to the Company.

11.6.         A detailed statement shall be prepared at the Closing setting forth the manner of computation of the pro-rated adjustments. The provisions of this Article 11 shall survive the Closing.

12.	Warranties and Representations by Concord.

12.1.         Subject to the terms and conditions of this Agreement, Concord hereby warrants and represents to Empire, knowing and intending that Empire is relying hereon in entering into this Agreement and consummating the transactions contemplated hereby, that:

(a)                 Due Formation, Existence, Etc.  Concord is duly formed, validly existing, and in good standing, and has the requisite power and authority to own, lease, and operate its properties as it is now owned, leased and operated.  Concord has full power and authority and has taken all limited partnership and/or limited liability company action necessary to execute and deliver this Agreement and to perform the obligations of Concord hereunder, and all limited partnership action necessary to authorize the person(s) executing this Agreement on behalf of Concord to execute and deliver this Agreement and all documents to be executed by Concord pursuant to this Agreement on behalf of Concord and to perform the obligations of Concord hereunder.  This Agreement is a valid and binding agreement of Concord enforceable against Concord in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The execution and delivery by Concord of, and the performance and compliance by Concord with, the terms and provisions of this Agreement do not (a) violate any term, condition or provision of  Concord’s organizational or governing documents; (b) violate any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental

Entity to which Concord is subject; or (c) require any consent or approval under, result in any breach of or any loss of any benefit under, give rise to other’s right of termination, vesting, amendment, acceleration, or cancellation of, result in the creation of any Lien on the Concord Property pursuant to, or cause a violation of any agreement, promissory note, bond, mortgage, indenture, contract, lease, license, or any other instrument of obligation to which Concord is a party or by which Concord is bound, except that, in the case of clauses (b) or (c) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concord. This Section 12.1(a) shall survive the Closing for a period of twelve (12) months.

(b)                 Permits and Approvals.  Concord has all material zoning and governmental approvals, site plans and other similar approvals, necessary to develop and construct a hotel and convention center containing up to 1,580,000 square feet, and a Class II gaming facility on the Concord Property, including, without limitation, the 4th Amended Site Plan Approval attached hereto as Schedule E, and all of such items have been issued and are valid and in full force and effect.  All of the foregoing are assignable and transferable to the Company without the consent or approval of any person or entity or the payment of any material fee or charge (it being understood and agreed that Concord shall pay any such fees or charges at Closing). This Section 12.1(b) shall survive the Closing for a period of twelve (12) months.

(c)                 Consents and Approval.  No consent, waiver, authorization, permit, or approval by any third party or governmental entity, which heretofore has not been obtained, is required in connection with the execution and delivery by Concord of this Agreement or the performance by Concord of the obligations to be performed under this Agreement by Concord. This Section 12.1(c) shall survive the Closing for a period of twelve (12) months.

(d)                 Licenses.  Exhibit A-1 is a true, correct and complete list of each of the material Concord Licenses, as amended and in effect, each of the material Concord Licenses is in full force and effect, and Concord does not know of, and neither Concord nor any agent or employee of Concord has received notice of, any intention on the part of the issuing authority to cancel, suspend or modify any of such Concord Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification.  The Concord Licenses identified in Exhibit A-1 comprise all licenses, franchises, certifications, authorizations, approvals and permits required by any governmental or quasi-governmental authority for the use and operation of the Concord Property as the same is presently used and operated, and the Concord Property is operated and occupied in compliance with each of the Concord Licenses, except for such noncompliance that would not cause a Material Adverse Effect. This Section 12.1(d) shall survive the Closing for a period of twelve (12) months.

(e)                 Leases.  There are no leases or occupancy agreements affecting the Concord Property.

(f)                 Service Contracts.  Exhibit D-1 contains a list of all of the Concord Service Contracts affecting the Concord Property, and Empire has been provided with a copy of each of the Concord Service Contracts, and amendments and modifications thereof, and such copies are true, correct and complete in all material respects.  Concord is not in material default and has not received any written notice of default under any of the Concord Service Contracts that has not been cured, and all of the Concord Service Contracts are in full force and effect and are terminable without material cost to Concord upon not more than thirty (30) days’ notice thereunder.

(g)                 Title.  Except as set forth in Exhibit J attached to this Agreement and made a part hereof, Concord owns fee simple title to the Concord Property free and clear of Liens, other than the Concord Permitted Exceptions. This Section 12.1(g) shall survive the Closing for a period of twelve (12) months.

(h)                 Title to Concord Licenses and Concord Service Contracts.  The interest of Concord in the Concord Service Contracts and Concord Licenses is free and clear of all Liens and has not been assigned to any other Person, except with respect to Concord Permitted Exceptions. This Section 12.1(h) shall survive the Closing for a period of twelve (12) months.

(i)                 Personal Property.  All of the Concord Personal Property, if any, to be contributed by Concord to the Company has been paid for in full and is free of all liens, claims and encumbrances.

(j)                 No Tenants or Occupants.  Except for Concord, there are no persons in possession or occupancy of the Concord Property, nor are there any persons who have possessory or other occupancy rights with respect to the Concord Property.

(k)                 Compliance with Laws.  Concord has not received any written notice from any governmental agency or authority that the Concord Property (or any portion thereof) is in violation of (i) any of the requirements of restrictive covenants or other encumbrances affecting the Concord Property (or any portion thereof) and (ii) any laws bearing on the ownership, operation or use of the Concord Property, including, without limitation, those relating to environmental conditions, health, safety, building, fire, zoning, accessibility and land use.

(l)                 Litigation.  There is not now pending, nor to the best of Concord’s knowledge, has there been threatened, any claims, causes of action or other litigation or proceedings against or affecting Concord  before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding may reasonably be expected to have a Material Adverse Effect on Concord, would interfere with Concord’s ability to consummate the transactions contemplated by this Agreement, or would affect the use and development of the Concord Property, except possible claims for workers’ compensation, personal injury or property damage which are covered by insurance maintained by Concord.

(m)                 Condemnation.  There is no existing, pending or to the best of Concord’s knowledge, threatened (a) condemnation of all or any part of the Concord Property, (b) widening, change of grade or limitation on use of streets abutting the Concord Property, (c) special Tax or assessment to be levied against the Concord Property, (d) change in the zoning classification of the Concord Property, or (e) change in the tax assessment of the Concord Property; provided, that Concord has been informed that the sewer tax applicable to the Concord Property shall be reassessed.

(n)                 Purchase Options.  Concord has not entered into any presently effective contracts regarding the sale, conveyance, transfer or disposition of the Concord Property (except for the within Agreement).  Concord has not granted to anyone, and no one possesses, any option to purchase or right of first refusal to purchase Concord Property.  Concord has not entered into any occupancy contract, leases or the like with respect to the Concord Property and no one has any right to use or occupy the Concord Property.

(o)                 Environmental Matters.  Exhibit I-1 sets forth all reports, notifications and other documents received by Concord in connection with any Hazardous Materials (as defined below) or underground storage tanks located in, on or under the Concord Property. The term “Hazardous Materials” shall include without limitation (a) asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, Lead Based Paint, mold, infectious substances or raw materials which include hazardous constituents or (b) any hazardous, toxic or harmful substances, wastes, materials, pollutants, contaminants, or any other substances or materials which are regulated by, or  may form the basis of liability under, any Environmental Legal Requirement.

The term “Environmental Legal Requirements” shall mean all federal, state and local Legal Requirements relating to contamination or the protection of human health and the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 etseq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. § 11001 etseq.), the Endangered Species Act (16 U.S.C. § 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), and those relating to paint containing more than .05% lead by dry weight (“Lead Based Paint”) and the regulations promulgated pursuant to said laws, all as amended from time to time.

(p)                 Insurance.  Exhibit E-1 is a list of all insurance policies presently affording coverage with respect to the Concord Property, and the information contained thereon is complete and accurate in all material respects as of the date hereof.

(q)                 Brokers and Finders.  Neither Concord nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated in this Agreement. This Section 12.1(q) shall survive the Closing for a period of twelve (12) months.

(r)                 Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concord, (i) Concord and each of its Subsidiaries have duly and timely (subject to any extensions permitted by applicable law) filed all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, complete and accurate in all material respects, (ii) Concord and each of its Subsidiaries have paid all material Taxes that are required to be paid by any of them or that Concord or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, (iii) intentionally deleted, (iv) neither Concord nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, (v) there are no pending audits, examinations, investigations, deficiencies, claims or other proceedings in respect of material Taxes relating to Concord or any of its Subsidiaries, (vi) there are no Liens for material Taxes on the Concord Property, except for Taxes not yet due and payable, (vii) neither Concord nor any of its Subsidiaries has been treated as a partnership for Tax purposes since the date of its respective formation, (viii) none of Concord or any of its Subsidiaries has received or has been subject to any written ruling relating to material Taxes or entered into any written and legally binding agreement with any taxing authority relating to material Taxes, except with respect to sewer taxes payable on the Concord Property, (ix) neither Concord or any of its Subsidiaries has made any election, or is required, to treat the Concord Property as owned by another Person for Tax purposes, (x) the Concord Property does not directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code, and (xiv) the Concord Property is not a “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(s)                 Foreign Person.  Concord is not a “foreign person” as defined by Internal Revenue Code Section 1445.

(t)                 ERISA.  Concord is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”), a “plan,” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Sec. 2510.3-101 of any such employee benefit plan or plans.

12.2.         Empire acknowledges and agrees that, except as set forth in this Agreement, Concord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past or present, of, as to, concerning or with respect to the Concord Property.  Additionally, no Person acting on behalf of Concord is authorized to make, and by execution hereof Empire acknowledges that no person has made, on behalf of Concord, any representation, agreement, statement, warranty, guaranty or promise regarding the Concord Property or the transactions contemplated herein other than the representations, agreements, statements, warranties, guaranties and promises contained in this Agreement; and no such other representation, warranty, agreement, guaranty, statement or promise, if any, made by any person acting on behalf of Concord shall be valid or binding upon Concord unless specifically set forth herein.  Empire further acknowledges and agrees that Empire has inspected the Concord Property, is fully familiar with the physical condition and state of repair thereof, and, to the extent permitted by law, the contribution of the Concord Property to the Company as provided for herein is made on an “as is” condition and basis with all faults except as expressly provided in this Agreement.

12.3.         At the Closing, and as a condition thereof, without limitation of any other obligation of Concord contained in this Agreement, Concord shall warrant and represent to Empire and the Company on the date of Closing in writing that all warranties and representations made by Concord in this Agreement continue to be true and correct in all material respects as of the date of Closing as if they were made on the date of such Closing.

12.4.         Concord shall indemnify and defend Empire and the Company against and hold Empire and the Company harmless from any and all claims, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising out of a breach by Concord of its warranties, representations and covenants hereunder. Notwithstanding anything to the contrary contained in this Agreement, Concord shall indemnify and defend Empire and the Company against, and hold Empire and the Company harmless from, any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising in connection with the ownership and operation by Concord of the Concord Property prior to the Closing Date.

12.5.         Except as otherwise provided in this Agreement, no representations, warranties, covenants, indemnifications or other obligations of Concord set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing.  In the event that a representation, warranty, covenant or indemnification of Concord survives the Closing pursuant to the terms of this Agreement, such representation, warranty, covenant or indemnification shall not survive beyond a period of twelve (12) months from the date of the Closing, except to the extent that Empire shall have delivered notice of a breach on or before such twelve (12) month anniversary.

13.	Warranties and Representations by Empire

13.1.         Subject to the terms and conditions of this Agreement, Empire hereby warrants and represents to Concord, knowing and intending that Empire is relying hereon in entering into this Agreement and consummating the transactions contemplated hereby, that:

(a)                 Due Formation, Existence, Etc.  Empire is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification except where such failures to be so qualified, licensed, or in good standing would not have a Material Adverse Effect on Empire. Empire has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the approval of this Agreement and the transactions contemplated herein by a majority of the votes cast at the Stockholders Meeting, as defined herein (such affirmative vote, the “Empire Requisite Vote”).  The Empire Requisite Vote is the only vote of the holders of any class or series of capital stock of Empire necessary to adopt, approve or authorize this Agreement and the transactions contemplated hereby.  This Agreement is a valid and binding agreement of Empire, enforceable against Empire in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Subject to Section 7.5 hereof, the Board of Directors of Empire has duly approved this Agreement and the transactions contemplated hereby.  The execution and delivery by Empire of, and the performance and compliance by Empire with, this Agreement in accordance with its terms do not (a) violate any term, condition or provision of  Empire’s organizational or governing documents; (b) violate any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Entity to which Empire is subject; or (c) except as set forth on Exhibit 13.1(a) attached hereto and made a part hereof require any consent or approval under, result in any breach of or any loss of any benefit under, give rise to other’s right of termination, vesting, amendment, acceleration, or cancellation of, result in the creation of any Lien on the Empire Licenses pursuant to, or cause a violation of any agreement, promissory note, bond, mortgage, indenture, contract, lease, license, or any other instrument of obligation to which Empire is a party or by which Empire is bound, except that, in the case of clauses (b) or (c) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Empire. This Section 13.1(a) shall survive the Closing for a period of twelve (12) months.

(b)                 Consents and Approval.  Except as set forth on Exhibit 13.1(b) attached hereto and made a part hereof, no consent, waiver, authorization, permit, or approval by any third party or governmental entity, including but not limited to any Racing Authority or Gaming Authority, which heretofore has not been obtained is required in connection with the execution and delivery by Empire of this Agreement or the performance by Empire of the obligations to be performed under this Agreement by Empire, including but not limited to the transfer of the Empire Operations to the Company. This Section 13.1(b) shall survive the Closing for a period of twelve (12) months.

(c)                 Licenses.  Schedule C is a true, correct and complete list of all of the Empire Licenses issued to Empire and MRMI by the Racing Authority and the Gaming Authority, and each of the Empire Licenses is in full force and effect, and Empire does not know of, and neither Empire nor any agent or employee of Empire has received notice of, any intention on the part of the issuing authority to cancel, suspend or modify any of such Empire Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. This Section 13.1(c) shall survive the Closing for a period of twelve (12) months.

(d)                 Title to Empire Licenses.  Except as set forth on Exhibit 13.1(d) attached hereto and made a part hereof, the interest of Empire in the Empire Licenses is free and clear of all Liens and has not been assigned to any other Person. This Section 13.1(d) shall survive the Closing for a period of twelve (12) months.

(e)                 Litigation.  There is not now pending, nor to the best of Empire’s knowledge, has there been threatened, any claims, causes of action or other litigation or proceedings against or affecting Empire  before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding may reasonably be expected to have a Material Adverse Effect on Empire, would interfere with Empire’s ability to consummate the transactions contemplated by this Agreement, or would affect the use of the Empire Licenses or the Empire Operations, except possible claims for workers’ compensation, personal injury or property damage which are covered by insurance maintained by Empire.

(f)                 Purchase Options.  Empire has not entered into any presently effective contracts regarding the sale, conveyance, transfer or disposition of the Empire Operations (except for the within Agreement).  Empire has not granted to anyone, and no one possesses, any option to purchase or right of first refusal to purchase the Empire Operations.

(g)                 Brokers and Finders.  Neither Empire nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated in this Agreement. This Section 13.1(g) shall survive the Closing for a period of twelve (12) months.

(h)                 Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Empire, (i) Empire and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by any of them, and all such Tax Returns are true, complete and accurate in all material respects, (ii) Empire and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them (other than Taxes that are being diligently contested by appropriate proceedings and for which adequate reserves are reflected in the Empire Reports) or that Empire or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, (iii) the unpaid Taxes of Empire and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) reflected in the financial statements contained in the Empire Reports filed prior to the date of this Agreement, as adjusted for results of operations and cash flows through the date hereof, (iv) neither Empire nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (v) there are no pending audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Empire or any of its Subsidiaries, (vi) there are no Liens for Taxes on the Empire Property, except for Taxes not yet due and payable, (vii) none of Empire or any of its Subsidiaries has been a member of any group that has filed a combined, consolidated or unitary Tax Return, other than the affiliated group of corporations of which Empire is the common parent, (viii) except as set forth on Exhibit 13.1(h)(viii) attached hereto and made a part hereof, none of Empire or its Subsidiaries has any liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), as transferee or successor, by contract or otherwise, except as a result of the application of Treasury Regulation Section 1.1502-6 (and any comparable provision of state, local or foreign law to Empire and its Subsidiaries which are members of the affiliated group of corporations of which Empire is the common parent, (ix) none of Empire or any of its Subsidiaries has been a distributing corporation or a controlled corporation with respect to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any comparable provision of state, local or foreign law) applied, (x) none of Empire or any of its Subsidiaries has made any election, or is required, to treat any of the assets owned by such entity as owned by another Person for Tax purposes, (xi) none of Empire or any of its Subsidiaries has received or has been subject to any written ruling relating to Taxes or entered into any written and legally binding agreement with any taxing authority relating to Taxes, (xii) the Empire Property does not directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code, and (xiv) the Empire Property is not a “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(i)                 Foreign Person.  Empire is not a “foreign person” as defined by Internal Revenue Code Section 1445.

(j)                 ERISA.  Empire is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan,” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Sec. 2510.3-101 of any such employee benefit plan or plans.

13.2.         Concord acknowledges and agrees that, except as set forth in this Agreement, Empire has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past or present, of, as to, concerning or with respect to the Empire Operations.  Additionally, no Person acting on behalf of Empire is authorized to make, and by execution hereof Concord acknowledges that no person has made, on behalf of Empire, any representation, agreement, statement, warranty, guaranty or promise regarding the Empire Operations or the transactions contemplated herein other than the representations, agreements, statements, warranties, guaranties and promises contained in this Agreement; and no such other representation, warranty, agreement, guaranty, statement or promise, if any, made by any person acting on behalf of Empire shall be valid or binding upon Empire unless specifically set forth herein.  Concord further acknowledges and agrees that to the extent permitted by law, the contribution of the Empire Operations to the Company as provided for herein is made on an “as is” condition and basis with all faults except as expressly provided in this Agreement.

13.3.         At the Closing, and as a condition thereof, without limitation of any other obligation of Empire contained in this Agreement, Empire shall warrant and represent to Concord and the Company on the date of Closing in writing that all representations made by Empire in this Agreement continue to be true and correct in all material respects as of the date of Closing as if they were made on the date of such Closing.

13.4.         Empire shall indemnify and defend Concord and the Company against, and hold Concord and the Company harmless from, any and all claims, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising out of a breach by Empire of its warranties, representations and covenants hereunder. Notwithstanding anything to the contrary contained in this Agreement, Empire shall indemnify and defend Concord and the Company against, and hold Concord and the Company harmless from, any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and counsel fees incurred to enforce this indemnity) arising in connection with the ownership and operation by Empire of its video gaming machine and racing businesses on the Empire Land, and its use of the Empire License prior to the Closing Date.

13.5.         Except as otherwise provided in this Agreement, no representations, warranties, covenants, indemnifications or other obligations of Empire set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing.  In the event that a representation, warranty, covenant or indemnification of Empire survives the Closing pursuant to the terms of this Agreement, such representation, warranty, covenant or indemnification shall not survive beyond a period of twelve (12) months from the date of the Closing, except to the extent that Concord shall have delivered notice of a breach on or before such twelve (12) month anniversary.

14.	Closing Deliveries

14.1.         At the Closing, Concord shall deliver the following:

(a)                 A bargain and sale deed with covenants (the “Concord Deed”), duly executed and acknowledged by Concord, in proper form for recording in the State of New York conveying the Concord Property to the Company subject only to the Concord Permitted Exceptions.

(b)                 The duly executed Operating Agreement.

(c)                 Either (i) one or more agreements with the State of New York or any of its political subdivisions or any agency thereof pursuant to which any such entity shall agree to provide, either alone or in conjunction with a third-party lender, financing or other assistance to the Company in connection with the Company’s proposed development of the Concord Property and consistent with the scope of such proposed development pursuant to the Development Plan (the “State Agreement”) and/or (ii) one or more agreements with a third-party lender pursuant to which such third-party lender(s) shall agree to provide, either alone or in conjunction with such financing or other assistance as may be provided by the State of New York or its entities, financing to the Company in connection with the proposed development of the Concord Property and consistent with the scope of such proposed development pursuant to the Development Plan (the “Other Financing Agreement”).

(d)                 A bill of sale in the form of Exhibit H-1 relating to the Concord Personal Property.

(e)                 To the extent they are then in Concord’s possession and not posted at the Concord Property, and to the extent not previously delivered by Concord to the Company, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Concord Property by governmental and quasi-governmental authorities having jurisdiction.

(f)                 Such affidavits as the Title Company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Concord’s name.

(g)                 Evidence satisfactory to the Title Company that all necessary approvals, licenses and/or consents have been obtained and such other evidence satisfactory to the Title Company of Concord’s authority and the authority of the signatory on behalf of Concord to convey the Concord Property pursuant to this Agreement.

(h)                 A certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury.  Concord understands that such certification will be retained by the Company and will be made available to the Internal Revenue Service on request.

(i)                 Concord shall deliver possession of the Concord Property to the Company in the condition required by this Agreement.

(j)                 An assignment by Concord to the Company of the Concord Service Contracts, the Concord Insurance Policies, the Concord Licenses and the Concord Plans, together with all guaranties and warranties benefiting the Concord Property which are then in effect and are assignable by Concord.

(k)                 A certificate of Concord confirming that the warranties and representations of Concord set forth in this Agreement are true and complete on and as of the Closing Date (the statements made in such certificate shall be subject to the same limitations on survival as are applicable to Concord’s representations and warranties under Section 12.5 of this Agreement).

(l)                 An original of a closing statement setting forth the closing adjustments and prorations and the application thereof at the Closing (the “Closing Statement”).

(m)                 Any other documents required by this Agreement to be delivered by Concord.

14.2.         At the Closing, Empire shall, without limitation of Empire’s obligations under this Agreement, deliver the following:

(a)                 An assignment by Empire to the Company of the Empire Operations, free and clear of any Lien or other encumbrance, and the delivery of the Empire Licenses to the Escrow Agent pursuant to Section 20 of this Agreement, together with an irrevocable instruction to the Escrow Agent to automatically release the Empire Licenses to the Company upon the issuance of a Temporary Certificate of Occupancy.

(b)                 The duly executed Operating Agreement.

(c)                 Copies of any consent, waiver, authorization, permit, or approval obtained from any third party or governmental entity, including but not limited to any Racing Authority or Gaming Authority, authorizing transfer of the Empire Operations to the Company.

(d)                 Either (i) the State Agreement and/or (ii) the Other Financing Agreement.

(e)                 Either (i) certain documents from Empire reasonably required by the Bank of Scotland in connection with the assignment by Empire of that certain credit facility provided by the Bank of Scotland in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), due in January of 2009 (the “Credit Facility”) to the Company, and the Company’s assumption of such Credit Facility (the “Credit Facility Assignment”) or (ii) any and all payments required by the Bank of Scotland in connection with the full repayment of all amounts outstanding under of the Credit Facility and the termination thereof (the “Credit Facility Termination”).

(f)                 A certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury.  Empire understands that such certification will be retained by the Company and will be made available to the Internal Revenue Service on request.

(g)                 A certificate of Empire confirming that the warranties and representations of Empire set forth in this Agreement are true and complete on and as of the Closing Date (the statements made in such certificate shall be subject to the same limitations on survival as are applicable to Empire’s representations and warranties under Section 13.5 of this Agreement).

(h)                 An original of the Closing Statement.

(i)                 Any other documents required by this Agreement to be delivered by Empire.

14.3           At the Closing, each of Concord and Empire, without limitation of either party’s obligations under this Agreement, shall cause the Company to deliver the following:

(a)                 Either (i) the State Agreement and/or (ii) the Other Financing Agreement.

(b)                Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes applicable to the contribution of the Concord Property to the Company and copies of any required tax returns therefor, which checks shall be certified or official bank checks if required by the taxing authority.

(c)                  The Credit Facility Assignment, if any.

15.	Broker

15.1.         Concord represents and warrants to Empire that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a “Broker”) in connection with this Agreement or the transactions contemplated hereby.  Concord hereby agrees to indemnify, defend and hold Empire and the Company harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by a Broker engaged by or claiming to have dealt with Concord in connection with this Agreement or the transactions contemplated hereby.

15.2.         Empire represents and warrants to Concord that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby.  Empire hereby agrees to indemnify, defend and hold Concord and the Company harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker engaged by or claiming to have dealt with Empire in connection with this Agreement or the transactions contemplated hereby.

15.3.         The representations and obligations under this Article 15 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

16.	Casualty and Condemnation Prior to Closing

16.1.         In the event that all or part of the Concord Property is taken by, or made the subject of, any condemnation or eminent domain proceeding between the date of this Agreement and the Closing Date, Concord shall promptly notify Empire, and the following provisions shall apply:

(a)           If a Material Taking of the Concord Property occurs, Empire, by written notice to Concord delivered within ten (10) days after Empire receives written notice of such taking, may elect to terminate this Agreement.  If Empire shall so elect, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability hereunder and with respect to each other, other than any liability, which is expressly stated to survive the termination of this Agreement.

(b)           If (i) an Immaterial Taking  of the Concord Property occurs, or (ii) a Material Taking of the Concord Property occurs and Empire does not timely elect to terminate this Agreement, then, in any such event, Concord shall pay or assign to the Company at the Closing any condemnation award received or receivable from any Governmental Entity in connection with any such condemnation or eminent domain proceeding, all claims against any Governmental Entity as a result of the losses suffered as a result of such condemnation or eminent domain proceeding.

16.2.         Concord shall maintain in effect until the Closing Date its existing insurance policies with respect to the Concord Property.  In the event of damage to the Concord Property by fire or any other casualty insured under Concord’s policies, Concord shall promptly notify Empire.  Concord shall pay or assign to the Company at the Closing all monies received or receivable from the insurance companies which wrote such policies, in each case, with respect to the Concord Property and all claims against such insurance companies as a result of the losses covered by such policies and shall pay to the Company at the Closing the cost of repairing any uncovered damage, including any deductible under such policies.

17.	Condition of the Property; Representations

EMPIRE EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER CONCORD NOR ANY PERSON ACTING ON BEHALF OF CONCORD NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY EMPIRE IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT OR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (CONCORD AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN EMPIRE) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE “CONCORD EXCULPATED PARTIES”) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY

OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE CONCORD PROPERTY, THE PERMITTED USE OF THE CONCORD PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE CONCORD PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE CONCORD PROPERTY, OR OTHERWISE RELATING TO THE CONCORD PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN.  EMPIRE FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE CONCORD EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EMPIRE SHALL NOT HAVE ANY RECOURSE AGAINST CONCORD OR ANY OF THE OTHER CONCORD EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM.  EMPIRE, AS A MEMBER OF THE COMPANY, SHALL DIRECT THE COMPANY TO ACCEPT THE CONCORD PROPERTY “AS IS” BASED SOLELY ON EMPIRE’S OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE CONCORD PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY CONCORD OR ANY OF THE OTHER CONCORD EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN.

CONCORD EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER EMPIRE NOR ANY PERSON ACTING ON BEHALF OF EMPIRE NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY CONCORD IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT OR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (EMPIRE AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN CONCORD) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE “EMPIRE EXCULPATED PARTIES”) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE EMPIRE OPERATIONS OR THE LAWS, REGULATIONS AND RULES APPLICABLE THERETO, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE EMPIRE OPERATIONS, OR OTHERWISE RELATING TO THE EMPIRE OPERATIONS OR THE TRANSACTIONS CONTEMPLATED HEREIN.  CONCORD FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE EMPIRE EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CONCORD SHALL NOT HAVE ANY RECOURSE AGAINST EMPIRE OR ANY OF THE OTHER EMPIRE EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM.  CONCORD, AS A MEMBER OF THE COMPANY, SHALL DIRECT THE COMPANY TO ACCEPT THE EMPIRE OPERATIONS “AS IS” BASED SOLELY ON CONCORD’S OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE EMPIRE OPERATIONS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY EMPIRE OR ANY OF THE OTHER EMPIRE EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN.

The delivery of items specified in Section 14.1 and 14.3 of this Agreement, and the acceptance thereof by Empire or the Company, as applicable, shall be deemed the full performance and discharge of every obligation on the part of Concord to be performed hereunder, except those obligations of Concord which are expressly stated in this Agreement to survive the Closing. The delivery of items specified in Section 14.2 and 14.3 of this Agreement, and the acceptance thereof by Concord or the Company, as applicable, shall be deemed the full performance and discharge of every obligation on the part of Empire to be performed hereunder, except those obligations of Empire which are expressly stated in this Agreement to survive the Closing.

18.	Default

18.1.         If on the Closing Date, Concord has not fully performed its obligations hereunder, and has not cured the same within fifteen (15) days of written notice thereof from Empire (a “Concord Default”), Empire shall have the right to elect one of the following rights and remedies:

(a)                 Empire shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Agreement; or

(b)                 If the default has a Material Adverse Effect, Empire shall have the right to terminate this Agreement; and/or

(c)                 Empire may avail itself of any rights or remedies it may have at law or in equity on account of Concord’s breach or default.

18.2.         If on the Closing Date, Empire has not fully performed its obligations hereunder, and has not cured the same within fifteen (15) days of written notice thereof from Concord (an “Empire Default”), Concord shall have the right to elect one of the following rights and remedies:

(a)                 Concord shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Agreement; or

(b)                 If the default has a Material Adverse Effect, Concord shall have the right to terminate this Agreement; and/or

(c)                 Concord may, as its sole remedy, bring an action for specific performance of the terms of this Agreement; provided, that, notwithstanding the foregoing, if there shall occur any Empire Change of Control prior to such time as either such Empire Default has been cured by Empire or such Empire Default has been waived by Concord pursuant to the terms of this Section 18.2, then Concord may avail itself of any rights or remedies it may have at law or in equity on account of Empire’s breach or default.

18.3.         The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

19.	Conditions Precedent to Closing.

19.1.         Conditions to Concord’s Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the obligations of Concord to consummate the transactions contemplated pursuant to the terms of this Agreement and the Operating Agreement shall be subject to the satisfaction or waiver by Concord on or prior to the Closing Date of all of the following conditions:

(a)                 The representations and warranties of Empire contained in Section 13.1 of this Agreement shall be true and correct as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).  Concord shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Empire to that effect.

(b)                 The Company and George A. Fuller Company shall have entered into a mutually agreeable construction management agreement reated to the Project with such commercially reasonable and customary terms as the Company and George A. Fuller Company shall agree to include; provided, that such agreement shall (i) contain a guaranteed maximum price, (iii) shall be on an AIA form and shall amend the General Conditions of such AIA form to provide for reimbursement to George A. Fuller Company at 1.2 times the aggregate costs incurred by George A. Fuller Company in connection with the General Conditions incurred with respect to the development and/or construction of the Concord Property and (ii) specify that George A. Fuller Company shall provide payment and performance bonds reasonably satisfactory in form and substance to each of the third-party lenders that shall provide financing to the Company in connection with the proposed development of the Concord Property and the Company and any other necessary guarantees that are required by any such third-party lender (the “Construction Contract”).

(c)                 The Company and Concord shall have entered into a mutually agreeable development management agreement related to the Project with such commercially reasonable and customary terms as the Company and Concord shall agree to include.

(d)                 The Empire Operations shall be conveyed to the Company and shall be free and clear of any Liens; provided, that the Empire Licenses shall be delivered to the Escrow Agent pursuant to the provisions of Section 20 of this Agreement, to be automatically conveyed to the Company upon the issuance to the Company of a Temporary Certificate of Occupancy.

(e)                 Empire shall have performed all of its obligations and covenants under this Agreement except those the failure of which to be performed shall not have had or be reasonably likely to have a Material Adverse Effect, as determined in good faith by Concord in Concord’s reasonable discretion.

(f)                 Empire shall have executed and delivered at Closing the documents, instruments agreements set forth in Section 14.2 hereof.

(g)                Concord shall have received from its Management Committee written notice approving the transaction, including without limitation, a determination that the transaction is  fair to Concord, and all other consents, approvals, filings, registrations and notices required to be obtained or made by Concord in connection with this Agreement shall have been obtained or made and shall be in full force and effect.

(h)                All consents, approvals, filings, registrations and notices required to be obtained or made by Empire under applicable racing and gaming laws in connection with this Agreement and the transfer of the Empire Licenses to the Company, including, without limitation, from the New York State Racing and Wagering Board and the Division of the Lottery of the State of New York, shall have been obtained or made and shall be in full force and effect.

(i)                 The Company shall become a “Volunteer” pursuant to a Brownfield Agreement to be entered into with the New York State Department of Environmental Conservation, and Concord shall be satisfied, in Concord’s reasonable discretion, that the transactions contemplated pursuant to the terms of this Agreement, including the transfer of the Concord Property to the Company, shall not adversely effect Concord’s ability to receive any Brownfield Tax Credits with respect to any environmental remediation on the Concord Property.

(j)                 No decision, order or similar ruling shall have been issued (and remain in effect) restraining or enjoining the transactions contemplated by this Agreement or the Operating Agreement, or that would prevent, materially delay or materially impair the ability of the Company to develop, construct and operate a hotel, a convention center, a harness racetrack, and a Class II gaming facility on the Concord Property, after the Closing of the transactions contemplated hereby.

(k)                 The State of New York shall have extended the term of the Empire Licenses for a period of no less than thirty (30) years or any such other period of time as shall be required by any third-party lender which, by itself or together with the State of New York, shall provide financing to the Company consistent with the scope of the proposed development of the Concord Property pursuant to the Development Plan.

19.2.         Conditions to Empire’s Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the obligations of Empire to consummate the transactions contemplated pursuant to the terms of this Agreement and the Operating Agreement shall be subject to the satisfaction or waiver by Empire on or prior to the Closing Date of all of the following conditions:

(a)                 The representations and warranties of Concord contained in Section 12.1 of this Agreement shall be true and correct as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).  Empire shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Concord to that effect.

(b)                 The Company shall receive a policy of title insurance from the Title Company pursuant to the terms and conditions of Section 9.1(C) of this Agreement, and the Concord Property shall be conveyed to the Company and shall be free and clear of any Liens other than the Concord Permitted Exceptions.

(c)                 Concord shall have performed all of its obligations and covenants under this Agreement except those the failure of which to be performed shall not have had or be reasonably likely to have a Material Adverse Effect, as determined in good faith by Empire in Empire’s reasonable discretion.

(d)                 Concord shall have executed and delivered at Closing the documents, instruments agreements set forth in Section 14.1 hereof.

(e)                 No decision, order or similar ruling shall have been issued (and remain in effect) restraining or enjoining the transactions contemplated by this Agreement or the Operating Agreement, or that would prevent, materially delay or materially impair the ability of the Company to develop, construct and operate a hotel, a convention center, a harness racetrack, and a Class II gaming facility on the Concord Property after the Closing of the transactions contemplated hereby.

(f)                  Empire shall have received from its financial advisors, a written opinion addressed to Empire, its Board of Directors and stockholders to the effect that the consideration to be received by Empire’s stockholders is fair to the Empire’s stockholders from a financial point of view.

(g)                 If required by law, the Empire Requisite Vote shall have been obtained.

(h)                 All consents, approvals, filings, registrations and notices required to be obtained or made by Empire under applicable racing and gaming laws or any other laws in connection with this Agreement and the transfer of the Empire Operations to the Company, including, without limitation, from the New York State Racing and Wagering Board and the Division of the Lottery of the State of New York, shall have been obtained or made and shall be in full force and effect.

(i)                  Empire shall have either repurchased the Sixty Five Million and 00/100 Dollars ($65,000,000.00) of 5 ½% Convertible Senior Notes, due in the year 2014 and callable in July of 2009, issued by Empire (the “Notes”) or shall have obtained the consent of the holders of the Notes to the transactions contemplated pursuant to the terms of this Agreement.  Notwithstanding the foregoing, the Company shall not be obligated to assume any existing obligation of Empire under the Notes at Closing.

(j)                  In the event that a Credit Facility Termination is not signed at or prior to Closing, then Empire shall have obtained the consent of the Bank of Scotland, if required, to enter into the Credit Facility Assignment.

(k)                 The Pro Forma Financial Statement of the Company shall reflect that Empire is expected to receive annual distributions of Cash Flow in an amount that equals or exceeds the Reimbursement Amount after the Closing Date (or, in the case of a partial year, the applicable percentage of the Reimbursement Amount).

(l)                 The financing secured by the Company at Closing in connection with the development of the Concord Property shall authorize the Company to distribute  FIFTY MILLION and 00/100 DOLLARS ($50,000,000.00) to Empire as a return of Empire’s initial capital contribution to the Company on the Closing Date, and the Company shall make such distribution to Empire on the Closing Date.

(m)                 Empire and the Company shall have entered into a mutually agreeable gaming management agreement related to the Project on such commercially reasonable and customary terms as Empire and the Company shall agree to include.

(n)                 Empire and the Company shall have entered into a mutually agreeable hotel management agreement related to the Project on such commercially reasonable and customary terms as Empire and the Company shall agree to include.

(o)                 Empire and the Company shall have entered into a mutually agreeable casino development agreement related to the Project on such commercially reasonable and customary terms as Empire and the Company shall agree to include.

(p)                 Empire shall in its sole good faith discretion be satisfied that Concord has received and continues to possess all necessary governmental approvals for the development and construction of a project on the Concord Property consisting of all of the following improvements consistent with the scope of the Development Plan: (i) a hotel, (ii) a convention center, (iii) a casino and (iv) harness racetrack (referred to in this Section 19 as the "Project").

19.3          Termination

(a)           This Agreement may be terminated by either Concord or Empire, by written notice (the “Section 19.3(a) Termination Notice”), with a copy of such written notice to be sent to Louis R. Cappelli, c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595, if, on or before May 1, 2008, Concord has neither (i) received from its Management Committee written notice approving the transaction and otherwise satisfied the conditions set forth in Section 19.1(g) of this Agreement, nor (ii) waived the conditions set forth in Section 19.1(g) of this Agreement; provided, that, as consideration for the rights granted to Concord pursuant to Section 19.1(g) of this Agreement and this Section 19.3(a), if Concord fails to either satisfy or waive the conditions set forth in Section 19.1(g) of this Agreement on or before May 1, 2008 and either Concord or Empire exercises the termination rights granted under this Section 19.3(a), then Louis R. Cappelli shall pay to Empire the sum of One Million and 00/100 Dollars ($1,000,000.00),  plus all costs and expenses (including but not limited to reasonable attorneys fees), if any, incurred by Empire in the event that such payment is not made as herein provided (the “Termination Payment”) within ten (10) days of the date of receipt of the Section 19.3(a) Termination Notice.

(b)                 This Agreement may be terminated by either Empire or Concord, by written notice, unless, on or before June 30, 2008, (i) either the State of New York has provided for an appropriation or some other form of assistance in its annual budget that will enable State supported financing for the Company’s proposed development of the Concord Property consistent with the scope of such proposed development pursuant to the Development Plan or Concord has secured a signed financing commitment from any third-party lender for the Company’s proposed development of the Concord Property, which by itself or together with such State supported financing, is consistent with the scope of such proposed development pursuant to the Development Plan, and (ii) Pro Forma Financial Statements evidencing Cash Flow after debt service of at least $10 million and a 1.3 times debt service coverage ratio (assuming customary definitions for debt service and debt service coverage ratio) are available that reflect the terms of such financing; provided, that if at any time between the Effective Date of this Agreement and June 30, 2008 the conditions provided for in (i) and (ii) above have occurred and an injunction, moratorium, or other legal impediment of general application is imposed (whether by action of public authority or pursuant to private action, a “Moratorium”) that either (a) precludes either Empire or Concord from proceeding with the transactions set forth pursuant to the terms of this Agreement, (b) precludes Concord from proceeding with the approvals process and/or (c) would preclude Concord from developing the Concord Property pursuant to the Development Plan at Closing, then the time period provided for above shall be extended by one (1) day for each day that such Moratorium remains in effect so long as the parties continue to diligently work toward the resolution and/or removal of any such Moratorium; provided, further, that if either Concord and/or Empire shall directly cause or suffer there to exist any Moratorium, then the other party shall have the right to terminate this Agreement if the conditions set forth this Section 19.3(b) have not been satisfied on or before June 30, 2008 regardless of the existence of such Moratorium.

(c)                 In the event that the Closing Date has not occurred on or before August 31, 2008, this Agreement may be terminated by Empire, by written notice, if on or before August 31, 2008 the terms and conditions of the Indenture pursuant to which the Notes have been issued have not been amended, waived, modified or extended, or a sufficient amount of Notes have not been redeemed, in each case to the satisfaction of Empire, in Empire’s sole discretion. The existence of any Moratorium shall not affect Empire’s rights pursuant to this Section 19.3(c).

                                (d)                 In the event that the Closing Date has not occurred on or before October 31, 2008,  this Agreement may be terminated by Empire, by written notice, if on or before October 31, 2008, either (i) the Bank of Scotland has not agreed to extend the term of the Credit Facility for a period of one (1) year or such longer period of time as a Moratorium may exist, or (ii) Concord and/or its affiliates shall not have assumed the obligations of Empire under the Credit Facility. The existence of any Moratorium shall not affect Empire’s rights pursuant to this Section 19.3(d).

                (e)                In the event that the Closing Date has not occurred on or before December 31, 2008, this Agreement may be terminated by either Empire or Concord, by written notice; provided, that if a Moratorium has been imposed, then the Closing Date shall be extended for so long as the parties continue to diligently work toward the resolution and/or removal of any such Moratorium, but no later than December 31, 2010; provided, further, that if either Concord and/or Empire shall directly cause there to exist any Moratorium, then such other party shall have the right to terminate this Agreement if the Closing has not occurred on or before December 31, 2008 regardless of the existence of such Moratorium.

20.	Escrow.

Empire and the Escrow Agent shall enter into a mutually agreeable escrow agreement on such commercially reasonable and customary terms as Empire, Concord and the Escrow Agent shall agree to include, which escrow agreement shall provide that upon the issuance of a Temporary Certificate of Occupancy to the Company, the Escrow Agent shall automatically, and without requiring any further action to be undertaken by Empire, Concord or the Company, release the Empire Licenses to the Company, and such instruction shall be irrevocable by Empire.

21.	Notices

Any notice or communication which may be or is required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent to the respective party at the addresses set forth below, postage prepaid, by certified mail, return receipt requested, by a nationally recognized overnight courier service that provides tracing and proof of receipt of items mailed or by facsimile provided that if notices are given by facsimile a copy thereof must be sent on the same day by nationally recognized overnight courier service that provides tracing and proof of receipt of items mailed for next business day delivery. Notices shall be effective upon the date of receipt or refusal of receipt. Either party may change the address to which notices to it shall be sent by a notice sent in accordance with the requirements of this Section.

To Concord:
Concord Associates, L.P.
C/o Cappelli Enterprises, Inc.
115 Stevens Avenue
Valhalla, New York 10595
Attention: Louis R. Cappelli
Fax No.: 914-747-2743

With a copy to:
DelBello Donnellan Weingarten
Wise & Wiederkehr, LLP
One North Lexington Avenue
White Plains, New York 10601
Attn: Alfred E. Donnellan, Esq.
Fax No.: 914-681-0200

To Empire:
Empire Resorts, Inc.
C/o Monticello Raceway
Route 17B
Monticello, New York 12701
Attention: David Hanlon
Fax No.: 845-807-0000

With a copy to:
Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
Attn: Robert H. Friedman, Esq.
Fax No.: (212) 451-2222

22.	Class III Gaming Facility.

22.1           Concord is aware that, at a certain point in the future, the St. Regis Mohawk Tribe (the “Tribe”) may obtain all necessary licenses and approvals (the “Class III Licenses”) that shall  be required to operate a Class III gaming facility on the Land in Trust Property.  Concord hereby agrees to endorse the construction of a Class III gaming facility on the Land in Trust Property, and hereby agrees to support the Tribe in its efforts to obtain the Class III Licenses.  Concord acknowledges that Empire may plan and develop resort, hotel, entertainment and/or retail facilities on the Empire Land (the “Class III Actions”), and Concord hereby endorses the Class III Actions and the aforesaid development of the Empire Land.

22.2           In furtherance of Concord’s commitment pursuant to Section 22.1 of this Agreement, commencing on the Effective Date, Empire shall have the right to require Concord to purchase (the “Put Option”) up to one million (1,000,000) shares of the common stock of Empire (the “Empire Common Stock”) at a price of ONE and 00/100 DOLLAR ($1.00) per share (the “Option Purchase Price”); provided, that Empire shall covenant to use any and all funds received from Concord as a result of Empire’s exercise of the Put Option to fund the Class III Actions.  Empire shall exercise such option by sending written notice (the “Option Notice”) to Concord stating that it is exercising the Put Option ten (10) business days prior to the date that it shall exercise the Put Option.  The Option Purchase Price for the Empire Common Stock shall be paid by wire transfer of immediately available funds and Empire shall convey the Empire Common Stock to Concord or its designee free and clear of all liens and encumbrances.  Each of Empire and Concord agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Empire Common Stock by Concord.  All transfer, stamp and recording taxes and fees imposed on either Empire or Concord as a result of the Put Option shall be payable by Concord.  Concord shall make such investment representations to Empire as may reasonably required in connection with such issuance.

23.	Miscellaneous

23.1           Legalization.  If at any time prior to Closing both (i) a Moratorium exists and (ii) Legalization occurs, then each of Concord and Empire shall use best efforts to close a transaction substantially similar to the transactions outlined in this Agreement, but amended to contemplate the development of a casino facility comparable to a Class III gaming facility, sugh gaming facility to operate table games (including but not limited to Baccarat, Blackjack and Craps) on the Concord Property, as soon as reasonably practical notwithstanding that certain conditions to Closing outlined in Sections 19.1 and 19.2 of this Agreement have not been satisfied.

23.2.          Headings.  The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

23.3.          Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

23.4.          Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the State of New York.

23.5.          Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

23.6.          No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

23.7.          Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

23.8.          Attorneys’ Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

23.9.          Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

23.10.          Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at unless such last day is a Saturday, Sunday or legal holiday for national banks in the State of New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. New York time.

23.11.        Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

23.12.        Counterparts.  This Agreement may be executed in any number of identical counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

23.13.        No Recordation.  Concord and Empire each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded.

23.14.        Further Assurances.  Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the transactions contemplated hereby; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.  The provisions of this Section 23.13 shall survive the Closing.

23.15.        Assignment.  The benefits of this Agreement may not be assigned by either Concord or Empire without the other party’s prior written consent.

23.16.        Jurisdiction.  With respect to any suit, action or proceeding relating to this Agreement or the Property (“Proceedings”) each party irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, in New York County and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

23.17.        WAIVER OF JURY TRIAL.

EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP OF EMPIRE AND CONCORD HEREUNDER.

[Signature pages follow]

WITNESS the execution hereof, under seal, as of the day and year first above written, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

CONCORD ASSOCIATES, L.P.

By: Convention Hotels, LLC, its General Partner

By:	/s/ Louis R. Cappelli
	Name:	Louis R. Cappelli
	Title:	Managing Member

EMPIRE RESORTS, INC.

By:	/s/ David P. Hanlon
	Name:	David P. Hanlon
	Title:	President and Chief Executive Officer

The obligations puruant to Section 19.3(a) of this Agreement only are hereby ACCEPTED AND AGREED:

/s/ Louis R. Cappelli
Louis R. Cappelli

Schedule B

OPERATING AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

CONCORD EMPIRE LLC

This Limited Liability Company Agreement of Concord Empire LLC (the “Agreement”), a New York limited liability company (the “Company”), is made and entered into this ____ day of _____________, 2008, by Concord Associates, L.P., a New York limited partnership having an office at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595 (“Concord”) and Empire Resorts, Inc., a Delaware corporation having an office at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074 (“Empire”). Concord and Empire may sometimes be referred to individually as a “Member” or collectively as the “Members”.

WITNESSETH:

WHEREAS, the Company was formed by the filing of the Certificate of Formation of the Company with the Secretary of State of New York on ________________, 2008, in accordance with the Act;

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the respective rights, obligations and interests of the parties to each other and to the Company and the manner in which the Company and its assets shall be governed and operated.

NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

1.1           Defined Terms.  The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

“Act” shall mean New York Limited Liability Company Law, McKinney’s Consolidated Laws of New York § 201, et seq., as amended and in force from time to time.

“Additional Capital Contribution” shall have the meaning set forth in Section 5.2.

“Adjacent Land Project” shall have the meaning set forth in Section 11.2.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)           Crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

“Appraisal Process” shall mean the process pursuant to which the parties shall determine the fair market value of the Concord Property and the Empire Operations, and any subsequent contribution of real property to the Company or to any other joint venture company formed by the Members pursuant to Article 11 of this Agreement, which process shall include the following:

(i)           Promptly following the Effective Date of the Formation Agreement, each of Concord and Empire shall select an independent appraiser.  Each appraiser shall determine, within forty-five (45) days after submission of the issue, the fair market value of each of the Concord Property and the Empire Operations as of the Effective Date, at a price a willing buyer would pay a willing seller (determined free and clear of all monetary liens and encumbrances) in an arm’s length transaction. The fair market value of the Empire Operations shall be determined based on the current use of the Empire License at the Empire Property and Empire’s existing operations, reduced by the amount outstanding under the Credit Facility on the effective date of the Credit Facility Assignment if the Credit Facility is assigned to the Company, but assuming that legislation is enacted that shall permit Empire to retain forty percent (40%) of revenues of the first FIFTY MILLION and 00/100 DOLLARS ($50,000,000.00) earned from the operation of its video gaming machine business.  However, if legislation is enacted that shall permit Empire to retain in excess of forty percent (40%) of revenues of the first FIFTY MILLION and 00/100 DOLLARS ($50,000,000.00) earned from the operation of its video gaming machine business prior to or within forty-five (45) days after the Effective Date of this Agreement, the fair market value shall be based on such legislation that is so enacted; provided, however, that the deemed value of the Empire Operations shall be the greater of (i) the fair market value of the Empire Operations as determined pursuant to the foregoing and after deducting the amount outstanding under the Credit Facility on the effective date of the Credit Facility Assignment if the Credit Facility is assigned to the Company or (ii) FIFTY MILLION and 00/100 DOLLARS ($50,000,000.00), less the amount outstanding under the Credit Facility on the effective date of the Credit Facility Assignment if the Credit Facility is assigned to the Company. The fair market value of the Concord Property shall be determined based on the Governmental Approvals that have been obtained to pursue the Development Plan on the Concord Property (which, by way of clarification, shall not assume approval to build a Class II or Class III casino notwithstanding any such approvals that have been obtained by Concord); provided, however, that the deemed value of the Concord Property shall be the greater of (i) the fair market value of the Concord Property as determined pursuant to the foregoing or (ii) FIFTY MILLION and 00/100 DOLLARS ($50,000,000.00).

(ii)           In the event the fair market value for each appraisal is within 10% of each other, the average of the two (2) shall be deemed the fair market value of Concord Property or the Empire Operations, as applicable.  If the two (2) appraisals are more than 10% different, the two (2) appraisers shall jointly appoint a third independent appraiser on the forty-sixth (46th) day after their appointment and, if the two (2) appraisers fail to appoint or agree upon the third appraiser on such day, an appraiser shall be appointed by the Members.

(iii)           If within thirty (30) days after the appointment of the third appraiser, the two (2) appraisers cannot agree upon a mutually acceptable fair market value for either the Concord Property or the Empire Operations, then the third appraiser shall independently determine the fair market value of such property as of the Effective Date within the subsequent thirty (30) day period, and the two (2) values that are closest shall be averaged to determine the fair market value; provided, however, if the appraisal of the third appraiser is the arithmetic mean of the appraisals of the other two (2) appraisers, the third appraisal shall be used.

“Asset Value” shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

(a)           the Asset Value of the Concord Property and the Asset Value of the Empire Operations shall be determined within ninety (90) days of the Effective Date pursuant to the Appraisal Process and then set forth on Exhibit B;

(b)           the Asset Values of all Company assets (including intangible assets such as goodwill) may be adjusted to equal their respective fair market values as of the following times:

(i)           the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimus Capital Contribution;

(ii)           the distribution by the Company to a Member of more than a de minimus amount of money or Company property as consideration for an interest in the Company; or

(iii)           the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(ii);

(c)           the Asset Value of any Company asset distributed in kind to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Members;

(d)           the Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Members makes a corresponding adjustment under subparagraph (b)(ii); and

(e)           if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a) or (b) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

The foregoing definition of Asset Value is intended to comply with the requirements of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Brownfield Tax Credits” shall mean any and all benefits available pursuant to the Brownfield Program administered by the NYSDEC, including but not limited to Brownfield Real Property Tax Credits provided for by Tax Laws Section 22, 606(ee) and 606(i) and sections related thereto and any Brownfield Redevelopment Tax Credits provided for by Tax Laws Section 21, 606(dd) and 606(i) and sections related thereto.

“Business Day” shall mean any day except Saturday and Sunday or a federal holiday on which commercial banks are required or authorized to remain closed.

“Buy-Out Transfer” shall have the meaning set forth in Section 8.4(b)(ii).

“Buy/Sell Closing” shall have the meaning set forth in Section 8.4(b)(ii).

“Buy/Sell Closing Date” shall have the meaning set forth in Section 8.4(b)(ii).

“Buy/Sell Closing Notice” shall have the meaning set forth in Section 8.4(b)(ii).

“Buy/Sell Notice” shall have the meaning set forth in Section 8.4(a).

“Buying Member” shall have the meaning set forth in Section 8.4(a).

“Capital Account” shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

(f)           From time to time, the Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the Asset Value of any property contributed by the Member to the Company  (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

(g)           The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member, (ii) the fair market value (as determined by the Members) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code) and (iii) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to Section 7.1, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of loss and deduction described in Regulations Sections 1.704-1(b)(4)(i) and (iii).

(h)           A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

(i)           Upon any transfer of all or part of a Membership Interest, as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee, as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

(j)           Except as otherwise required by the Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

(k)           Notwithstanding anything to the contrary in this definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such regulations or any successor provisions thereto.

“Capital Contribution” shall mean the sum of the Initial Capital Contribution and any Additional Capital Contribution made by a Member of the Company.

“Capital Event” shall mean (i) a sale of all or any part of or an interest in the Concord Property and all improvements thereon, exclusive of sales or other dispositions of tangible personal property in the ordinary course of business; (ii) placement and funding of any indebtedness of the Company secured by some or all of its assets with respect to borrowed money, excluding short term borrowing in the ordinary course of business; (iii) condemnation of all or any part of or an interest in the Concord Property through the exercise of the power of eminent domain; or (iv) any loss of all or a portion of the Concord Property or an interest in the Concord Property by casualty, failure of title or otherwise.

“Cash Flow” shall mean, with respect to any period, (i) all cash received by the Company from any source or withdrawn from reserves during such period (as determined by the Members) minus (ii) the sum of (x) any increase in working capital, (y) additions to reserves made during such period (as reasonably determined by the Members), and (z) operating expenses, capital expenditures, debt service (including on Member loans) and other cash expenditures of the Company, including but not limited to the Construction Fee, the New York State Return and the Horsemen Return,  but excluding the Management Fee.

“Casino Development Fee” shall mean an amount equal to five percent (5%) of all development costs incurred in connection with the development of any racing and gaming facilities located at the Concord Property.

“Cause” shall mean fraud or willful gross misconduct or a willful breach of a material obligation, representation or warranty of a Member under this Agreement unless cured within thirty (30) days of notice thereof.

“Certificate” shall mean the Certificate of Formation of the Company.

“Closing Date” shall have the meaning set forth in the Formation Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

“Company” shall mean Concord Empire LLC, a New York limited liability company.

“Company Minimum Gain” shall mean the amount determined in accordance with Regulations Section 1.704-2(d) by (a) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof, and (b) aggregating all separate amounts so computed.

“Concord” shall mean Concord Associates, L.P., a New York limited partnership having an office at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595.

“Concord Cash Equity Preferred Return” shall mean a cumulative (non-compounded) return equal to twelve percent (12%) per annum, based on the aggregate Additional Capital Contributions, less the amount of any distribution made to Concord pursuant to Section 6.2(g) of this Agreement, commencing on the Effective Date.

“Concord First Returns” shall have the meaning set forth in Section 7.1(a)(I)(iii) of this Agreement.

“Concord Management Responsibilities” shall mean any and all actions reasonably related to or done in connection with the development of the Concord Property pursuant to the Development Plan, including but not limited to (i) retaining all contractors, engineers, architects and other professionals, (ii) overseeing all construction, (iii) obtaining any and all financing from third party lenders on commercially reasonable terms and conditions, (iv) obtaining any and all building permits, certificates of occupancy, site plans, floor plans and any and all other licenses, permits and governmental approvals and authorizations, (v) approving any site plans or other design drawings produced in connection therewith, (vi) obtaining any necessary environmental approvals in connection with the development of the Concord Property and (vii) managing the development and construction of the Concord Property on a day to day basis, each of the foregoing as may be deemed necessary or desirable by Concord in consultation with Empire; provided, that any changes to any of (a) the number of rooms or units contained in the hotel, (b) the number of square feet contained in the convention center, (c) the inclusion of a Class II or Class III gaming facility substantially similar to the Class II gaming facility described in the Site Plan, and (d) the inclusion of a harness racetrack in the Project, each as set forth in the Development Plan, shall be made by Concord with the consent of Empire.  Notwithstanding the foregoing, Concord shall, in consultation with Empire, make any and all decisions with respect to (I) the overall design of the improvements to be made on the Concord Property, including but not limited to the placement of any such improvements on the Concord Property, and (II) any and all other details with respect to the design, development and/or construction of the Concord Property that are not mentioned in clauses (a) through (d) above and that are reasonably related to or done in connection with the development of the Concord Property pursuant to the Development Plan.

“Concord Preferred Return” shall mean the meaning set forth in Section 7.1(a)(I)(iv).

“Concord Property” shall mean the land located in Kiamesha Lake, New York and described on Exhibit C attached hereto and made a part hereof, commonly known as the Concord Hotel and Resort, consisting of approximately 160 acres, together with all Governmental Approvals obtained by Concord prior to the Effective Date, but excluding the Brownfield Tax Credits held by Concord in connection with such land.

“Concord Real Property Preferred Return” shall mean a cumulative (non-compounded) return equal to eight percent (8%) per annum, based on the aggregate Initial Capital Contribution less the amount of any distribution made to Concord pursuant to Sections 6.2(i) or 6.4 of this Agreement, made by Concord to the Company, commencing on the Effective Date.

“Concord Reimbursement Contribution” shall have the meaning set forth in Section 5.2(d) of this Agreement.

“Construction Contract” shall have the meaning set forth in the Formation Agreement

“Construction Fee” shall mean, a fee payable to George A. Fuller Company or its Affiliate in consideration for acting as the general contractor with respect to the development of the Concord Property in an amount equal to a market rate for a project of this type and magnitude (which the parties anticipate will be five percent (5%)) on the aggregate costs of all labor, materials, equipment, fixtures and furnishings incurred in connection with the construction and development of the Concord Property.

“Contributing Member” shall have the meaning set forth in Section 5.4(a).

“Credit Facility” shall have the meaning set forth in Section 14.2(e) of the Formation Agreement.

“Credit Facility Assignment” shall mean the assignment by Empire of that the Credit Facility to the Company, and the Company’s assumption of such Credit Facility.

“Demand Notice” shall have the meaning set forth in Section 12.16(b).

“Deposit” shall have the meaning set forth in Section 8.4(b)(i).

“Depreciation” shall mean, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis.  If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method selected by the Members.

“Development Fee” shall mean an amount equal to five percent (5%) of all development costs incurred in connection with the development of the Concord Property, but excluding all amounts payable as the Casino Development Fee.

“Development Plan” shall mean the plan to develop and construct on the Concord Property at least all of the following improvements: (i) a hotel containing 500 rooms or units, (ii) a convention center containing two-hundred thousand (200,000) square feet, (iii) a Class II  or Class III gaming facility (items (i)-(iii) substantially similar to those described in the Site Plan), and (iv) a harness racetrack (substantially similar to that presently existing at the Monticello Raceway), and may include other improvements, including, without limitation, residential and retail facilities, together with parking sufficient to support the foregoing.

“Dispute” shall have the meaning set forth in Section 12.16.

“Effective Date” shall mean [_____], 2008, which shall be the Closing Date pursuant to the terms and conditions of the Formation Agreement.

“Election Notice” shall have the meaning set forth in Section 8.4(a).

“Empire” shall mean Empire Resorts, Inc., a Delaware Corporation having an office at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074.

“Empire Cash Equity Preferred Return” shall mean a cumulative (non-compounded) return equal to twelve percent (12%) per annum, based on the aggregate Additional Capital Contributions, less the amount of any distribution made to Empire pursuant to Section 6.2(g) of this Agreement commencing on the Effective Date.

“Empire First Returns” shall have the meaning set forth in Section 7.1(a)(I)(iii) of this Agreement.

“Empire License” shall mean certain licenses owned by Empire and its wholly-owned subsidiary, Monticello Raceway Management, Inc., a New York corporation, pertaining to Empire’s ownership and operating of a harness racing facility and a video gaming machine facility, such licenses currently enabling Empire to operate a harness racing facility and video gaming machine facility in Monticello, New York known as the Monticello Gaming and Raceway facility.

“Empire Management Responsibilities” shall mean any and all actions reasonably related to or done in connection with (i) the management and operation of the Concord Property as a racing and gaming facility and the maintenance of any and all racing and gaming licenses, (ii) the management and operation of any hotel existing at or constructed upon the Concord Property, (iii) the selection of the manager (which may be Empire itself) of any hotel located at the Concord Property and (iv) the day to day operation and management of the hotel and gaming facility components of the Project. In addition, Empire shall undertake any and all necessary and/or desirable actions in connection with (a) obtaining any Governmental Approval necessary in connection with the relocation of the harness racetrack and the video gaming machine facility from certain real property owned by Empire and located in Monticello, New York and known as the Monticello Gaming and Raceway facility to the Concord Property and (b) obtaining any consents, approvals or authorizations with respect to the transfer of the Empire License to the Company.

“Empire Operations” shall mean the video gaming machine and racing businesses owned by Empire in Monticello, New York known as the Monticello Gaming and Raceway facility, including but not limited to the Empire Licenses, the employees currently employed by Empire and customer lists and marketing materials used by Empire in connection with the ownership and the operation of such business.

“Empire Operations Preferred Return” shall mean a cumulative (non-compounded) return equal to eight percent (8%) per annum, based on the fair market value of the Empire Operations contributed by Empire to the Company, less the amount of any distribution made to Empire pursuant to Sections 6.2(i) or 6.4 of this Agreement, commencing on the Effective Date.

“Empire Property” shall mean the approximately 200 acres of land located in Monticello, New York, and all buildings, structures and other improvements thereon, and commonly known as the Monticello Raceway, but excluding the Land in Trust Property.

“Empire Preferred Return” shall mean the meaning set forth in Section 7.1(a)(I)(iv).

“Empire Reimbursement Contribution” shall have the meaning set forth in Section 5.2(c) of this Agreement.

“Fiscal Year” shall mean the taxable year of the Company, which initially shall be the calendar year.

“FMV Amount” shall have the meaning set forth in Section 8.4(a).

“Formation Agreement” shall mean the Agreement to Form Limited Liability Company and Contribution Agreement, dated as of February 8, 2008, between Concord and Empire.

“Gaming Management Fee” shall mean an amount which would be charged at market rate by an independent third party or such other amount that may be permitted under the terms of any qualified management agreement to which the Company shall at any time be a party.

“Governmental Approvals” shall mean any authorization, application, consent, approval, order, consent decree, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Entity.

“Governmental Entity” shall have the meaning ascribed to such term in the Formation Agreement.

“Horsemen” shall mean the Monticello Harness Horsemen’s Association.

“Horsemen Return” shall mean an amount equal to eight and one-quarter percent (8.25%), or such other amount legislated, of the aggregate gross revenues generated by the video gaming machines located at any Class II gaming facility constructed on the Concord Property.

“Hotel Management Fee” shall mean an amount equal to three percent (3%) of revenues generated by any hotel located at the Concord Property, plus five percent (5%) of the gross operating  profit, as determined based on the audited financial statements of the Company.

“Initial Capital Contribution” shall have the meaning set forth in Section 5.1(b).

“Initiating Member” shall have the meaning set forth in Section 8.4(a).

“Land in Trust Property” shall mean the approximately 29.31 acres of land allotted for a Class III casino.

“Legislation” shall mean any legislation passed by the State of New York that increases the current statutory distribution of gross revenues from video gaming machine operations provided to Empire from 32% of the first $50.0 million in gross revenues to 40% of the first $50.0 million in gross revenues or such greater percentage as may be determined by the State of New York.

“Lenders” shall have the meaning set forth in Section 3.2.

“Liquidating Trustee” shall have the meaning set forth in Section 10.2(a).

“Major Decisions” shall have the meaning set forth in Section 4.5(c).

“Management Fee” shall mean the sum of the Development Fee, the Hotel Management Fee and the Gaming Management Fee, the Casino Development Fee and any other fees which the Company is entitled to receive.

“Member Nonrecourse Debt” shall mean debt of the Company determined in accordance with the principles of Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall mean any and all items of loss, deduction or expenditure (including such items described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

“Members” shall mean each of Concord and Empire, and any other Person that hereafter is admitted as a Member pursuant to Article VIII hereof.

“Membership Interest” shall mean a Member’s entire interest in the Company including the Member’s right to share in the Profits and Losses and distributions of the Company, and the Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Members granted pursuant to this Agreement or the Act.  The current percentage Membership Interests of the Members of the Company are set forth on Exhibit E attached hereto.  Exhibit E shall be amended by the Members from time to time to reflect changes in the percentage Membership Interests as set forth herein including changes resulting from issuances, redemptions, purchases and sales of Membership Interests in the Company pursuant to the terms of this Agreement.

“Minimum Gain Attributable to Member Nonrecourse Debt” shall mean that amount determined in accordance with the principles of Regulations Sections 1.704-2(i)(3), (4) and (5).

“New York State Return” shall mean an amount equal to approximately seventy percent (70%), or such other percentage that shall be agreed to by the State of New York from time to time, of the aggregate gross revenues generated by the video gaming machines located at any Class II gaming facility constructed on the Concord Property.

“Non-Contributing Member” shall have the meaning set forth in Section 5.4(a).

“Nonrecourse Deductions” shall mean that amount determined in accordance with Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” shall mean any liability of the Company treated as a nonrecourse liability under Regulations Section 1.704-2(b)(3).

“Payment Amount” shall have the meaning set forth in Section 8.4(b)(i).

“Person” shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

“Pre-Construction Expenses” shall mean any and all expenses incurred by Concord, in Concord’s sole and reasonable discretion, but in consultation with Empire, between February 8, 2008 and the Effective Date, that are reasonably related to the development of the Concord Property pursuant to the Development Plan.

“Pre-Construction Expense Return” shall mean either (i) if any Pre-Construction Expense was financed by a third-party lender, the cost of capital payable by Concord or any of Concord’s affiliates to such third-party lender (including any and all interest and fees payable by Concord or its affiliates to such third-party lender) based on the aggregate amount of Pre-Construction Expenses funded by such third-party lender, less the amount of any distribution made to Concord pursuant to Section 6.2(g) of this Agreement as a reimbursement of any such Pre-Construction Expense or (ii) if financing from a third-party lender was not available on commercially reasonable terms (taking into account the interest rate, fees, and other lender requirements), a cumulative (non-compounded) return equal to twelve percent (12%) per annum, based on the aggregate amount of Pre-Construction Expenses incurred by Concord and not funded by any third-party lender, less the amount of any distribution made to Concord pursuant to Section 6.2(g) of this Agreement as a reimbursement of any such Pre-Construction Expense.

“Priority Member Loan” means, with respect to the Contributing Member, any advance made by the Contributing Member and designated or characterized by the Contributing Member as a Priority Member Loan pursuant to Section 5.4(a) hereof, and constituting the Non-Contributing Member’s share of such amount advanced by the Contributing Member pursuant to Section 5.4(a) hereof.

“Priority Member Loan Return” means a cumulative return, calculated in the same manner as interest at a rate of fifteen percent (15%) per annum.

“Profits and Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(l)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(m)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(n)           In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(o)           Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

(p)           In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(q)           To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(r)           Any items that are specially allocated pursuant to Section 7.1(c) shall not be taken into account in computing Profits and Losses.

“Project” shall mean the “project” designated as such by Concord in the Development Plan.

“Property” shall mean the Concord Property.

“Regulations” shall mean any and all temporary and final regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 7.1(c)(vii).

“Reimbursement Amount” shall have the meaning set forth in Section 6.1(b) of this Agreement.

“Selling Member” shall have the meaning set forth in Section 8.4(a).

“Site Plan” shall mean the meaning set forth in the Formation Agreement.

“Stabilization” shall mean that the hotel, convention center and Class II or Class III gaming facility have been operating for three (3) full calendar years.

“State Agreement” shall mean one or more agreements with the State of New York pursuant to which the State of New York or any of its political subdivisions or any agency thereof shall agree to provide financing to the Company in connection with the Company’s proposed development of the Concord Property and consistent with the scope of such proposed development pursuant to the Development Plan.

“Total Concord Cash Return” shall mean the meaning set forth in Section 7.1(a)(I)(v).

“Total Concord Return” shall mean the meaning set forth in Section 7.1(a)(I)(vi).

“Total Empire Cash Return” shall mean the meaning set forth in Section 7.1(a)(I)(v).

“Total Empire Return” shall mean the meaning set forth in Section 7.1(a)(I)(vi).

“Transfer” shall mean any, direct or indirect, sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of a Membership Interest or any portion thereof; provided, that any pledge, assignment or hypothecation of Membership Interests to any third-party lending institution pursuant to the terms of this Agreement and in connection with any primary, secondary or mezzanine financing or refinancing of the Project and/or the operations of the Company shall not constitute a Transfer pursuant to the terms of this Agreement.

“Transferring Member” shall mean a Member who Transfers its Membership Interest.

“Tribe” shall mean the St. Regis Mohawk Tribe.

1.2           Generic Terms.  Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined in this Article I and the terms otherwise used in this Agreement their proper meanings.  Article, Section, Subsection, paragraph, clause, Schedule and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1           Formation; Continuation.  The Company has been formed and shall continue to exist for the limited purposes described herein and shall be governed by and operated in accordance with the Act.  The Members shall execute and make all filings required by the Act or other applicable law with respect to the continuation and operation of the Company after the Effective Date.

2.2           Name.  The name of the Company is “Concord Empire LLC” and all Company business shall be conducted under that name or such other names that comply with applicable law as the Members may select from time to time.

2.3           Principal Place of Business.  The principal place of business of the Company shall be located at 115 Stevens Avenue, Valhalla, New York 10595.  The Company may change its principal place of business or have such other offices as the Members may designate from time to time.

2.4           Registered Office.  The address of the registered office of the Company in the State of New York is c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York  10595, or at such other location (which need not be a place of business of the Company) as the Members may designate from time to time.

2.5           Term.  The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with Article X of this Agreement or the Act.

2.6           Taxation.  No Member shall file any tax report or return, or take any other action (including filing or causing to be filed an election under Regulations Section 301.7701-3), that would cause the Company to be treated as an association taxable as a corporation for any federal, state or local income tax purposes.

2.7           No State Law Partnership.   The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or a joint venture, and that as a result of participating as a Member hereunder, no Member shall be treated as a partner or joint venturer of any other Member, for any purpose other than federal, state and local income tax purposes, and the provisions of this Agreement shall not be construed otherwise.

ARTICLE III
BUSINESS OF THE COMPANY

3.1           Purpose.  The business of the Company shall be to: (a) finance, own, manage, lease, operate, dispose of and otherwise use and enjoy the Concord Property, (b) develop the Concord Property pursuant to the Development Plan, and to obtain all financing that is necessary or advisable in connection therewith, (c)  maximize the value of the Empire Licenses  and (d) engage in any and all activities reasonably related to or incidental to the foregoing.

3.2           Payment of Fees.  Pursuant to Section 4.5 of this Agreement, Concord shall perform the Concord Management Responsibilities, and, in connection therewith, shall be entitled to receive certain distributions pursuant to Section 6.1(e) and 6.2(e) of this Agreement.  Pursuant to Section 4.5 of this Agreement, Empire shall perform the Empire Management Responsibilities, and, in connection therewith, shall be entitled to receive certain distributions pursuant to Section 6.1(e) and 6.2(e) of this Agreement.  The Company shall pay each of the aforementioned fees pursuant to Sections 6.1 and 6.2 of this Agreement.  Notwithstanding the foregoing, George A. Fuller Company or its Affiliate shall act as the general contractor with respect to the development of the Concord Property and, in connection therewith, shall be entitled to receive the Construction Fee, such fee to be paid to George A. Fuller Company or its designee prior to any distribution of Cash Flow pursuant to Sections 6.1 and 6.2 of this Agreement as expenses are incurred.  In connection therewith, George A. Fuller Company or its Affiliate shall provide any institutional lender that shall provide financing in connection with the development of the Concord Property or the holders of any bonds issued in connection with the financing of the development of the Concord Property (collectively, the “Lenders”) and the Company with payment and performance bonds reasonably satisfactory in form and substance to each of the Lenders and the Company.

ARTICLE IV
MEMBERS, MEETINGS OF THE MEMBERS AND MANAGEMENT

4.1           Members.  The Members of the Company are listed on Exhibit B attached hereto, each of which has executed this Agreement as of the date hereof and is admitted to the Company as a Member.

4.2           Additional Members.  No Person shall be admitted to the Company as an additional or substitute Member without the written consent of those Persons who are then Members and as otherwise provided herein.

4.3           Meetings.  Meetings of Members may be held at the principal place of business of the Company or such place or places, within or outside the State of New York, as shall be determined by a majority of the Membership Interests and stated in the notice thereof. Notice of the time, date, place and purpose of meeting shall be given to each Member by the Member(s) calling the meeting by personal delivery, telephone or fax sent to the address of each Member set forth in Exhibit B at least five Business Days in advance of the meeting; provided, however, no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. Members of the Company may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(a)           Record Date.   For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any distribution pursuant to Article 6 of this Agreement, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

(b)           Quorum.          Members holding not less than a majority of all Membership Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Interests whose absence results in less than a quorum being present.

4.4           Action by Members Without a Meeting.  Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted. Such consent and/or consents shall be delivered to the office of the Company at its principal place of business. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.
4.5           Action by the Members.  Except as otherwise set forth in this Agreement, all action to be taken by the Members shall be taken at a meeting of the Members by vote of a majority-in-interest of the Members.  Notwithstanding the foregoing, (i) Concord shall have full power and authority to do all things and to perform all acts reasonably necessary or advisable, and to act for and bind the Company, with respect to the Concord Management Responsibilities, and in connection therewith, to receive the certain distributions pursuant to Section 6.1(e) and 6.2(e) of this Agreement and (ii) Empire shall have full power and authority to do all things and to perform all acts reasonably necessary or advisable, and to act for and bind the Company with respect to the Empire Management Responsibilities, and in connection therewith, to receive certain distributions pursuant to Section 6.1(e) and 6.2(e) of this Agreement.  Each of Concord and Empire will continue to possess the authority to perform the Concord Management Responsibilities and the Empire Management Responsibilities, respectively, unless such Member is removed by the other Member for Cause and, upon such removal, such other Member shall assume all rights and responsibilities to perform the Concord Management Responsibilities or the Empire Management Responsibilities, as applicable. The Members hereby agree that George A. Fuller Company or its Affiliate shall have full power and authority to act as the general contractor with respect to the development of the Concord Property and, in connection therewith, shall be entitled to receive the Construction Fee, payable pursuant to Section 3.2 of this Agreement.

(a)           Each of the Members recognizes that the other Member and its respective Affiliates have or may in the future have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that the other Member and its respective Affiliates are entitled to carry on such other business interests, activities and investments, without any obligation to offer any interest in such activities to the Company or to the other Member.

(b)           Any Person dealing with the Company or any Member may, unless such Person has actual knowledge to the contrary, rely upon a certificate signed by the Members of the Company as to (i) the identity of any Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the Persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any action taken or omitted by the Company or any Member.

(c)           Notwithstanding the foregoing, the Members agree that the unanimous consent of the Members shall be required with respect to the following (the “Major Decisions”):

(i)           any amendment, modification or supplement to this Agreement;

(ii)           a change in the nature of the business of the Company;

(iii)         selling or issuing any additional Membership Interests in the Company; provided, that any pledge, assignment or hypothecation of Membership Interests to any third-party lending institution in connection with any primary, secondary or mezzanine financing or refinancing of the Project and/or the operations of the Company shall not constitute a sale of Membership Interests hereunder;

(iv)         engaging in mergers or consolidations or the sale of the assets of the Company (including without limitation the sale of the Property or any substantial part thereof) outside of the ordinary course of its business, except as otherwise provided in Section 8.4;

(v)          acquiring any real property in addition to the Concord Property;

(vi)         instituting a legal suit on behalf of or in the name of the Company or settling any claims against the Company made by third parties;

(vii)        consenting to any assessment or statement of audit charges proposed by the Internal Revenue Service of any state or local authority which would result in the altering of any amount entered on a tax return of the Company more than $25,000.00;

(viii)       determining to dissolve the Company pursuant to Section 10.1;

(ix)          causing the Company to commence a proceeding seeking any decree, relief, order or appointment in respect to the Company under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Company or for any substantial part of the Company’s business or property, or to cause the Company to consent to any such decree, relief, order or appointment initiated by any Person other than the Company;

(x)           after the completion of the Project and the issuance of a temporary certificate of occupancy to the Company in connection with each of the improvements constructed on the Concord Property pursuant to the Development Plan, and only in the event that the balance of Concord’s Capital Account equals the balance of Empire’s Capital Account, either at the time of entering into such financing agreement or as a result of such financing agreement, determining to enter into any agreement with a third-party lending institution in connection with any primary, secondary or mezzanine financing or refinancing of the Project and/or the operations of the Company;

(xi)          causing the Company to retain a third party, such as Marriott or Starwood, to manage any hotel located at the Concord Property and determining the fee that shall be paid to such third party manager;

(xii)         the approval of the Construction Contract;  or

(xiii)        the approval of any annual budget of the Company and the approval of any press release issued by the Company.

4.6           Prior to the completion of the Project and the issuance of a temporary certificate of occupancy to the Company in connection with each of the improvements constructed on the Concord Property pursuant to the Development Plan, Concord shall, in consultation with Empire, have full power and authority to do all things and to perform all acts reasonably necessary or advisable, and to act for and bind the Company, with respect to the day to day operation and management of the Company; provided, that none of the Concord Management Responsibilities, the Empire Management Responsibilities or the Major Decisions shall be included in Concord’s general management responsibilities pursuant to this Section 4.6; provided, further, that notwithstanding the foregoing, Empire and Concord shall jointly select  any auditor of the Company’s financial books and records, which auditor shall conduct an annual audit of the Company.  After the completion of the Project and the issuance of a temporary certificate of occupancy to the Company in connection with each of the improvements constructed on the Concord Property pursuant to the Development Plan, all decisions with respect to the day to day operation and management of the Company shall be jointly made by Empire and Concord, or by one or more employees and/or committees jointly appointed by Empire and Concord to perform all acts reasonably necessary or advisable, and to act for and bind the Company, with respect to the day to day operation and management of the Company; provided, that none of the Concord Management Responsibilities, the Empire Management Responsibilities or the Major Decisions shall be included in such general management responsibilities pursuant to this Section 4.6. Notwithstanding the foregoing, after the completion of the Project and the issuance of a temporary certificate of occupancy to the Company in connection with each of the improvements constructed on the Concord Property pursuant to the Development Plan, and only in the event that the balance of Concord’s Capital Account does not equal the balance of Empire’s Capital Account, the Member with the highest positive Capital Account balance, in consultation with the other Member, shall make all decisions with respect to entering into any primary, secondary or mezzanine financing or refinancing of the Project and/or the operations of the Company with any third-party lending institution.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall prepare an annual budget each year, such annual budget to be approved by the Members in accordance with Section 4.5(c)(xiii) of this Agreement.

4.7           Limitation of Liability; Indemnification.

(a)           No Member, or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any Member shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement, or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.

(b)           Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company, solely by reason of being a Member of the Company.

(c)           The Company shall, to the fullest extent permitted by applicable law, using solely the Company’s assets, indemnify, defend and hold harmless each Member against any losses, claims, damages or liabilities to which such Member may become subject in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Member in connection with this Agreement or the Company’s business or affairs; provided, however, that such act or omission (i) was taken in good faith, was reasonably believed by the applicable Member to be in the best interest of the Company and was within the scope of authority granted to such Member, (ii) was not attributable in whole or in part to such Member’s breach of this Agreement or a knowing violation of law, in either case which has a material adverse effect upon the value of, or causes material damage to, the Company or the Property, and (iii) was not attributable in whole or in part to such Member’s fraud, willful misconduct or gross negligence.

(d)           The Members and the Company agree that the duties and obligations imposed on the Members as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Members, notwithstanding any provision of the Act, fiduciary duties or common law to the contrary.

(e)           The provisions of this Section 4.7 shall survive the termination or expiration of this Agreement.

4.8           Expenses.  Except for any costs to be borne by any third party under any agreement with the Company, the Company shall be responsible for paying, and shall pay, all direct costs and expenses related to the business of the Company, including but not limited to any real property transfer taxes associated with the transfer of the Concord Property to the Company. Notwithstanding the foregoing, Concord shall pay for all expenses with respect to  (i) curing any violations on the Concord Property and (ii) any environmental remediation on the Concord Property.  With respect to any environmental remediation that shall be incurred pursuant to a Brownfield Agreement to be entered into with the New York State Department of Environmental Conservation, Concord shall be entitled to retain all Brownfield Tax Credits earned in connection with such environmental remediation.

ARTICLE V
CONTRIBUTIONS/FINANCING

5.1           Initial Capital Contributions and Capital Accounts.  (a)  On the Effective Date of this Agreement, Concord shall contribute the Concord Property to the Company and Empire shall contribute the Empire Operations to the Company.  The Asset Value of the Concord Property and the Asset Value of the Empire Operations shall be determined based upon one or more third-party valuations of the fair market value of such asset at the time of contribution obtained by the parties pursuant to the Appraisal Process, such Appraisal Process to be done at the cost and expense of the Company and conducted by independent appraisers who shall be members of a nationally accredited association of appraisers, each with at least ten (10) years experience in the valuation of assets similar to the Concord Property and the Empire Operations, respectively.

(b)           The Asset Value of the Concord Property, as adjusted pursuant to Section 5.1(a), shall constitute the initial contribution of capital (an “Initial Capital Contribution”) of Concord to the Company, and such value shall be set forth in Exhibit B attached hereto and credited to Concord’s Capital Account.  In addition, the aggregate amount of the Pre-Construction Expenses incurred by Concord in connection with the development of the Concord Property pursuant to the Development Plan shall constitute an Additional Capital Contribution of Concord to the Company, and such amount shall be set forth in Exhibit B attached hereto and credited to Concord’s Capital Account.  The Asset Value of the Empire Operations, as adjusted pursuant to Section 5.1(a), shall constitute the Initial Capital Contribution of Empire to the Company, and such value shall be set forth in Exhibit B attached hereto and credited to Empire’s Capital Account.

(c)           Notwithstanding the foregoing, it is understood between Concord and Empire that Concord owns one or more parcels of land adjoining the Concord Property that shall not be contributed to the Company, and that such parcels are improved with two golf courses, the International Golf Course and the Monster Golf Course.  The Company shall have the right to access the International Golf Course for use by hotel guests who will receive preferential treatment with respect to the assignment of tee times and who will be charged a rate no greater than the most favorable then-current market rate charged by Concord or its successors for any use thereof and shall have such other use of such facility as Concord or its successors shall determine is reasonable under the circumstances. The Company shall have the right to access the Monster Golf Course for use by hotel guests who will be charged a rate by Concord or its successors no greater than the most favorable then-current market rate charged by Concord or its successors for any use thereof and shall have such other use of such facility as Concord shall determine is reasonable under the circumstances.

5.2           Additional Capital Contributions.  Any additional contribution of capital to the Company (an “Additional Capital Contribution”) shall be made as follows:

(a)            No Member shall be required or permitted to make any Additional Capital Contributions to the Company unless such Additional Capital Contribution shall be authorized by a majority-in-interest of the Members.  If any such Additional Capital Contribution is so authorized, each Member shall, within thirty (30) Business Days after the effective date of such authorization, contribute the amount of the total requested Additional Capital Contributions multiplied by its respective percentage Membership Interest. All Additional Capital Contributions requested pursuant to this Section 5.2(a) shall be made by wire transfer of funds to the Company account designated by the Members.  Each Additional Capital Contribution made by any Member to the Company shall be set forth in the books and records of the Company and credited to such Member’s Capital Account

(b)           Notwithstanding the foregoing Section 5.2(a), prior to the completion of the Project and the issuance of a temporary certificate of occupancy to the Company in connection with each of the improvements constructed on the Concord Property pursuant to the Development Plan, if Concord determines, in its sole and reasonable judgment, that the Company shall require additional capital in order to fund any development and/or construction cost associated with the development of the Concord Property pursuant to the Development Plan, then Concord shall be permitted to unilaterally request, without the consent of Empire, that an Additional Capital Contribution be made by the Members and, within thirty (30) Business Days after such request is made, each Member shall contribute the amount of the total requested Additional Capital Contributions multiplied by its respective percentage Membership Interest by wire transfer of funds to the Company account designated by Concord; provided, that prior to calling for any Additional Capital Contribution pursuant to this Section 5.2(b), Concord shall use its best efforts to obtain financing from a third-party lender on commercially reasonable terms (taking into account the interest rate, fees, and other lender requirements) to fund such development and/or construction costs associated with the development of the Concord Property pursuant to the Development Plan.

(c)            Notwithstanding anything to the contrary contained in this Agreement, at the end of each calendar year, the Company shall cause Empire’s Capital Account to either be (I) credited in the amount of the difference between (a) the Reimbursement Amount (or, in the case of a partial year, the applicable percentage of the Reimbursement Amount) and (b) the sum received by Empire pursuant to Sections 6.1(b) and 6.2(b) of this Agreement during such calendar year (such difference, the “Empire Reimbursement Contribution”), provided that such difference is a positive number, or (II) debited in the amount of the Empire Reimbursement Contribution, provided that such difference is a negative number.  Any amount so credited shall be treated as an Additional Capital Contribution made by Empire to the Company pursuant to the terms of this Agreement and any amount so debited shall reduce the aggregate amount of Additional Capital Contributions that are deemed to have been made by Empire to the Company.  All amounts that shall be credited to Empire’s Capital Account pursuant to this Section 5.2(c) shall be deemed to be an Additional Capital Contribution made by Empire to the Company that shall earn the Empire Cash Equity Preferred Return.

(d)            Notwithstanding anything to the contrary contained in this Agreement, at the end of each calendar year, the Company shall cause Concord’s Capital Account to either be (I) credited in the amount of the difference between (a) the Reimbursement Amount (or, in the case of a partial year, the applicable percentage of the Reimbursement Amount) and (b) the sum received by Concord pursuant to Sections 6.1(c) and 6.2(c) of this Agreement during such calendar year (such difference, the “Concord Reimbursement Contribution”), provided that such difference is a positive number, or (II) debited in the amount of the Concord Reimbursement Contribution, provided that such difference is a negative number.  Any amount so credited shall be treated as an Additional Capital Contribution made by Concord to the Company pursuant to the terms of this Agreement and any amount so debited shall reduce the aggregate amount of Additional Capital Contributions that are deemed to have been made by Concord to the Company. All amounts that shall be credited to Concord’s Capital Account pursuant to this Section 5.2(d) shall be deemed to be an Additional Capital Contribution made by Concord to the Company that shall earn the Concord Cash Equity Preferred Return.

5.3           Time When Capital Contribution to be Returned.  No time is agreed upon as to when the Capital Contributions of the Members are to be returned.  The Members shall not have the right to demand return of their Capital Contributions nor shall the Members have the right to demand and receive property other than cash in return for their Capital Contributions.

5.4           Capital Contributions and Remedies.

(a)           If any Member (a “Non-Contributing Member”) fails to timely make all or any portion of any Capital Contribution (or any portion thereof) required pursuant to Sections 5.2(a) or 5.2(b) hereof within the time period required by such Section, and the other Member (the “Contributing Member”) has made its pro rata share of such Capital Contribution, if required, then the Contributing Member may, at its election:

(i)           Advance the Non-Contributing Member’s pro rata share of such required Capital Contribution, in which event the Capital Contribution made by the Contributing Member on behalf of the Non-Contributing Member in respect of the related request therefor (i.e., only the Non-Contributing Member’s pro rata portion thereof) shall be designated as a Priority Member Loan entitled to a Priority Member Loan Return thereon (provided, however, such Priority Member Loan will be considered and treated as a loan to the Non-Contributing Member followed by a Capital Contribution by the Non-Contributing Member to the Company for federal income tax purposes); provided, however, that the Non-Contributing Member may at any time repay all or any portion of the Capital Contribution previously made by the Non-Contributing Member and the amount of the Capital Contribution previously designated as a Priority Member Loan shall be reduced accordingly; and

(ii)           To the extent not repaid directly by any Non-Contributing Member within one hundred twenty (120) calendar days of the date on which it was advanced by the Contributing Member, the Priority Member Loan shall be repaid out of any subsequent distributions of Cash Flow made pursuant to this Agreement to which any Non-Contributing Member for whose account the Priority Member Loan was made would otherwise be entitled other than the Reimbursement Amount (but such distributions actually paid to the Contributing Member shall, nonetheless, constitute a distribution to any such Non-Contributing Member for purposes of this Agreement), and such payments shall be applied first to the payment of accrued but unpaid Priority Member Loan Returns and then to the payment of the outstanding principal, until the Priority Member Loan is repaid in full.

(b)           Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in Sections 5.1 and 5.2 of this Agreement, and (ii) the remedy provisions above in this Section 5.4.  Each Member acknowledges and agrees that in the event a Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the remedy provisions set forth above are fair, just and equitable in all respects and administratively superior to any other method for determining such damages.

5.5           Member Loans.  A Member may make loans to the Company in such amounts and upon such commercially reasonable terms and conditions authorized by the Members.  Any loan made by a Member shall not be treated as a Capital Contribution for any purpose under this Agreement, nor shall any such loan entitle a Member to any increase in its share of the Profits and Losses or distributions of the Company.  Any loan from a Member shall be repayable on commercially reasonable terms and conditions agreed to by the Members and shall bear interest at a commercially reasonable rate as determined in the reasonable discretion of the Members.

ARTICLE VI
DISTRIBUTIONS

6.1           Cash Flow.  Subject to Section 10.2, at such times as they shall determine (but in no event less than monthly), the Members shall distribute Cash Flow (to the extent and if available) in the following manner and order of priority:

(a)           First, payments of interest and, if applicable, principal shall be made when due to any financial institution or governmental entity, as applicable, that has made any loan or financing available to the Company for the development of the Concord Property;

(b)           Second, to Empire until Empire has received distributions pursuant to this Section 6.1(b) in an aggregate amount of any previously unpaid portion of either (i) if the Legislation is not enacted by the State of New York, FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) per annum or (ii) if the Legislation is enacted by the State of New York, EIGHT MILLION and 00/100 DOLLARS ($8,000,000.00) per annum (as applicable, either FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) or EIGHT MILLION and 00/100 DOLLARS ($8,000,000.00) shall be referred to herein as the “Reimbursement Amount”) or, in the case of a partial year, the applicable percentage of the Reimbursement Amount;

(c)           Third, distributions shall be made to Concord until Concord has received distributions pursuant to this Section 6.1(c) in an aggregate amount of any previously unpaid portion of the Reimbursement Amount or, in the case of a partial year, the applicable percentage of the Reimbursement Amount;

(d)           Fourth, in the event there are any Priority Member Loans outstanding at the time of the distribution or payment pursuant to this Section 6.1, distributions shall be made to the Contributing Member who advanced the Priority Member Loan to the Company in an amount equal to such Member’s Priority Member Loan Return on, plus return of, Priority Member Loans (with payments made pursuant to this Section 6.1(d) deemed to be made first with respect to the Priority Member Loan Return and then with respect to the Capital Contributions attributable to the Priority Member Loan);

(e)           Fifth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.1(e) in an amount equal to fifty percent (50%) of the aggregate amount of any previously unpaid portion of the Management Fee and Empire has received distributions pursuant to this Section 6.1(e) in an amount equal to fifty percent (50%) of the aggregate amount of any previously unpaid portion of the Management Fee.

(f)           Sixth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.1(f) in an amount equal to any previously unpaid portion of the Concord Cash Equity Preferred Return plus any previously unpaid portion of the Pre-Construction Expense Return and Empire has received distributions pursuant to this Section 6.1(f) in an amount equal to any previously unpaid portion of the Empire Cash Equity Preferred Return;

(g)           Seventh, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.1(g) in an amount equal to any previously unpaid portion of the Concord Real Property Preferred Return and Empire has received distributions pursuant to this Section 6.1(g) in an amount equal to any previously unpaid portion of the Empire Operations Preferred Return;

(h)           Eighth, the balance shall be distributed to the Members pro rata in accordance with their Membership Interests.

6.2           Distribution of Proceeds. Notwithstanding Section 6.1, proceeds received by the Company as a result of a Capital Event shall be distributed to the Members as promptly after the occurrence of the event giving rise thereto as the Members deem reasonably prudent. The distribution of such proceeds shall be as follows:

(a)           First, retire the debt of the Company due to any financial institution or governmental entity, as applicable, that has made any loan or financing available to the Company pertaining to any Project of the Company directly affected by such Capital Event, and set up any reserve which the Members deem reasonably necessary to provide for any contingent or unforeseen liabilities or obligations unforeseen of the Company in connection with such Capital Event; provided, however, that at the expiration of such period of time as the Members may deem advisable the balance of such reserve shall be distributed in the manner otherwise set forth herein in Section 6.2;

(b)           Second, to Empire until Empire has received distributions pursuant to this Section 6.2(b) in an aggregate amount of any previously unpaid portion of the Reimbursement Amount payable to Empire pursuant to Section 6.1(b) of this Agreement;

(c)           Third, distributions shall be made to Concord until Concord has received distributions pursuant to this Section 6.2(c) in an aggregate amount of any previously unpaid portion of the Reimbursement Amount payable to Concord pursuant to Section 6.1(c) of this Agreement;

(d)           Fourth, in the event there are any Priority Member Loans outstanding at the time of the distribution or payment pursuant to this Section 6.2, distributions shall be made to the Contributing Member who advanced the Priority Member Loan to the Company in an amount equal to such Member’s Priority Member Loan Return on, plus return of, Priority Member Loans (with payments made pursuant to this Section 6.2(d) deemed to be made first with respect to the Priority Member Loan Return and then with respect to the Capital Contributions attributable to the Priority Member Loan);

(e)           Fifth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.2(e) in an amount equal to fifty percent (50%) of the aggregate amount of any previously unpaid portion of the Management Fee and Empire has received distributions pursuant to this Section 6.2(e) in an amount equal to fifty percent (50%) of the aggregate amount of any previously unpaid portion of the Management Fee;

(f)           Sixth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.2(f) in an amount equal to any previously unpaid portion of the Concord Cash Equity Preferred Return plus any previously unpaid portion of the Pre-Construction Expense Return and Empire has received distributions pursuant to this Section 6.2(f) in an amount equal to any previously unpaid portion of the Empire Cash Equity Preferred Return;

(g)           Seventh, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.2(g) in an amount equal to (i) the aggregate amount of any Pre-Construction Expenses less the amount of any distribution made to Concord pursuant to this Section 6.2(g) as a reimbursement of any such Pre-Construction Expense, if any plus (ii) its aggregate Additional Capital Contributions made by Concord to the Company in connection with any Project of the Company directly affected by such Capital Event less the amount of any distribution made to Concord pursuant to this Section 6.2(g) as a reimbursement of any such Additional Capital Contribution, if any, and Empire has received distributions pursuant to this Section 6.2(g) in an amount equal to its aggregate Additional Capital Contributions  made by Empire to the Company in connection with any Project of the Company directly affected by such Capital Event less the amount previously distributed to Empire pursuant to this Section 6.2(g), if any;

(h)           Eighth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.2(h) in an amount equal to any previously unpaid portion of the Concord Real Property Preferred Return and Empire has received distributions pursuant to this Section 6.2(h) in an amount equal to any previously unpaid portion of the Empire Operations Preferred Return;

(i)           Ninth, pro rata distributions shall be made simultaneously to each of Concord and Empire until Concord has received distributions pursuant to this Section 6.2(i) in an amount equal to its aggregate Initial Capital Contribution made by Concord to the Company in connection with any Project of the Company directly affected by such Capital Event, less the amount previously distributed to Concord pursuant to Section 6.4 below or pursuant to this Section 6.2(i), if any, and Empire has received distributions pursuant to this Section 6.2(i) in an amount equal to its aggregate Initial Capital Contribution made by Empire to the Company in connection with any Project of the Company directly affected by such Capital Event less the amount previously distributed to Empire pursuant to Section 6.4 below or pursuant to this Section 6.2(i), if any;

(j)           Tenth, the balance shall be distributed to the Members pro rata in accordance with their Membership Interests.

6.3           Amounts Withheld for Taxes.  Notwithstanding any provision of this Agreement to the contrary, the Company shall withhold from all distributions and other payments to any Member or any Person any and all amounts required to be withheld under federal, state or local law.  All amounts withheld pursuant to this Section 6.3 shall be treated as a distribution to the Member pursuant to this Article VI for all purposes under this Agreement.

6.4           Initial Distribution of Capital.  On the Effective Date of this Agreement, the Company shall make distributions to Empire in a manner consistent with the Formation Agreement.  At such time as any payment is made pursuant to this Section 6.4, the balance of Empire’s Capital Account shall be modified to reflect that such payment was made.  In addition, on the Effective Date of this Agreement, the Company may, at Concord’s election, make distributions to Concord in an amount up to Concord’s Initial Capital Contribution to the Company; provided, that funds are available to make any such distribution pursuant to the terms and conditions set forth by any financing arrangement entered into by the Company in connection with the development of the Concord Property after distributions are made to Empire as provided for above. At such time as any payment is made pursuant to this Section 6.4, the balance of Concord’s Capital Account shall be modified to reflect that such payment was made.

ARTICLE VII
ALLOCATIONS

7.1           Book Allocations.  Sections 7.1(a) and (b) set forth the general rules for book allocations to the Members, including allocations with respect to operations and liquidation of the Company.  Section 7.1(c) sets forth various special rules that supersede the general rules of Sections 7.1(a) and (b).

(a)           (I) Profit.  Profits for each Fiscal Year shall be allocated as follows:

(i)           First, to Empire, as necessary, to cause the Capital Account balance of Empire to equal the aggregate Reimbursement Amount previously received by Empire;

(ii)           Second, to Concord, as necessary, to cause the Capital Account balance of Concord to equal the aggregate Reimbursement Amount previously received by Concord;

(iii)          Third, after giving effect to the allocations made pursuant to Section 7.1(a)(I)(i) and 7.1(a)(I)(ii), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal (a) the aggregate Reimbursement Amount previously received by Concord plus (b) the sum of the Pre-Construction Expense Return plus the Concord Cash Equity Preferred Return previously received by Concord (such sum, the “Concord First Returns”) and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal (a) the aggregate Reimbursement Amount previously received by Empire plus (b) the Empire Cash Equity Preferred Return previously received by Empire (such sum, the “Empire First Returns”);

(iv)         Fourth, after giving effect to the allocations made pursuant to Section 7.1(a)(I)(i) through 7.1(a)(I)(iii), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the sum of (a) the Concord First Returns previously received by Concord, plus (b) the Concord Real Property Preferred Return previously received by Concord (such sum, the “Concord Preferred Return”) and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the sum of (a) the Empire First Returns previously received by Empire plus (b) the Empire Operations Preferred Return previously received by Empire (such sum, the “Empire Preferred Return”);

(v)          Fifth, after giving effect to the allocations made pursuant to Sections 7.1(a)(I)(i) through 7.1(a)(I)(iv), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the sum of (a) the Concord Preferred Return plus (b) (I) the aggregate amount of any Pre-Construction Expenses less the amount of any distribution made to Concord pursuant to Section 6.2(g) of this Agreement as a reimbursement of any such Pre-Construction Expense, plus (II) the aggregate Additional Capital Contributions made by Concord to the Company less the amount of any distribution made to Concord pursuant to Section 6.2(g) of this Agreement as a reimbursement of any such Additional Capital Contribution (such sum, the “Total Concord Cash Return”) and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the sum of (a) the Empire Preferred Return plus (b) the aggregate Additional Capital Contributions  made by Empire to the Company reduced by any distributions made to Empire pursuant to Section 6.2(g) (such sum, the “Total Empire Cash Return”);

(vi)         Sixth, after giving effect to the allocations made pursuant to Sections 7.1(a)(I)(i) through 7.1(a)(I)(v), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the sum of (a) the Total Concord Cash Return plus (b) the aggregate Initial Capital Contribution made by Concord to the Company, reduced by any distributions made to Concord pursuant to Section 6.2(i) (such sum, the “Total Concord Return”) and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the sum of (a) the Total Empire Cash Return plus (b) the aggregate Initial Capital Contribution  made by Empire to the Company, reduced by any distributions made to Empire pursuant to Section 6.2(i) (such sum, the “Total Empire Return”); and

(vii)        Seventh, allocated to the Members pro rata in accordance with their Membership Interests.

(II)  Notwithstanding the foregoing, profits realized by the Company as a result of the occurrence of any of the events described in clause (i) and (ii) of the definition of Capital Event, shall be allocated as follows:

(viii)       First, to the Members in proportion to, and to the extent of, any deficit balances in their respective Capital Accounts until all such Capital Accounts have been restored to zero;

(ix)           Second, after giving effect to the allocations made pursuant to Section 7.1(a)(II)(i), to Empire, as necessary, to cause the Capital Account balance of Empire to equal the aggregate Reimbursement Amount previously received by Empire;

(x)           Third, after giving effect to the allocations made pursuant to Section 7.1(a)(II)(i), to Concord, as necessary, to cause the Capital Account balance of Concord to equal the aggregate Reimbursement Amount previously received by Concord;

(xi)           Fourth, after giving effect to the allocations made pursuant to Sections 7.1(a)(II)(i) through 7.1(a)(II)(iii), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Concord First Returns previously received by Concord and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Empire First Returns previously received by Empire;

(xii)           Fifth, after giving effect to the allocations made pursuant to Sections 7.1(a)(II)(i)  through 7.1(a)(II)(iv), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Concord Preferred Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Empire Preferred Return;

(xiii)        Sixth, after giving effect to the allocations made pursuant to Sections 7.1(a)(II)(i) through 7.1(a)(II)(v), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal Total Concord Cash Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Total Empire Cash Return;

(xiv)       Seventh, after giving effect to the allocations made pursuant to Sections 7.1(a)(II)(i) through 7.1(a)(II)(vi), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Total Concord Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Total Empire Return; and

(xv)        Eighth, allocated to the Members pro rata in accordance with their Membership Interests.

(b)           Losses.  Losses for each Fiscal Year shall be allocated as follows:

(i)           First, pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Total Concord Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Total Empire Return;

(ii)           Second, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) , pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal Total Concord Cash Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Total Empire Cash Return;

(iii)         Third, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) through 7.1(b)(ii), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Concord Preferred Return and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Empire Preferred Return;

(iv)         Fourth, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) through 7.1(b)(iii), pro rata (i) to Concord, as necessary, to cause the Capital Account balance of Concord to equal the Concord First Returns previously received by Concord and (ii) to Empire, as necessary, to cause the Capital Account balance of Empire to equal the Empire First Returns previously received by Empire;

(v)          Fifth, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) through 7.1(b)(iv), to Concord, as necessary, to cause the Capital Account balance of Concord to equal the aggregate Reimbursement Amount previously received by Concord;

(vi)         Sixth, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) through 7.1(b)(iv), to Empire, as necessary, to cause the Capital Account balance of Empire to equal the aggregate Reimbursement Amount previously received by Empire;

(vii)        Seventh, after giving effect to the allocations made pursuant to Sections 7.1(b)(i) through 7.1(b)(vi), pro rata (i) to Concord, as necessary, to cause the Concord’s Capital Account balance to equal zero and (ii) to Empire, as necessary, to cause the Empire’s Capital Account balance to equal zero;

(viii)       Eighth, allocated to the Members pro rata in accordance with their Membership Interests.

(c)           Special Rules.  Notwithstanding Sections 7.1(a) and (b), during any taxable period in which the Company is treated as a partnership for income tax purposes, the following special allocation rules shall apply under the circumstances described:

(i)           Limitation on Loss Allocations.  The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year.  All Losses in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated first, to the Member who will not be subject to this limitation, and second, any remaining amount to the Members in the manner required by the Code and the Regulations. If any Loss is allocated pursuant to this Section 7.1(c)(i), then the Members receiving such Loss allocation shall be specially allocated to the extent available items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of such Loss allocations.

(ii)           Company Minimum Gain.  Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  This Section 7.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(iii)         Minimum Gain Attributable to Member Nonrecourse Debt.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company taxable period, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 7.1(c)(iii) is intended to comply with the chargeback of items of income and gain requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iv)         Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then before any other allocations are made under this Agreement or otherwise, such Member shall be allocated  items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit of such Member as quickly as possible.

(v)          Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Members in the same ratios that Profits and Losses, as applicable, are allocated for such period in accordance with Regulations Section 1.704-2(b)(1).

(vi)         Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as defined in Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)).  If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

(vii)        Curative Allocations.  The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(vi) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b).  Notwithstanding any other provisions of this Section 7.1 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(viii)       Compliance with Substantial Economic Effect and Fractions Rules Requirements.  It is intended that the allocations set forth in the Agreement satisfy the “substantial economic effect” requirement of Code Section 704(b) and the “fractions rule” of Code Section 514(c)(9)(E) and Regulations Section 1.514(c)-2.  However, in the event that counsel to the Company determines that such requirements are not satisfied, the Members may, in their reasonable discretion, modify such allocations in order to comply with such requirements  and to avoid the allocation of Company items to any “qualified organization” (within the meaning of Code Section 514(c)(9)(C)) to be such that the qualified organization’s maximum share (for any taxable year) of overall Company income is greater than its minimum share of overall Company loss, subject to exceptions for (i) certain permitted “chargebacks” or certain permitted disproportionate allocations to offset preferred returns and (ii) losses attributable to certain events such as tort liabilities which are deemed unlikely to occur.

7.2           Tax Allocations.

(a)           In General.  Allocations for tax purposes of items of income, gain, loss, deduction, and basis therefor, shall be made in the same manner as allocations for book purposes set forth in Section 7.1.  Allocations pursuant to this Section 7.2 are solely for purposes of U.S. federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(b)           Elimination of Book/Tax Disparities.  During any taxable period in which the Company is treated as a partnership for income tax purposes, in determining a Member’s allocable share of Company taxable income, the Member’s allocable share of each item of Profit and Loss shall be properly adjusted to reflect the difference between such Member’s share of the adjusted tax basis and the Asset Value of Company assets used in determining such item.  This Section 7.2(b) is intended to comply with the requirements of Code Section 704(c) and Regulations Section 1.704-1(b)(2)(iv)(g) and shall be interpreted consistently therewith.  Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.

(c)           Conformity of Reporting.  The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

7.3           Transferred Interests.  If any Membership Interest (or portion thereof) is sold, assigned or transferred during any Fiscal Year, then Profit, Loss, each item thereof and all other items realized by the Company during such Fiscal Year shall be divided and allocated between the Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members.

7.4           Section 754 Election.  In the event of a Transfer of a Membership Interest in the Company permitted under this Agreement, the Company shall, at the request of the Transferring Member, file an election under Section 754 of the Code to adjust the bases of the assets of the Company in accordance with the provisions of Section 743 of the Code.  Any costs associated with such election (such as accounting fees) shall be borne by the Transferring Member.

7.5           Brownfield Tax Credits.  Notwithstanding anything to the contrary contained in this Agreement, all Brownfield Tax Credits shall be specifically allocated to Concord. In the event that the Company pays expenses of any necessary environmental remediation on the Concord Property and Concord or any of its Affiliates receives an Environmental Remediation Credit under the Brownfield Cleanup Program for such expense, Concord shall pay, or shall cause its Affiliate to pay, to Empire fifty percent (50%) of the amount of any such Brownfield Tax Credit received and/or earned by Concord or any of its Affiliates in connection with the environmental remediation undertaken by the Company on the Concord Property, but excluding any Tangible Property Tax Credit received under the Brownfield Cleanup Program, not to exceed fifty percent (50%) of the cost of any such remediation, within thirty (30) days of the date that such Brownfield Tax Credit was received and/or earned.

7.6           Tax Matters Member.  For purposes of Code Sections 6221 through 6223, Concord and Empire are hereby jointly designated as the “tax matters partner” of the Company.  The rights of the tax matter partner regarding the tax matters of the Company shall also include, without limitation, the right to select the allocation method under Section 704(c) of the Internal Revenue Code and the right to conduct the Company’s business in such a manner as the tax matter partner shall determine to avoid or to reasonably minimize unrelated business taxable income to the members of the Company.

ARTICLE VIII
TRANSFER MATTERS

8.1           General.  No Member may directly or indirectly Transfer all or any portion of its Membership Interest except in accordance with this Article VIII.

8.2           Permitted Transfers.  Subject to Section 8.3,

(a)           the Transfer of a Membership Interest by a Member, other than pursuant to Section 8.4, shall require the consent of the other Member; and

(b)           each Person owning a direct or indirect equity interest in either of the Members shall have the right, from time-to-time and in its sole discretion, without the consent of the other Member, to Transfer all or any portion of its direct or indirect equity interest in the applicable Member in whole or in part to (i) each other, and (ii) trusts or other entities established for the benefit of family members, for estate planning purposes; and

(c)           Empire shall have the right to transfer up to 1/3rd of their Membership Interest in the Company to the Tribe without the prior consent of Concord.

8.3           Transfer Requirements.  Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer unless:

(a)           the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together with the written agreement of the transferee to become a party to and be bound by this Agreement, as amended or supplemented from time to time;

(b)           such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws;

(c)           such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code;

(d)           all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members;

(e)           such Transfer would not, if made within the United States, be registered under the Securities Act of 1933 and will not cause the Company to be required to register as an “investment company” under the Investment Company Act of 1940; and

(f)           such Transfer does not violate the applicable provisions of this Agreement.

The non-transferring Member may request an opinion of counsel (the cost of which shall be borne by the Transferring Member) with respect to any of the foregoing or any other matters that the non-transferring Member reasonably deems appropriate in respect of any such Transfer.  In addition, any of the foregoing provisions may be waived if each Member of the Company consents to such waiver.

As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission.  All reasonable costs and expenses incurred by the Company in connection with any Transfer of any Membership Interest and, if applicable, the admission of any transferee as a Member shall be paid by such transferee.

8.4           Buy-Sell.

(a)           Determination of Price.  At any time after Stabilization, upon a deadlock of the Members for more than thirty (30) days on the Major Decisions in Section 4.5(c), either Member (the “Initiating Member”), by written notification given to the other Member (the “Buy/Sell Notice”), may call for a buy-out procedure as described in this Section 8.4.  In the Buy/Sell Notice, the Initiating Member shall state such Member’s belief as to the amount (the “FMV Amount”) that a disinterested third party buyer would pay in cash in an arm’s-length transaction for all of the assets (including the Company’s interest in the Property) of the Company. Within forty-five (45) days after the date on which the Buy/Sell Notice is given, the other Member shall give notice (the “Election Notice”) to the Initiating Member as to whether the other Member elects to sell such other Member’s Membership Interest to the Initiating Member at a price derived from the FMV Amount or whether such other Member elects to purchase the Initiating Member’s Membership Interest at a price derived from the FMV Amount. Based on such notice, either such other Member or the Initiating Member will be the “Selling Member” and the other Member will be the “Buying Member.”

(b)           Payment Amount and Procedures.

(i)           The purchase price to be paid to the Selling Member by the Buying Member for the purchase of the Selling Member’s Membership Interest shall be the amount (the “Payment Amount”) that such Selling Member would receive if the assets of the Company, subject to their liabilities, were sold to a third party for a purchase price equal to the FMV Amount, the Company were liquidated, all liabilities to the Members and third parties were discharged and the proceeds of the FMV Amount were distributed in accordance with the Members’ Membership Interests. Within ten (10) days after the giving of the Election Notice, the Buying Member shall deposit with the Selling Member’s attorney a nonrefundable deposit (the “Deposit”) in the amount of ten percent (10%) of the Payment Amount.

(ii)           Once the Buying Member is prepared to make the payment of the Payment Amount, the Buying Member shall give a written notification (the “Buy/Sell Closing Notice”) to the Selling Member, provided, however, that in no event shall the Buy/Sell Closing Notice be given more than one hundred eighty (180) days after the date on which the Election Notice is given. The Buy/Sell Closing Notice shall state (a) that the Buying Member is ready, willing and able to pay the Payment Amount to the Selling Member and (b) the date, not less than ten (10) nor more than thirty (30) days from the giving of the Buy/Sell Closing Notice (the “Buy/Sell Closing Date”) upon which the closing (the “Buy/Sell Closing”) of the purchase and sale of the Selling Member’s Membership Interest to the Buying Member for the Payment Amount shall occur. At the Buy/Sell Closing, (a) the Membership Interest of the Selling Member shall be transferred, assigned, sold and conveyed to the Buying Member free and clear of any liens or encumbrances, by instrument reasonably satisfactory to the Buying Member (the “Buy-Out Transfer”), (b) simultaneously with the Buy-Out Transfer, the Buying Member will pay to the Selling Member in cash in full, at such location and in such manner as the Buying Member may reasonably determine, an amount equal to the Payment Amount (including the Deposit which will be released at the closing), (c) all voting authority appurtenant to the Selling Member’s Membership Interest shall be deemed to be vested with the Buying Member, and the Buy-Out Transfer shall be deemed to have occurred without any further act or deed of either the Buying Member or the Selling Member.

(c)           Sale of Property. If the Buying Member does not purchase the Membership Interest of the Selling Member in accordance herewith, the Buying Member shall forfeit the Deposit and the Selling Member shall have the authority to cause the Company to market and sell the Property at a price, payable in cash, equal to or greater than the FMV Amount, within one hundred eighty (180) days of the earlier of (i) the last date on which the Buy/Sell Closing could have occurred pursuant to Section 8.4(b) and (ii) the date on which the Buying Member notifies the Selling Member that it will not purchase such Membership Interest.

(d)           Termination of Other Agreements.  All agreements with the Selling Member or its Affiliates will (at the election of the Buying Member) be terminated on the date the Selling Member’s Membership Interest is purchased, and all debt owed to the Selling Member or any of its Affiliates shall be repaid in full by the Company at the closing of the purchase and sale under this Section 8.4.

ARTICLE IX
BOOKS AND RECORDS; BANK ACCOUNTS

9.1           Books and Records.  The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Members at the principal place of business of the Company.  Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company’s business.

9.2           Bank Accounts.  All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Members.  The funds of the Company will not be commingled with the funds of any other Person.  Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company as determined by the Members.

ARTICLE X
DISSOLUTION AND LIQUIDATION

10.1           Dissolution.  Subject to Section 4.5(c), the Company shall be dissolved upon the written consent of the Members.

10.2           Distribution Upon Dissolution.

(a)           Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section.  The Members shall appoint a “Liquidating Trustee” by unanimous vote.  The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.

(b)           Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company’s assets in kind.  If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value of such assets, and each Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Members in accordance with Article VII.

(c)           The net proceeds resulting from the liquidation of the assets of the Company shall be distributed in the same manner set forth in Section 6.2(a), and then to all Members in proportion to their positive Capital Account balances; provided, however, if the Capital Account balances of the Members determined on a tentative basis (after giving effect to all contributions, distributions and allocations for all periods), differ from the amounts that would be distributed to them pursuant to the provisions of Section 6.2 hereof, then notwithstanding anything to the contrary herein (except the allocations described Section 7.1(c) of this Agreement), items of income, gain, loss and deduction shall be specially allocated among the Members for the fiscal year in which the dissolution of the Company occurs (and, if necessary, prior fiscal years) in order to conform the Capital Account balances of the Members to the amounts that would be distributed to them pursuant to the provisions of Section 6.2.  Notwithstanding the foregoing, if any Member shall be indebted to the Company, then, until payment of such indebtedness by said Member, the Liquidating Trustee shall retain such Member’s distributive share of the Company properties and assets and, after applying the cost of operation of such properties and assets during the period of such liquidation against the income therefrom, the balance of such income shall be applied in liquidation of such indebtedness.  However, if at the expiration of two (2) months after notice of such outstanding indebtedness has been given to such Member, such amount has not been paid or otherwise liquidated in full, the Liquidating Trustee may sell the assets allocable to such Member at public or private sale at the best price immediately obtainable, such best price to be determined in the sole judgment of the Liquidating Trustee.  As much of the proceeds of such sale as shall be necessary to liquidate such indebtedness shall then be so applied, and the balance of such proceeds, if any, shall be distributed to such Member.  Any gain or loss realized for federal income tax purposes upon the disposition of such assets shall, to the extent permitted by law, be allocated to such Member, and to the extent not so permitted, to the Members in accordance with Article VII hereof.

10.3           Cancellation of Certificate.  Upon the completion of the distribution of Company assets as provided in this Article X, the Company shall be terminated, and the Members shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE XI
PARTICIPATION

11.1           Reserved.

11.2           Each of Empire and Concord shall negotiate in good faith regarding Empire’s right to participate in any hotel development project arising out of or in connection with the remaining 1,575 acres owned by Concord that is adjacent to the Concord Property (an “Adjacent Land Project”) as a one-half (1/2) partner and to acquire a fifty percent (50%) ownership interest in any entity that shall undertake such Adjacent Land Project, and that the participation by Empire in any such Adjacent Land Project shall be on terms and conditions substantially similar to the terms and conditions contained in this Agreement and in the Formation Agreement, as such agreements may be modified to address any unique conditions existing at the Adjacent Land Project and any material changes in the market that shall cause any of the terms provided for herein or in the Formation Agreement to be commercially unreasonable; provided, that the parties hereby agree that the appraised fair market value of any Adjacent Land Project shall be determined based on its use for the development of a hotel, assuming that all Governmental Approvals necessary to pursue an Adjacent Land Project on the remaining 1,575 acres owned by Concord have been obtained.  Notwithstanding anything contained in this Section 11.2 or in the Formation Agreement, Empire hereby agrees Concord has obtained preliminary site plan approval for a hotel-spa facility that shall consist of up to 200 rooms and that shall be constructed by Concord on the remaining 1,575 acres owned by Concord that is adjacent to the Concord Property, and that Empire shall not have any right to participate in the development of such hotel-spa facility.

(a)           Concord shall not sell, assign or otherwise transfer any of its interests with respect to any hotel development project involving an Adjacent Land Project to any other person or entity other than Empire until such time as either (i) each of Concord and Empire agree that all negotiations between the parties have ceased and that Empire has relinquished its participation rights under this Section 11.2, (ii) each of Concord and Empire shall have entered into an agreement whereby Empire is permitted to participate in any Adjacent Land Project pursuant to the terms and conditions of this Section 11.2 or (iii) should legal action regarding the participation rights set forth in this Section 11.2 be instituted, the date of entry of a final judgment by a court of competent jurisdiction.

ARTICLE XII
GENERAL

12.1           Covenants, Representations and Warranties of the Members. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the federal Securities Act of 1933, as amended, or an exemption therefrom.

12.2           Further Assurances.  Each Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

12.3           Title to Company Property.  All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.  The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

12.4           Severability.  Every provision of this Agreement is intended to be severable.  Any provision of this Agreement, which is illegal, invalid, prohibited or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

12.5           Governing Law.  This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the laws of the State of New York, excluding the conflicts of law provisions thereof.

12.6           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs, and assigns.

12.7           Waiver of Action for Partition.  Each of the Members irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.8           Headings.  The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.9           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement.

12.10         Entire Agreement.  This Agreement and the Formation Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.  This Agreement, the Formation Agreement and the exhibits hereto and thereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.

12.11         Amendment.  This Agreement may be amended only by an instrument in writing signed by all of the Members.

12.12         Notices.  Any notice or communication which may be or is required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent to the respective party at the addresses set forth below, postage prepaid, by certified mail, return receipt requested, by a nationally recognized overnight courier service that provides tracing and proof of receipt of items mailed or by facsimile provided that if notices are given by facsimile a copy thereof must be sent on the same day by nationally recognized overnight courier service that provides tracing and proof of receipt of items mailed for next Business Day delivery. Notices shall be effective upon the date of receipt or refusal of receipt. Either party may change the address to which notices to it shall be sent by a notice sent in accordance with the requirements of this Section 12.12.

To Empire:	Empire Resorts, Inc.
c/o Monticello Raceway
Route 17B
Monticello, New York 12701
Attention: David Hanlon
Fax No.: (845) 807-0000

With a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
Attn: Robert H. Friedman, Esq.
Fax No.: (212) 451-2222

To Company:	Concord Associates, L.P.
c/o Cappelli Enterprises, Inc.
115 Stevens Avenue
Valhalla, New York 10595
Attn: Louis R. Cappelli
Fax No.: (917) 747-2743

With a copy to:	DelBello Donnellan Weingarten
Wise & Wiederkehr, LLP
One North Lexington Avenue
White Plains, New York 10601
Attn: Alfred E. Donnellan, Esq.
Fax No.: 914-684-0288

12.13                      Construction.  None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

12.14                      Waiver.  No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement.  Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

12.15                      Consequential Damages.  Notwithstanding anything to the contrary elsewhere in this Agreement, no Member nor its Affiliates shall, in any event, be liable to any other Member or any of its respective Affiliates for any indirect, incidental, special or consequential damages, including, but not limited to, loss of revenue, cost of capital, loss of business reputation or opportunity whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.

12.16                      Disputes.   All claims, disputes, deadlocks and other matters in question arising out of, or relating to, this Agreement or the breach hereof  (a “Dispute”) shall be decided by arbitration in accordance with this Section 12.16 unless otherwise mutually agreed to by the parties hereto. The agreement by the parties to arbitrate pursuant to this Section 12.16 shall be enforceable under prevailing law.

(a)           Any Dispute subject to arbitration shall be immediately submitted to arbitration as herein provided, and in no event later than five (5) business days after the Dispute has occurred. If the Members have not jointly initiated arbitration within such five (5) business days, the arbitration may be initiated by a Member by giving notice to the others in accordance with Section 12.16(b) below.  The Members hereby agree that such arbitration proceeding shall be prosecuted without delay and that such proceeding shall be concluded and decision rendered thereon within thirty (30) days after the commencement thereof, it being recognized and agreed that any delay will materially and adversely affect the financial and other interests of the Company. Any arbitration under this Agreement shall take place in New York, New York under the authority of, and in accordance with the rules of, the American Arbitration Association.  The decision of the arbitrator shall be binding upon the parties. The costs and expenses of the arbitration proceedings and all legal fees, costs and expenses incurred in connection with any dispute under this Agreement prior to arbitration shall be paid by the non prevailing party or as otherwise equitably apportioned by the arbitrator.

(b)           Written notice of demand (the “Demand Notice”) to arbitrate by any party to this Agreement shall be given to the other party and simultaneously filed with the American Arbitration Association. The Demand Notice shall be given within a reasonable time after the Dispute in question has arisen and in no event shall such Demand Notice be given after the date when institution of legal or equitable proceedings based on such Dispute shall be barred by the applicable statute of limitations.

(c)           All claims related to or dependent upon each other and in existence at the time any matter is brought to arbitration shall be presented to and heard by the arbitrators even though the parties are not the same, unless a specific contract prohibits such consolidation.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

Concord Associates, L.P.

By: Convention Hotels, LLC, its General Partner

By:
	Name:	Louis R. Cappelli
	Title:	Managing Member

Empire Resorts, Inc.

By:
	Name:	David P. Hanlon
	Title:	President and Chief Executive Officer

Appendix B

EMPIRE RESORTS, INC.

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

1.           Purpose of the Plan.

This 2005 Equity Incentive Plan (the “Plan”) is intended as an incentive to retain in the employ of and as directors, consultants and advisors to EMPIRE RESORTS, INC., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”  Stock granted pursuant to the Plan is hereinafter referred to as “Restricted Stock.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.           Administration of the Plan.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), which shall consist of three or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code) serving at the pleasure of the Board.  The Committee, subject to Sections 3, 5, 6, 7 and 8 hereof, shall have full power and authority to designate recipients of Options and grantees of stock appreciation rights (“Stock Appreciation Rights”), Restricted Stock and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.  The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan, all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives grants under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives grants under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives grants.  The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock (as hereinafter defined) does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           Designation of Participants.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) and grantees of Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees” and, collectively with the Optionees, the “Participants”) shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Participants, and in determining the number of shares to be covered by each Option granted to Optionees or Stock Appreciation Rights, Restricted Stock or Equity Incentives grants, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential.  An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.  A Grantee who has been granted Stock Appreciation Rights, Restricted Stock or Equity Incentives hereunder may be granted additional Stock Appreciation Rights, Restricted Stock or Equity Incentives, if the Committee shall so determine.

4.           Stock Reserved for the Plan.

Subject to adjustment as provided in Section 11 hereof, a total of 3,500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), shall be subject to the Plan which may be allocated, at the discretion of the Company, between Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives grants.  The maximum number of shares of Stock that may be subject to Options or Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed 2,500,000 (subject to adjustment pursuant to Section 11 hereof) and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives grants at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option, Stock Appreciation Right, Restricted Stock or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future grants under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

a.           Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant.  The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than the Fair Market Value of such share of Stock on the date the Option is granted; provided, however, that if an option granted to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value (as such term is defined below) of such share of Stock on the date the Option is granted.  The exercise price for each Option shall be subject to adjustment as provided in Section 11 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.  Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

b.           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

c.           Exercisability.  Except as may be provided in Section 11, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

d.           Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a  disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option.  An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

e.           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

f.           Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two year period commencing on the day after the date of the grant of such Incentive Option or within a one year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.           Terms and Conditions of Stock Appreciation Rights

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee. Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.           Terms and Conditions of Restricted Stock

a.           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

b.           Restricted Stock Agreement. The Committee may require, as a condition to the grant of Restricted Stock, that a Grantee enter into a Restricted Stock agreement, setting forth the terms and conditions of the grant.  In lieu of a Restricted Stock Agreement, the Committee may provide the terms and conditions of a grant in a notice to the Grantee of the grant, on the stock certificate representing the Restricted Stock, in the resolution approving the grant, or in such other manner as it deems appropriate.

c.           Transferability. Except as otherwise provided in this Section 7, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period").

During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

d.           Removal of Restrictions. Except as otherwise provided in this Section 7 and Section 17, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Grantee upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Grantee.

e.           Voting Rights; Dividends and Other Distributions. During the Restricted Period, Grantees holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Grantees with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

f.           Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

8.           Other Equity Incentives or Stock Based Awards.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.           Change of Control.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting of Restricted Stock and the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

i.           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

ii.           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

iii.           the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

iv.           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 9, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

10.           Term of Plan.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on or after May 23, 2015, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

11.           Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event.  The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Furthermore, the adjustments described above shall be made in a manner consistent with Sections 162(m) and 409A of the Code.  Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

12.           Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is  acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

13.           Taxes.

a.           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

b.           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

c.           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

14.           Public Offering.

As a condition of Participation in this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters.  The Participants’ obligations under this Section 14 shall apply to any Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Stock may be exchanged or into which Stock may be converted.

15.           Effective Date of Plan.

The Plan shall be effective on May 23, 2005, provided however that the Plan shall subsequently be approved by majority vote of the Company’s stockholders not later than May 22, 2006.

16.           Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option theretofore granted or any Stock Appreciation Right, Restricted Stock or Equity Incentive grant without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company, would:

a.           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 11;

b.           materially increase the benefits accruing to the Participants under the Plan;

c.           materially modify the requirements as to eligibility for participation in the Plan;

d.           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or

e.           extend the term of any Option beyond that provided for in Section 10.

The Committee may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive grant theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent.  The Committee may also substitute new Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives for previously granted Options, Stock Appreciation Rights, Restricted Stock or Equity Incentive, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

Notwithstanding the foregoing, it is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an award hereunder may be amended from time to time (without the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

17.           Government Regulations.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options Stock, Appreciation Rights, Restricted Stock or Equity Incentives, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

18.           General Provisions.

a.           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

b.           Employment Matters.  The adoption of the Plan shall not confer upon any Participant of the Company or any Subsidiary any right to continued employment or, in the case of an Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

c.           Limitation of Liability.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the  Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

d.           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

e.           Non-transferability of Options.  Options and Stock Appreciation Rights are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled  thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

f.           No rights as a Stockholder. No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

g.           Termination by Death.  Unless otherwise determined by the Committee at grant or at the time of such termination, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

h.           Termination by Reason of Disability.  Unless otherwise determined by the Committee at grant or at the time of such termination, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 30-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

i.           Termination by Reason of Retirement.  Unless otherwise determined by the Committee at grant or at the time of such termination, if any Optionee or Grantee’s  employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option and Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 30-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i) “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

j.           Other Termination.  Unless otherwise determined by the Committee at grant or at the time of such termination, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee).  The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

EMPIRE RESORTS, INC.

May 19, 2008

EMPIRE RESORTS, INC.
701 N. Green Valley Parkway, Suite 200
Henderson, NV 89074
_________________

This Proxy is Solicited on Behalf of the Board of Directors
_____________________

The undersigned hereby appoints David P. Hanlon, John Sharpe and Ronald J. Radcliffe as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of Common Stock of Empire Resorts, Inc. (the “Company”) held of record by the undersigned on [__] [__], 2008 at the Annual Meeting of Stockholders to be held on [__] [__], 2008 or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4. Please specify your vote by checking the box to the left of your choice for the proposals below.

1.
To consider and to vote on a proposal to approve the contribution of the Company’s gaming and racing licenses and operations at Monticello Gaming and Raceway to a limited liability company to be formed with Concord Associates, L.P. (“Concord”) pursuant to the Agreement to Form Limited Liability Company and Contribution Agreement, dated as of February 8, 2008, between the Company and Concord.

G FOR                      G AGAINST                                G ABSTAIN

2.	To elect the following individuals as Class II directors to the Board of Directors of the Company:

David P. Hanlon	G FOR	G WITHHOLD
Richard L. Robbins	G FOR	G WITHHOLD
Ken Dreifach	G FOR	G WITHHOLD

3.
To approve the amendment of the Company’s 2005 Equity Incentive Plan to allow for the grant of stock appreciation rights and other equity incentives or stock or stock based awards, including, but not limited to, restricted stock units.

G FOR                      G AGAINST                                G ABSTAIN

4.
To approve adjournment of the Annual Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual Meeting to establish a quorum or to approve the preceding proposals.

G FOR                      G AGAINST                                G ABSTAIN

5.	In their discretion, the Proxies are authorized to transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Dated:                     , 2008